This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, lawyer or other professional advisor. This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. If you have questions, you may contact Mr. Kevin Barnes, VP Finance and Administration & Treasurer by telephone (416) 368-9411, or by email to kb@poet-technologies.com.

POET Technologies

POET TECHNOLOGIES INC.

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

JUNE 30, 2023

DATED AS OF MAY 25, 2023

The board of directors of POET Technologies Inc. is unanimously recommending that holders of common shares of POET Technologies Inc. vote **FOR** (a) the Director Number Resolution (as defined in this management information circular); (b) the election of directors of POET Technologies Inc. for the coming year; (c) Omnibus Plan Resolution (as defined in this management information circular); (d) Option Migration Resolution (as defined in this management information circular); (e) Option Plan Resolution (as defined in this management information circular); (f) By-Law Resolution (as defined in this management information circular) and (g) the appointment of Marcum LLP as POET Technologies Inc.'s auditors and authorizing the directors to fix their remuneration.

MESSAGE TO SHAREHOLDERS

POET Technologies Inc. (the "**Corporation**" or "**POET**") is pleased to invite you to join us at our Annual and Special Meeting (the "**Meeting**") of holders of common shares (the "**Shares**") of the Corporation (the "**Shareholders**"). The Meeting will be held via a virtual on-line platform at 1:00 p.m. (EDT) on June 30, 2023.

Holding a virtual meeting enables all Shareholders, regardless of geographic location and Share ownership, to have an equal opportunity to participate at the Meeting. **Shareholders will not be able to attend the Meeting in person**. Instead, registered Shareholders and duly appointed proxyholders will be able to virtually attend, participate and vote at the Meeting online using the virtual LUMI platform. At the Meeting, you will have the opportunity to ask questions in real time and vote on Meeting matters. The accompanying management information circular (the "**Circular**") contains important information and detailed instructions about how to participate and vote on business to be transacted at the Meeting. The Corporation views the use of technology-enhanced shareholder communications as a method to making the Meeting more accessible and permitting a broader base of Shareholders to participate in the Meeting. The Corporation is not aware of any items of business to be brought before the Meeting other than those described in the Meeting materials.

Registered Shareholders as of the record date of May 15, 2023 can exercise their right to vote on the business before the Meeting by either attending online or by completing and submitting a proxy. Instructions on how to vote by proxy are included in the accompanying Circular. To ensure that your vote is recorded, please return the enclosed form of proxy in the envelope provided, properly completed and duly signed, to the Corporation's transfer agent and registrar, Computershare Investor Services Inc., prior to 1:00 p.m. (EDT) on June 28, 2023 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays in the Province of Ontario, prior to the time of the adjournment or postponement.

Non-Registered Shareholders, including those who hold Shares in the name of a bank, trust company, securities dealer or broker, or other intermediary, will receive a voting instruction form that contains voting instructions. The voting instruction form includes detailed instructions on how to complete the form, where to return it and the deadline for returning it, which may be earlier than the deadline for Registered Shareholders. It is important that you read and follow the instructions on the voting instruction form in order to have your vote count. If you are unsure about anything in such voting instructions, contact your bank, trust company, securities dealer or broker, or other intermediary through which you hold your Shares.

If you have questions or need assistance with the completion and delivery of your proxy, you may contact the Computershare Investor Services Inc. at 1-800-564-6253 (toll free North America) or 1-514-982-7555 (international).

I look forward to your attendance at the Meeting.

Sincerely,

(signed) "Suresh Venkatesan"

Suresh Venkatesan, PhD
Chief Executive Officer

POET TECHNOLOGIES INC.
120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2
Telephone: 416-368-9411

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the "**Meeting**") of holders of common shares (the "**Shareholders**") of POET Technologies Inc. (the "**Corporation**") will be held virtually at 1:00 p.m. (EDT) on June 30, 2023 for the following purposes:

(1) to receive the audited consolidated financial statements of the Corporation for the financial year ended December 31, 2022 together with the auditor's report thereon;

(2) to consider, and if deemed appropriate, pass a special resolution to authorize the board of directors (the "**Board**") to set the number of directors from time to time within the minimum and maximum number of directors set forth in the articles of the Corporation, in accordance with Section 125(3) of the *Business Corporations Act* (Ontario);

(3) to elect the directors of the Corporation for the coming year;

(4) to consider and, if deemed appropriate, pass an ordinary resolution, the full text of which is set forth in the accompanying management information circular (the "**Circular**"), approving an omnibus equity incentive plan (the "**Omnibus Plan**") in the form attached as Appendix "C" to the Circular (the "**Omnibus Plan Resolution**");

(5) conditional upon the approval of the Omnibus Plan Resolution, to consider and, if deemed appropriate, pass an ordinary resolution, the full text of which is set forth in the Circular, approving the migration of the outstanding stock options of the Corporation to be governed under the Omnibus Plan;

(6) in the event the Omnibus Plan Resolution is not approved, to consider and, if deemed appropriate, pass an ordinary resolution, the full text of which is set forth in the Circular, approving the Corporation's fixed 20% stock option plan with amendments thereto, as more particularly described in the Circular;

(7) to consider and, if deemed appropriate, pass an ordinary resolution to confirm the adoption of the Amended and Restated By-Law No. 1 of the Corporation, as more particularly described in the Circular;

(8) to appoint Marcum LLP as the auditors of the Corporation and to authorize the directors to fix their remuneration; and

(9) to transact such further or other business as may properly come before the Meeting or any adjournments thereof.

The accompanying Circular provides important and detailed information relating to the matters to be dealt with at the Meeting and forms part of this notice. Shareholders are encouraged to express their vote in advance by completing the form of proxy or voting instruction form provided to them.

Registered Shareholders as of the record date of May 15, 2023 may exercise their right to vote by completing and submitting the form of proxy provided to you. To be effective, the proxy must be received by the Corporation's transfer agent and registrar, Computershare Investor Services Inc. ("**Computershare**"), prior to 1:00 p.m. (EDT) on June 28, 2023 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays in the Province of Ontario, prior to the time of the adjournment or postponement. Registered Shareholders may also vote their Shares by attending the virtual Meeting. Detailed instructions on how to complete and return proxies are provided in the accompanying Circular.

Non-registered Shareholders, including those who hold Shares in the name of a bank, trust company, securities dealer or broker, or other intermediary, should receive a voting instruction form that contains voting instructions. The voting instruction form includes detailed instructions on how to complete the form, where to return it and the deadline for returning it, which may be earlier than the deadline for Registered Shareholders. If you are unsure about anything in such voting instructions, contact your intermediary through which you hold your Shares. Shareholders may also vote their Shares online using the procedures described in the form of proxy or voting instruction form, as applicable.

It is important that you read and follow the instructions on how to vote by proxy included in the accompanying Circular or the instructions on your voting instruction form (the "**VIF**") in order to have your vote count. The voting rights attached to the Shares represented by proxy will be voted in accordance with the instructions indicated thereon. If no instructions are given, the voting rights attached to such Shares will be voted **FOR**: (a) the Director Number Resolution (as defined in the Circular); (b) the election of directors of the Corporation for the coming year; (c) Omnibus Plan Resolution (as defined in the Circular); (d) Option Migration Resolution (as defined in the Circular); (e) Option Plan Resolution (as defined in the Circular); (f) By-Law Resolution (as defined in the Circular) and (g) the appointment of Marcum LLP as the Corporation's auditors and authorizing the directors to fix their remuneration.

For additional inquiries, you may contact the Corporation at 416-368-9411.

Dated this 25th day of May 2023.

By Order of the Board of Directors

(signed) "Thomas R. Mika"

Thomas R. Mika
Secretary

TABLE OF CONTENTS

POET TECHNOLOGIES INC.
120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2
Telephone: 416-368-9411

MANAGEMENT INFORMATION CIRCULAR

(As at May 15, 2023 except as indicated)

POET Technologies Inc. (the "**Corporation**") is providing this management information circular (the "**Circular**") in connection with the solicitation of proxies by the management ("**Management**") of the Corporation for use at the annual and special meeting (the "**Meeting**") of the Shareholders of the Corporation to be held virtually at 1:00 p.m. (EDT) on June 30, 2023 and for the purposes set forth in the Notice of Annual and Special Meeting. It is expected that the solicitation of proxies will be primarily by "Notice and Access" to electronic materials available on the Internet or by mail; however, proxies may also be solicited by directors, officers and certain employees of the Corporation, without receiving special compensation, by telephone, facsimile or by other personal contact. The cost of solicitation of proxies by Management will be borne by the Corporation.

The Corporation may pay the reasonable costs incurred by persons who are Shareholders but not the beneficial owners of common shares of the Corporation ("**Shares**") (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the Notice of Annual and Special Meeting, the Circular, the form of proxy (the "**Proxy**") and/or the voting instruction form (the "**VIF**") to the beneficial owners. However, any such payments must be pre-approved by the Corporation. The Corporation will furnish to such persons, upon request to the Secretary of the Corporation, and without additional cost, additional copies of the Notice of Annual and Special Meeting, the Circular, and the Proxy and/or the VIF.

VIRTUAL MEETING

The Meeting will be conducted via live audio webcast online at https://web.lumiagm.com/483012857. Shareholders will have an equal opportunity to attend, ask questions and vote at the Meeting online regardless of their geographic location. Inside this document, you will find important information and instructions about how to participate at the Meeting online.

Attending and Voting Virtually at the Meeting

Registered Shareholders and duly appointed and registered proxyholders may attend the Meeting online using an Internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. You will also need to have the latest version of Chrome, Safari, Edge or Firefox. Please do not use Internet Explorer. As internal network security protocols, such as firewalls or VPN connections may block access to the LUMI meeting platform, please ensure that you use a network that is not restricted by the security settings of your organization or that you have disabled your VPN settings. Shareholders and duly appointed proxyholders attending the Meeting online must remain connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is the Shareholder's and duly appointed proxyholder's responsibility to ensure that they remain connected for the duration of the Meeting. Registered Shareholders and duly appointed proxyholders wishing to attend the Meeting online should allow ample time to check in. Online check-in will begin at 12:00 p.m., one hour prior to the commencement of the Meeting on June 30, 2023, at 1:00 p.m. (EDT).

Below are some frequently asked questions regarding the virtual format for the Meeting.

How can I participate and vote in the annual and special meeting?

1. Log in at https://web.lumiagm.com/483012857 at least 15 minutes before the meeting starts
2. Click on "I have a login"
3. Enter your 15-digit control number found on your proxy form
4. Enter the password: poet2023 (case sensitive)
5. Vote when the Chair opens the electronic ballot

We encourage you to submit your vote in advance by going to www.investorvote.com and enter your 15-digit control number on your proxy, by facsimile to 416-263-9524 or toll free at 1-866-249-7775, or by mail to Computershare Investor Services Inc. 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

Shareholders who wish to appoint a third-party proxyholder to represent them at the online meeting **must submit their proxy or VIF (as applicable) prior to registering their proxyholder. Registering the proxyholder is an additional step once a shareholder has submitted their proxy/VIF. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving a username to participate in the meeting.** To register a proxyholder, shareholders MUST visit https://www.computershare.com/poet by 1:00 p.m. (EDT) on June 28, 2023 and provide Computershare with their proxyholder's contact information, so that Computershare may provide the proxyholder with a username via email.

When can I join the annual and special meeting online?
Online check-in will begin at 12:00 p.m. We recommend that Shareholders log into the meeting platform 15 to 20 minutes prior to the start of the meeting. The meeting will begin promptly at 1:00 p.m. (EDT) on June 30, 2023.

How can I ask questions?
While logged in for the meeting you will be able to submit questions online by clicking on the **Submit Questions** button. Management will make an effort to address as many questions as possible.

What if I misplaced my 15 - digit control number?
Proxy cut-off is 1:00 p.m. (EDT) on June 28, 2023. Shareholders who have misplaced their control number and wish to vote are advised to contact Computershare as early as possible. Please contact Computershare at service@computershare.com or by telephone at 1-800-564-6253 (toll free North America) or 1-514-982-7555 (international) by 1:00 p.m. (EDT) on June 28, 2023 to get your control number. If you are unable to contact Computershare we have made arrangements to provide a live audio webcast of the Meeting. We will post details on how you may hear the webcast on our website at www.poet-technologies.com and in a media release before the Meeting. You will not be able to vote your shares or submit your questions during the Meeting.

FORWARD-LOOKING INFORMATION

This Circular contains forward-looking statements and information within the meaning of U.S. and Canadian securities laws. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, "continues", "with a view to", "is designed to", "pending", "predict", "potential", "plans", "expects", "anticipates", "believes", "intends", "estimates", "projects", and similar expressions or variations thereon, or statements that events, conditions or results "can", "might", "will", "shall", "may", "must", "would", "could", or "should" occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements and information are based on Management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements and information in this Circular as a result of various risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of the Corporation, including without limitation:

- we have a history of large operating losses;
- we have formed a joint venture in China in which we are an investor;
- we have signed a joint venture agreement and expect to sign additional agreements related to the joint venture;

- our expectations for the potential revenues of the joint venture;
- our possible need for additional financing, which may not be available on acceptable terms or at all;
- our need to generate cash to support our operations;
- the possibility that we will not be able to compete in the highly competitive photonics market;
- the dependence of our strategy and operations on the success of the optical interposer platform;
- the risk that our objectives will not be met within the timelines we expect or at all;
- the expectations and risks related to our research and development activities;
- the risks associated with the performance of our sub-contractors;
- the risks associated with successfully protecting patents and trademarks and other intellectual property;
- the need to control costs and the possibility of unanticipated expenses;
- the risk that the price of our common stock will be volatile;
- the risk that Shareholders' interests will be diluted through future stock offerings, option and warrant exercises; and
- other risks and uncertainties described in our public filings or in "*Key Business Risks and Uncertainties*" herein.

For all of the reasons set forth above, investors should not place undue reliance on forward-looking statements. Other than any obligation to disclose material information under applicable securities laws or otherwise as maybe required by law, we undertake no obligation to revise or update any forward-looking statements after the date hereof.

PROXY MATTERS

Mailing Of Proxy and Other Materials

Notice and Access

In accordance with the Notice and Access rules adopted by the Ontario Securities Commission under National Instrument 54-101 – *Communications with Beneficial Owners of Securities of a Reporting Issuer*, the Corporation is sending its proxy-related materials (the "**Proxy Materials**") to Shareholders using the Notice and Access method. Instead of receiving this Circular, Shareholders will receive a Notice of Meeting with the proxy or voting instruction form, as the case may be, along with instructions on how to access the Meeting materials online. The Corporation will send the Notice of Meeting and proxy form directly to registered Shareholders. The Corporation will pay for intermediaries to deliver the Notice of Meeting, voting instruction form and other Meeting materials requested by non-registered Shareholders.

Shareholders may access or download the Proxy Materials from the Corporation's website at https://poet-technologies.com/agm/agm2023.html or may also access them from SEDAR at www.sedar.com under the Corporation's issuer profile. The Corporation believes that this delivery method will expedite the receipt of the Proxy Materials by Shareholders, reduce its printing and mailing expenses and reduce the environmental impact of disposing of the Proxy Materials after they are no longer useful. The Corporation will not be using stratification as it relates to Notice-and-Access.

Registered holders or beneficial owners may request paper copies of the Notice and Circular booklet be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the Proxy Materials are posted on the Corporation's website. Prior to the Meeting, Shareholders may contact the Corporation's transfer agent to request a paper copy of the Proxy Materials by calling 1-866-962-0498 (North America Toll Free) or 514-982-8716 (Direct Outside of North America). In order for the Proxy Materials to be received in a timely manner prior to the Meeting, you must make such request by June 20, 2023. You may still obtain paper copies of the Proxy Materials after the Meeting date by contacting the Corporation at 416-368-9411 as outlined above. If you have questions concerning Notice and Access, please contact the Secretary of the Corporation, by telephone at 416-368-9411 or by e-mail at agm@poet-technologies.com.

The purpose of the Proxy and/or VIF mailed to Shareholders is to designate persons who will vote the Proxy on a Shareholder's behalf in accordance with the instructions given by the Shareholder in the Proxy or VIF.

Voting Process – Registered Shareholders

Appointment of Proxies

The persons named in the Proxy are officers and/or directors of the Corporation (the "**Management Proxyholders**"). **A registered Shareholder (a "Registered Shareholder") can appoint a person other than the Management Proxyholders, who need not be a Shareholder, to represent him or her at the Meeting by inserting such person's name in the blank space provided in the Proxy or by completing another form of proxy.**

A Registered Shareholder appointing a proxyholder may indicate the manner in which the appointed proxyholder can vote with respect to any specific item by checking the space opposite the item on the Proxy. If the Shareholder giving the Proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item should be left blank. The Shares represented by the Proxy submitted by a Shareholder will be voted or withheld from voting in accordance with the directions, if any, given in the Proxy.

If a Shareholder does not specify a choice and the Shareholder has appointed one of the Management Proxyholders as proxyholder, the Management Proxyholders will vote in favour of the matters specified in the Notice of Meeting and in favour of all other matters proposed by Management at the Meeting.

Voting Shares by Proxy

Registered Shareholders at the close of business on May 15, 2023 may vote their proxies as follows:

Internet voting: Go to the website indicated on the Proxy (http://www.investorvote.com) and follow the instructions on the screen. To appoint a proxyholder, other than Management Proxyholders, to represent you at the Meeting, inserting such person's name in the blank space provided on the online Proxy. Then complete your voting instructions and submit the form. The time and date submitted will automatically be recorded.

Voting by mail or fax: Complete the Proxy in a legible manner. To appoint a proxyholder, other than the Management Proxyholders, to represent you at the Meeting, insert such person's name in the blank space provided in the Proxy. Complete your voting instructions by checking the appropriate boxes on the Proxy, date and sign the form. You may either send the completed Proxy to Computershare by mail or by fax. Do **not** send by both methods. The address is 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 and the fax number is (416) 263-9524 or toll free at 1 (866) 249-7775.

Deadline for Receipt of Proxies

The deadline for receiving duly completed and executed forms of proxy or submitting a proxy by fax or over the Internet is 1:00 p.m. (EDT) on June 28, 2023, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting. If you are a registered shareholder, you should note that if you participate and vote on any matter at the virtual meeting you will revoke any previously submitted proxy. Notwithstanding the foregoing, the Chair of the Meeting has the sole discretion to accept proxies received after such deadline but is under no obligation to do so.

Revocation of Proxies

A Proxy submitted pursuant to this solicitation may be revoked at any time prior to its use. A Shareholder who has given a proxy may revoke the Proxy by:

(a) completing, signing and dating a Proxy bearing a later date and depositing it with Computershare by mail or by fax;

(b) depositing an instrument in writing executed by the Shareholder or the Shareholder's attorney duly authorized in writing or, if the Shareholder is a body corporate, under its corporate seal or by a duly authorized officer or attorney either with (i) Computershare at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) or postponement(s) thereof, or (ii) the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponement(s) thereof; and

(c) in any manner permitted by law.

A revocation of Proxy does not affect any matter on which a vote has been taken before the revocation.

If you are a registered Shareholder, you should note that if you participate and vote on any matter at the virtual Meeting, you will revoke any previously submitted proxy.

Exercise of Discretion by Proxies

The persons named in the enclosed Proxy will vote the Shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. In the absence of such direction, the relevant Shares will be voted in favour of the passing of all the resolutions described below.

The enclosed Proxy confers discretionary authority on the persons named in the Proxy with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, Management knows of no such amendments, variations or other matters to come before the Meeting. However, if amendments or variations to any other matters which are not now known to Management should properly come before the Meeting, the Proxy will be voted on such matters in accordance with the best judgment of the named proxyholder.

Voting Process – Non-Registered Shareholders

Only Registered Shareholders of the Corporation or the persons they appoint as their proxyholders are permitted to vote at the Meeting. Many Shareholders of the Corporation are referred to as "non-registered" Shareholders (**"Non-Registered Shareholders"**) because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Non-Registered Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting Shares for their clients. Therefore, Non-Registered Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person or that the Shares are duly registered in their name.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Non-Registered Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own forms and voting instructions to clients, which should be carefully followed by Non-Registered Shareholders in order to ensure that their Shares are voted at the Meeting. Shares beneficially owned by a Non-Registered Shareholder are registered either:

(a) in the name of an intermediary (**"Intermediary"**) that the Non-Registered Shareholder deals with in respect of the Shares of the Corporation (Intermediaries include, amongst others, banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or

(b) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. in Canada or The Depository Trust & Clearing Corporation in the United States) of which the Intermediary is a participant.

Unless you have previously informed your Intermediary/broker that you do not wish to receive material relating to the Meeting, you should have received a Proxy or a VIF. In either case you have the right to exercise voting rights attached

to the Corporation's Shares beneficially owned by you, including the right to attend and vote the Shares directly at the Meeting, assuming that you follow the instructions contained in the said Proxy or VIF.

The documents that you receive and from whom you receive them will vary depending upon whether you are a "non-objecting beneficial owner" ("**NOBO**") residing in Canada, which means you have provided instructions to your Intermediary that you do not object to the disclosure of the beneficial ownership information about you to the Corporation, or an "objecting beneficial owner" ("**OBO**") residing in Canada, which means that you have objected to the disclosure of such beneficial ownership information about you to the Corporation, or a non-registered shareholder residing outside of Canada (the "**Other Non-Registered Shareholders**").

NOBO Shareholders

Computershare is handling the mailing to NOBO's in addition to mailing to the Registered Shareholders. All NOBO Shareholders of the Corporation will receive a VIF from Computershare.

If you are a NOBO Shareholder of the Corporation, and Computershare has sent a VIF directly to you, your name and address and information about your holdings of Shares of the Corporation have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding Shares on your behalf. By choosing to send the VIF to you directly, the Corporation has assumed responsibility for (i) delivering the VIF to you, and (ii) executing your proper voting instructions.

Therefore, a NOBO Shareholder of the Corporation can vote the Shares represented by his or her VIF in a similar manner as Registered Shareholders. The process to vote a VIF or to appoint a proxyholder are the same as that described under *"Voting Process – Registered Shareholders"*, except that:

(a) the form received by the Shareholder is a VIF instead of a Proxy; and

(b) a NOBO Shareholder cannot attend the Meeting to vote unless, at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting, the NOBO Shareholder appoints himself or herself as a proxyholder according to the instructions provided on the VIF and registers with the scrutineer upon arriving at the Meeting.

OBO Shareholders

In accordance with applicable securities law requirements, the Corporation will, upon request, distribute copies of the Proxy Materials to the clearing agencies and Intermediaries for distribution to OBO Shareholders and to the Other Non-Registered Shareholders. Management of the Corporation does not intend to pay for intermediaries to forward materials to OBO Shareholders. Intermediaries are required to forward the Proxy Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Proxy Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Proxy Materials will either:

(a) be given a VIF which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow. Typically, this VIF will consist of a one-page pre-printed form; or

(b) be given a Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Shares beneficially owned by the OBO Shareholder, but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the Proxy, the signature of the OBO Shareholder is not required when submitting the Proxy.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Shares of the Corporation that they beneficially own. Since only Registered Shareholders and their proxyholders may

attend and vote at the Meeting, if a Non-Registered Shareholder attends the Meeting, the Corporation will have no record of the Non-Registered Shareholder's shareholding or of his/her or its entitlement to vote unless the Non-Registered Shareholder's nominee has appointed the Non-Registered Shareholder as proxyholder. Therefore, a Non-Registered Shareholder who receives one of the above forms and wishes to vote at the Meeting (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should insert the Non-Registered Shareholder's name or such other person's name in the blank space provided, and depending on the design of the VIF, may need to strike out the names of the Management Proxyholders listed therein. The voting instructions given to the Non-Registered Shareholder may provide for voting by telephone, on the Internet, by mail or by fax. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the Proxy or VIF is to be delivered.

A Non-Registered Shareholder who has submitted a Proxy may revoke it by contacting the Intermediary through which the Non-Registered Shareholder's Shares are held and by following the instructions of the Intermediary respecting the revocation of Proxies. This procedure should be initiated sufficiently in advance of the Meeting to ensure there is sufficient time to implement your instructions.

In all cases it is important that the Proxy or VIF be received by the Intermediary or its agent sufficiently in advance of the deadline set forth in the Notice of Meeting to enable the Intermediary or its agent to provide voting instructions on your behalf before the deadline.

Failing to follow the proper voting instructions described in the VIF may invalidate your vote and/or not allow you attend and vote at the Meeting.

Notice for US Beneficial Shareholders

To attend and vote at the virtual Meeting, you must first obtain a valid legal Proxy from your intermediary and then register in advance to attend the Meeting. Follow the instructions from your intermediary included with these proxy materials or contact your intermediary to request a legal Proxy form. After first obtaining a valid legal Proxy from your intermediary, to then register to attend the virtual Meeting, you must submit a copy of your legal Proxy to Computershare and by email to USlegalproxy@computershare.com. Requests for registration should be directed to:

Computershare
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1

and

Email at: USlegalproxy@computershare.com

Requests for registration must be labeled as "Legal Proxy" and be received no later than **1:00 p.m. (EDT) on** June 28, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the virtual Meeting and vote your Shares at https://web.lumiagm.com/483012857 during the Meeting. Please note that you are required to register your appointment at http://www.computershare.com/poet. If you have complied with the steps described above within the required timeframe then, prior to the Meeting, Computershare will contact you via email with a unique username which, along with the password "poet2023" (case sensitive), will allow you to log in to the live webcast and vote at the Meeting using the LUMI meeting platform. Without a username, you will not be able to ask questions or vote at the Meeting.

Voting Shares and Principal Holders Thereof

The Corporation is authorized to issue unlimited Shares without par value, of which 39,977,316 shares are issued and outstanding as of May 15, 2023. The Corporation has fixed the close of business on May 15, 2023 as the record date (the "**Record Date**") for the purpose of determining Shareholders entitled to receive notice of and vote at the Meeting. In accordance with the provisions of the *Business Corporations Act* (Ontario), the Corporation has prepared a list of Shareholders on the Record Date. Each Shareholder is entitled to one vote for each Share held in respect to each matter to be voted at the Meeting. Only Shareholders of record on the Record Date are entitled to vote at the Meeting.

To the knowledge of the directors and officers of the Corporation, no person beneficially owns, directly or indirectly, or controls or directs Shares carrying 10% or more of the voting rights attached to all Shares of the Corporation.

Indebtedness of Directors and Executive Officers

No director, executive officer, or employee of the Corporation or any of its subsidiaries, former director, executive officer, or employee of the Corporation or any of its subsidiaries, proposed nominee for election as director of the Corporation, or any associate of any of the foregoing, (i) has been or is indebted to the Corporation or any of its subsidiaries, at any time during its most recently completed financial year, or (ii) has had any indebtedness to another entity at any time during its most recently completed financial year which has been the subject of a guarantee, support agreement, letter of credit, or other similar arrangement provided by the Corporation or any of its subsidiaries.

Interest of Certain Persons in Matters to be Acted Upon

Except as set out herein, no person who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation's last financial year, no proposed nominee of Management of the Corporation for election as a director of the Corporation and no associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than the election of directors.

Interest of Informed Persons in Material Transactions

No informed person or proposed director of the Corporation and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation's most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Corporation or any of its subsidiaries, except for stock option grants and the Corporation's convertible debentures.

MATTERS TO BE ACTED UPON AT THE MEETING

1. <u>Presentation of the Corporation's Financials And Report of the Auditors</u>

The audited consolidated financial statements of the Corporation for the financial year ended December 31, 2022 together with the auditor's report thereon as well as the unaudited condensed consolidated financial statements for the three ended March 31, 2023 shall be presented at the Meeting.

2. <u>Director Number Resolution</u>

The Corporation's articles currently provides for a minimum of 1 to a maximum of 10 directors. Pursuant to section 125(3) of the *Business Corporations Act* (Ontario) (the "**OBCA**"), if the articles of a company provide for a minimum and maximum number of directors, the directors may, if a special resolution of shareholders so provide, fix the number of directors to be elected at an annual meeting.

In addition, section 124(2) of the OBCA also provides that where a special resolution empowers directors to fix the number of directors in accordance with section 125(3) of the OBCA, the directors may appoint one or more additional directors between annual meetings, to hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that the total number of directors following such appointment may not exceed one and one-third of the number of directors elected at the previous annual meeting of shareholders.

From time to time, the board of directors of the Corporation (the "**Board**") identifies an individual who could make a valuable contribution to the Corporation as a director. Following the Meeting, the Board wishes to have the ability to invite such an individual to join the Board between Shareholders' meetings, without the need to create a vacancy, as this may restrict the Corporation's ability to enhance the Board at the earliest opportunity.

At the Meeting, Shareholders will be asked to consider and if deemed appropriate, approve a special resolution allowing the Board to fix the number of directors from time to time and to appoint additional directors between annual meetings as permitted by the OBCA (the "**Director Number Resolution**").

The text of the Director Number Resolution is as follows:

> "**BE IT RESOLVED** as a special resolution of the Shareholders of the POET Technologies Inc. (the "**Corporation**") that:
>
> 1. The board of directors of the Corporation be, and hereby is, authorized and empowered to determine by resolution from time to time the number of directors of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation.
>
> 2. Any one director or officer of the Corporation be, and hereby is, authorized, for and on behalf and in the name of the Corporation, to execute or cause to be executed, under the corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing."

Recommendation of the Board

The Board unanimously recommends that Shareholders vote **<u>FOR</u>** the Director Number Resolution. **Unless otherwise instructed, the Proxies given pursuant to this solicitation will be voted FOR setting the Director Number Resolution.**

3. Election of Directors

The directors of the Corporation are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. At the Meeting, Shareholders will be asked to elect seven directors to the Board. The persons named in the enclosed form of proxy intend to cast the votes to which the Shares represented by such proxy are entitled for the director nominees whose names are set forth below, unless the Shareholder who has given such proxy has directed that the Shares be otherwise voted or withheld from voting in respect of the election of directors. Management does not contemplate that any of the proposed nominees will be unable to serve as a director, but if that should occur for any reason at or prior to the Meeting or any adjournment thereof, the persons named in the form of proxy have the right to vote for the election of the remaining nominees and may vote for the election of a substitute nominee in their discretion.

The following table sets out the name of each of the nominees proposed to be nominated for election as a director, all positions and offices in the Corporation held by each of them, the principal occupation or employment of each of them for the past five years, the year in which each was first elected as a director of the Corporation (where applicable) and the approximate number of Shares that each has advised are beneficially owned (directly or indirectly) or subject to his or her control or direction.

Name, Jurisdiction of Residence and Position	Principal Occupation or employment and, if not a previously elected Director, occupation during the past 5 years	Date First Elected or Appointed as a Director	Number of Shares beneficially owned, directly or indirectly, or controlled or directed(5)
Glen Riley(2)(3)(4) Hood River, OR, USA	Retired General Manager/VP from Qorvo/TriQuint since 2017	December 7, 2020	18,163
Jean-Louis Malinge Paris, France (1)(4)	Partner with ARCH Venture Partners	September 5, 2017	17,500
Chris Tsiofas (1)(2) Toronto, ON, Canada	Principal with MTN CPA Professional Corporation	August 21, 2012	42,500
Suresh Venkatesan(4) Los Gatos, CA, U.S.A.	CEO of the Corporation since June 11, 2015, Executive Chairman of the Board since November 6, 2019.	June 12, 2015	47,500
Michal Lipson(3)(4) New York, NY, U.S.A.	Professor of Electrical Engineering and Applied Physics, Columbia University	October 14, 2022	—
Peter Dominic Charbonneau (1)(3)(5) Ottawa, ON, Canada	Independent Director	March 27, 2018	50,000
Theresa Lan Ende(2)(4) Los Gatos, CA, U.S.A.	Chief Procurement Director, Arista Networks	October 14, 2022	—

Notes:

(1) Current members of the Audit Committee. Mr. Tsiofas is the chair of the Audit Committee.
(2) Current members of the Compensation Committee. Mr. Riley is the chair of the Compensation Committee.
(3) Current members of the Corporate Governance and Nominating Committee. Mr. Charbonneau is the chair of the Corporate Governance and Nominating Committee.
(4) Current members of the Ad Hoc Strategy Committee. Mr. Suresh Venkatesan is the chair of the Ad Hoc Strategy Committee.
(5) Mr. Charbonneau serves as the Lead Director.
(6) Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the Record Date, based upon information filed on System for Electronic Disclosure by Insiders ("**SEDI**") by the individual directors or furnished to the Corporation by them. Unless otherwise indicated, such shares are held directly.
(7) Mr. Tsiofas holds 2,500 Shares directly and 40,000 Shares through YVC Holding Corporation, a corporation controlled by Mr. Tsiofas.

Based on the disclosure available on the SEDI or provided by the director nominees, as of the Record Date, the director nominees as a group, beneficially owned, or exercise control or direction over, directly or indirectly, an aggregate of 175,663 Shares, representing 0.4% of the issued and outstanding Shares on a non-diluted basis.

The following briefly describes the qualification and experience of the nominees to the Board:

Glen Riley – Mr. Riley has more than 30 years' experience in leadership roles spanning both the semiconductor and optoelectronics industries. He most recently served as General Manager of the Filter Solutions Business Unit at Qorvo, where he was responsible for developing highly integrated RF modules used in flagship smartphones. Prior to the merger of RFMD and TriQuint that formed Qorvo, he held multiple leadership roles at TriQuint, including Managing Director of international headquarters in Singapore, General Manager of the GaAs foundry business, and General Manager of Optoelectronics. Riley was previously the Chief Executive Officer of Opticalis, an early-stage optoelectronics company focused on the development of high-density wavelength division multiplexing products. He also held prior roles as Vice President and General Manager of the Optoelectronic business at Agere Systems, and President of Asia-Pacific Sales and Marketing at Lucent Technologies Microelectronics Group. He graduated as valedictorian with a B.S. degree in Electrical Engineering from the School of Engineering at the University of Maine and completed the General Manager Program at Harvard Business School.

Jean-Louis Malinge - Mr. Jean-Louis Malinge recently retired as partner with ARCH Venture Partners, an early-stage venture capital firm with nearly $2 billion under management. Additionally, he is a board member of EGIDE SA, CAILabs and Aeponyx. EGIDE SA is a public French company which designs, manufactures and sells hermetic packages for the protection and interconnection of several types of electronic and photonic chips. CAIlabs is a venture-backed French innovative start-up founded in 2013 which has developed a unique spatial multiplexing platform. Aeponyx is a venture-backed Canadian innovative start-up which develops a platform combining Silicon Nitride waveguides with planar MEMS for photonics components. From 2004 to 2013 Jean-Louis was President and CEO of Kotura, a Silicon Photonics pioneer which was acquired in 2013 by Mellanox Technologies. Prior to Kotura Mr. Malinge was an executive with Corning Inc. for 15 years. Jean-Louis holds an Executive M.B.A. from MIT Sloan School in Boston, Massachusetts. He also holds an engineering degree from the Institut National des Sciences Appliquées in Rennes, France.

Chris Tsiofas – Mr. Chris Tsiofas, CA, CPA, earned a Bachelor's of Commerce Degree from the University of Toronto and is a member of the Chartered Professional Accountants of Canada and the Canadian Tax Foundation. He has been on the Board of Directors since August of 2012. He is the president of MTN Chartered Professional Accountant Professional Corporation, a public accountancy firm. He sits on various private company boards. He has also served in a principal capacity in various entrepreneurial ventures resulting in successful business combinations.

Dr. Suresh Venkatesan – Prior to joining POET in 2015 as CEO, Dr. Venkatesan was the Senior Vice President, Technology Development at GlobalFoundries and was responsible for the Corporation's Technology Research and Development. He joined GlobalFoundries in 2009, where he led the development and ramp of the 28nm node and was instrumental in the technology transfer and qualification of 14nm. In addition, he was responsible for the qualification and ramp up of multiple mainstream value-added technology nodes. Dr. Venkatesan is an industry veteran with over 22 years of experience in semiconductor technology development. Prior to joining GlobalFoundries, he held various leadership positions with Freescale Semiconductor in Austin, Texas. He holds over 25 US patents, and has co-authored over 50 technical papers. He earned a Bachelor of Technology degree in Electrical Engineering from the Indian Institute of Technology and a Master of Science and PhD degrees in Electrical Engineering from Purdue University.

Peter Dominic Charbonneau - Mr. Charbonneau was a general partner at Skypoint Capital Corporation for almost 15 years, where he was jointly responsible for the placement of $100 million of capital in early-stage telecommunications and data communication companies. Mr. Charbonneau currently serves on the board of Surgical Safety Technologies Inc. an early-stage start-up that uses clinically trained deep learning systems to perform advanced analytics on hospital data. He served on the Board of Mitel Networks Corporation, a leading global provider of cloud and on-site business communications until November 2018 when it was sold to a private equity firm. He previously served as Chairman of the Board of Trustees for the CBC Pension Board and a director on the board of the Canadian Broadcasting Corporation as well as many technology and networking companies, including March Networks Corporation, TELUS Corporation, Breconridge Corporation and Dragonwave Incorporated.

Theresa Lan Ende - Before her appointment as Chief Procurement Director of Arista Networks in 2019, Ms. Ende served for 10 years as its Senior Director of Global Supply Chain Management. Prior to Arista, she held senior positions at JDSU Optical Division and Force10 Networks. At Cisco Systems and ROLM Telecommunications, Ms. Ende held various program management and planning management positions over a 20-year period. In 2019, she was honored as one of the "Top 100 Women of Influence" by Silicon Valley Business Journal.

Dr. Michal Lipson – Professor Lipson currently serves as a Eugene Higgins Professor of Electrical Engineering and Professor of Applied Physics at Columbia University. Her research focus is on Nanophotonics and includes the investigation of novel phenomena, as well as the development of novel devices and applications. Professor Lipson pioneered critical building blocks in the field of Silicon Photonics, which today is recognized as one of the most promising directions for solving the major bottlenecks in microelectronics. She is the inventor of over 45 issued patents and has co-authored more than 250 scientific publications. In recognition of her work in Silicon Photonics, she was elected as a member of the National Academy of Sciences and the American Academy of Arts and Sciences. She was also awarded the NAS Comstock Prize in Physics, the MacArthur Fellowship, the Blavatnik Award, the Optical Society's R. W. Wood Prize, the IEEE Photonics Award, and has received an honorary degree from Trinity College, University of Dublin. In 2020, she was elected the 2021 Vice President of The Optical Society and currently serves as its President. Since 2014, every year, she has been named by Thomson Reuters as a top 1% highly cited researcher in the field of Physics.

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the company acting solely in such capacity.

To the knowledge of the Corporation, except as noted below, no proposed director:

(a) is, as at the date of the Circular, or has been, within 10 years before the date of the Circular, a director, chief executive officer ("**CEO**") or chief financial officer ("**CFO**") of any company (including the Corporation) that:

  (i) was the subject, while the proposed director was acting in the capacity as director, CEO or CFO of such company, of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days; or

  (ii) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, CEO or CFO but which resulted from an event that occurred while the proposed director was acting in the capacity as director, CEO or CFO of such company; or

(b) is, as at the date of this Circular, or has been within 10 years before the date of the Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c) has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director;

(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(e) has been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

If there are more nominees for election as directors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote **FOR** the election of the nominees set out above as directors of the Corporation. **Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the election of the nominees set out above as directors of the Corporation.**

4. Approval of Omnibus Plan

At the Meeting, Shareholders will be will be asked to consider and if deemed appropriate, approve a fixed limit omnibus incentive plan (the "**Omnibus Plan**") which provides flexibility to the Corporation to grant different forms of equity-based incentive awards to its directors, officers, employees and consultants of the Corporation or a subsidiary thereof. The Board continues to believe that equity-based compensation is an appropriate way for the Corporation to ensure that the interests of its Board, its management team and key employees are aligned with its shareholders and to attract and retain the best possible talent. The Corporation recognizes that better outcomes result from long-term incentives and that it requires an equity compensation plan with more flexibility than that currently provided under its existing stock option plan. The Omnibus Plan being proposed to the Shareholders for approval at the Meeting provides the Corporation with the choice of options ("**Options**"), share units ("**Share Units**") and deferred share units ("**DSUs**") for grant. If the Omnibus Plan is approved by the shareholders at the Meeting, the Omnibus Plan will replace the Corporation's current fixed limit stock option plan which was last approved by the shareholders of the Corporation at the Corporation's annual general and special meeting held on October 7, 2021 (the "**Existing Plan**") and all future grants of equity-based awards will be made pursuant to, or as otherwise permitted by, the Omnibus Plan, and no further awards will be made pursuant to the Existing Plan. The Omnibus Plan provides that the maximum number of Shares issuable pursuant to outstanding awards granted under the Omnibus Plan and any other share-based compensation arrangements of the Corporation (including the Existing Plan, if any) shall not exceed 20% of the issued and outstanding Shares as at date the Omnibus Plan is implemented.

In addition, if the Option Migration Resolution (as defined herein) receives the approval of Disinterested Shareholders of the Corporation, (i) all of the options granted under the Existing Plan that remain outstanding as of the date of the Meeting, will be migrated and become subject to the Omnibus Plan and such options shall be governed or deemed to be governed by the provisions of the Omnibus Plan and (ii) the Existing Plan will be terminated. In the event the Option Migration Resolution does not receive the requisite disinterested Shareholder approval, the Corporation's Existing Plan will remain in effect and will continue to govern outstanding equity-based awards that have been previously granted thereunder. If the Omnibus Plan Resolution is not approved, the Corporation does not expect to terminate and expects to continue use of the Existing Plan, in the ordinary course, subject to applicable TSXV rules.

The Board recommends that Shareholders vote in favour of the approval of the Omnibus Plan Resolution. The persons named in the form of proxy, unless expressly directed to the contrary in such form of proxy, will vote such proxies FOR the Omnibus Plan Resolution to approve the Omnibus Plan.

A summary of the key terms of the Omnibus Plan is set out below, which is qualified in its entirety by the full text of the Omnibus Plan. A copy of the Omnibus Plan is attached as Appendix "C" hereto.

Key Terms of the Omnibus Plan:

Capitalized terms used but not otherwise defined in this section shall have the meanings given to them in the Omnibus Plan.

Purpose:	The purpose of the Omnibus Plan is to permit the Corporation to grant Awards to Eligible Participants: (a) to increase the interest in the Corporation's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary; (b) to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities (c) to reward Participants for their performance of services while working for the Corporation or a Subsidiary; and (d) to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service.
Eligible Participants:	In respect of a grant of Options, any Director, Officer, Employee, Consultant or Investor Relations Service Provider of the Corporation or any of its Subsidiaries. In respect of a grant of Share Units, any Director, Officer, Employee, or Consultant of the Corporation or any of its Subsidiaries. In respect of a grant of DSUs, any Director, Officer or Employee of the Corporation or any of its Subsidiaries;
Award Types:	Options, Share Units and DSUs (each an" **Award**" and, collectively, the "**Awards**"). Share Units may have vesting criteria attached thereto that is either time-based of a "Restricted Share Unit" ("**RSU**s") type or performance-based of a "Performance Share Unit" ("**PSUs**") type, or both. All Awards are granted by an agreement or other instrument or document evidencing the Award granted under the Omnibus Plan (an "**Award Agreement**").
Share Reserve:	The maximum number of Shares of the Corporation available for issuance under the Omnibus Plan will not exceed 20% of the Corporation's Outstanding Issue as at the date of implementation of the Plan by the Corporation, less any Shares underlying Options under the Corporation's Existing Plan and any other Share Compensation Arrangement of the Corporation, if any. The share reserve will also be impacted by the "**Share Counting**" definitions as set out below.
Share Counting:	Each Share subject to a Share Unit shall be counted as reserving one Share under the Omnibus Plan, each Share subject to a DSU shall be counted as reserving one Share under the Omnibus Plan and each Share subject to an Option shall be counted as reserving one Share under the Omnibus Plan
Share Recycling:	If an outstanding Award or an option grant made under the Existing Plan ("**Existing Option**") (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, or if Shares acquired pursuant to an Award or Existing Option, as applicable, subject to forfeiture are forfeited, the Shares covered by such Award or Existing Option, if any, will again be available for issuance under the Omnibus Plan. Shares will not be deemed to have been issued pursuant to the Omnibus Plan with respect to any portion of an Award that is settled in cash.

Participation Limits:	Unless the Omnibus Plan is approved by majority of the disinterested shareholders of the Corporation, the following limits apply to the operation of the Omnibus Plan: (1) The maximum number of Shares that are issuable to Insiders, at any time pursuant to Awards granted under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement (including the Existing Plan), cannot exceed ten percent (10%) of the Corporation's total issued and outstanding Shares. (2) The maximum number of Shares that are issuable to Insiders, within any 12-month period, pursuant to Awards granted under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement (including the Existing Plan), cannot exceed ten percent (10%) of the Corporation's total issued and outstanding Shares. (3) The maximum number of Shares that are issuable pursuant to all Awards granted under the Plan, or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Plan), granted or issued in any 12-month period to any one Person, cannot exceed five percent (5%) of the Outstanding Issue as of the date of grant or issue. (4) The maximum number of Shares that are issuable to any one Consultant, within any 12-month period, pursuant to all Awards granted under the Omnibus Plan, or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Plan), cannot exceed two percent (2%) of the Outstanding Issue as of the date of grant or issue. (5) The maximum number of Shares that are issuable to all Investor Relations Service Providers, within any 12-month period, pursuant to Options granted under the Omnibus Plan or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Plan), cannot exceed two percent (2%) of the Outstanding Issue as of the date of grant or issue. (6) Options granted to any Investor Relations Service Provider must vest in stages over a period of not less than 12 months such that: • no more than ¼ of the Options vest no sooner than three months after the Options were granted; • no more than another ¼ of the Options vest no sooner than six months after the Options were granted; • no more than another ¼ of the Options vest no sooner than nine months after the Options were granted; and • the remainder of the Options vest no sooner than 12 months after the Options were granted. (7) The maximum number of Shares that are issuable to Eligible Charitable Organizations, pursuant to all outstanding Charitable Options (as defined in the Omnibus Plan) must not exceed one percent (1%) of the Outstanding Issue as of the date of grant. (8) A Charitable Option must expire on or before the earlier of: • the date that is 10 years from the date of grant of the Charitable Option; and • the 90th day following the date that the holder of the Charitable Option ceases to be an Eligible Charitable Organization. Any Award granted pursuant to the Omnibus Plan, or securities issued under the Existing Option Plan or any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits.
Plan Administration:	The Plan shall be administered and interpreted by the board of directors of the Corporation (the "**Board**") or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. Subject to the terms of the Plan, applicable law and the rules of the Exchanges, the Board (or its delegate) will have the power and authority to: (i) designate the Eligible Participants who will receive Awards (an Eligible Participant who receives an Award, a "**Participant**"), (ii) fix the number of Awards, if any, to be granted to each Eligible Participant and the date or dates on which such Awards shall be granted, (iii) determine the terms and conditions of any Award, including any vesting conditions or conditions based on performance of the Corporation or of an individual ("**Performance Criteria**"); and (iv) and make such amendments to the Plan and Awards made under the Plan as are permitted by the Plan and the rules of the Exchanges.

Further information on the vesting and terms of securities issuable under the Omnibus Plan is provided below.

Shares Available for Awards

Subject to adjustments as provided for under the Omnibus Plan, the aggregate maximum number of Shares reserved for issuance pursuant to Omnibus Plan, shall not exceed 20% of the outstanding Shares of the Corporation, less any Shares underlying Existing Options or other Share Compensation Arrangement of the Corporation, if any.

As of the Record Date, the Corporation has 6,560,275 Shares (representing approximately 16.4% of the issued and outstanding Shares of the Corporation as of the Record Date) reserved for issuance under Existing Options pursuant under the Existing Plan, which will, subject to the approval of the Option Migration Resolution, will become subject to and governed by the Omnibus Plan following the approval of Omnibus Plan Resolution.

The aggregate number of Shares, issuable at any time under all of the Corporation's security-based compensation arrangements may not exceed 20% of the Corporation's total issued and outstanding Shares at date of implementation of the Omnibus Plan by the Corporation.

Disinterested Shareholder approval is also required to exceed the Participation Limits as outlined above under the rules of the TSXV. If the Omnibus Plan Resolution is approved by Disinterested Shareholders, the Corporation shall be authorized to exceed the Participation Limits from time to time.

Description of Awards

Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at an exercise price set at the time of grant (the "**Option Price**"). Options are exercisable, subject to vesting criteria established by the Board at the time of grant as set out in the Participant's option agreement ("**Option Agreement**"). Each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted. Notwithstanding the expiration provisions hereof, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period. The Omnibus Plan also permits the Board to grant an option holder, at any time, the right to deal with such Option on a cashless exercise basis, in whole or in part by notice in writing to the Corporation, where the Corporation has an arrangement with a brokerage firm that certain procedures must take place. The Omnibus Plan also permits the Board to grant an Option holder, at any time the right to deal with such Option on a net exercise mechanism, in whole or in part by notice in writing to the Corporation. The grant of an Option by the Board shall be evidenced by an Option Agreement.

Share Units

A Share Unit is an Award in the nature of a bonus for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to acquire to receive a cash payment equal to the Market Value of a Share or at the discretion of the Corporation (or applicable Subsidiary) one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, pursuant and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment (or other service relationship), in which case the Award is what is commonly referred to as a "Restricted Share Unit" or "RSU", or the achievement of specified Performance Criteria, in which case the Award is what is commonly referred to as a "Performance Share Unit" or "PSU", or both. The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement.

The Board shall have sole discretion to determine if any Performance Criteria and/or other vesting conditions with respect to a Share Unit, and as contained in the Share Unit Agreement governing such Share Unit, have been met and shall communicate to a Participant as soon as reasonably practicable when any such applicable vesting conditions or Performance Criteria have been satisfied and the Share Units have vested. Notwithstanding the foregoing, if the date on which any Share Units have vested falls within a Blackout Period (as defined in the Omnibus Plan) or within nine Business Days (as defined in the Omnibus Plan) after a Blackout Period Expiry Date (as defined in the Omnibus Plan), the vesting of such Share Units will be deemed to occur on the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period. Subject to the vesting and other conditions and provisions in the Plan and in the Share Unit Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive on settlement, a cash payment equal to the Market Value of a Share or at the discretion of the Corporation (or applicable Subsidiary) one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes.

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested Share Units in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a Shareholder of record of Shares on the relevant record date. In the event that the Participant's applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant and returned to the Corporation's account.

Deferred Share Units

A deferred share unit ("**DSU**") is an Award in the nature of a deferral of payment for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive cash or acquire Shares, as determined by the Corporation in its sole discretion, unless such DSU expires prior to being settled. Subject to adjustments and amendments in the Plan, DSUs shall only vest, and a Participant is only entitled to redemption of a DSU, when the Participant ceases to be a director, officer or employee of the Corporation for any reason, including termination, retirement or death. The grant of a DSU by the Board shall be evidenced by a DSU Agreement.

DSUs will be fully vested on the Termination Date of the applicable Participant. Notwithstanding the foregoing, if the date on which any DSUs have vested falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the vesting of such DSUs will be deemed to occur on the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period. Subject to the vesting and other conditions and provisions in the Plan and in any DSU Agreement, each DSU awarded to a Participant the Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation, one Share or any combination of cash and Shares as the Corporation in its sole discretion may determine.

DSUs shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant ceasing to be a director, officer or employee of the Corporation but in any event not later than December 15 of the year following the calendar year in which the Participant ceases to be any of a director, officer or employee. On redemption and settlement, the Corporation shall deliver the applicable number of Shares, or, in the sole discretion of the Corporation, cash equal to the redemption amount of such DSU specified in the applicable DSU Agreement, subject to the satisfaction of any applicable withholding tax.

Effect of Termination on Awards

Unless otherwise provided for in an Award Agreement or determined by the Board on an individual basis, in the event of the Participant's:

(a) **Resignation**: Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such

Participant shall terminate and become void immediately upon resignation, (ii) each vested Option granted to such Participant will cease to be exercisable on the earlier of ninety (90) days following the Termination Date and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire. Additionally, in respect of any Share Units, the Participant's participation in the Plan shall be terminated immediately, all Share Units credited to such Participant's Account (as defined in the Omnibus Plan) that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested Share Units shall be forfeited and cancelled on the Termination Date (as defined in the Omnibus Plan).

(b) **Termination for Cause**: Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant. Additionally, in respect of any Share Units, the Participant's participation in the Plan shall be terminated immediately, all Share Units credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested Share Units shall be forfeited and cancelled on the Termination Date.

(c) **Termination not for Cause**: Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause, (i) any unvested Option granted to such Participant shall terminate and become void immediately and (ii) any vested Option granted to such Participant may be exercised by such Participant. Unless otherwise determined by the Board, in its sole discretion, such Option shall only be exercisable within the earlier of a date set forth in the Grant Agreement which shall be no longer than twelve (12) months from the Termination Date, or the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

(d) **Termination Due to Disability or Retirement**: Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) any unvested Option shall terminate and become void immediately, and (ii) any vested Option will cease to be exercisable on the earlier of the ninety (90) days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability, and the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

(e) **Termination Due to Death**: Upon a Participant ceasing to be an Eligible Participant by reason of death, any vested Option granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options (the "**Vested Awards**") on the date of such Participant's death. Such Vested Awards shall only be exercisable within twelve (12) months after the Participant's death or prior to the expiration of the original term of the Options whichever occurs earlier. Additionally, in respect of any Share Units, all unvested Share Units in the Participant's Account as of such date relating to a Restriction Period in progress shall remain outstanding and in effect pursuant to the terms of the Plan and the applicable Share Unit Agreement.

(f) **Termination in Connection with a Change of Control**: If, after a Change of Control (as defined in the Plan), a Participant who was also an officer or employee of, or a consultant to, the Corporation prior to the Change of Control, has their position, employment or consulting agreement terminated, or the Participant is constructively dismissed, on or during the 12-month period immediately following a change in control, then all of the Participant's unvested Awards are immediately vested and any vested Options remain exercisable until the earlier of ninety (90) days following the termination date and the expiry date of the Option.

Change of Control

In the event of a potential Change of Control (as described in the Omnibus Plan) the Board will have the power, in its sole discretion, to modify the terms of the Plan and/or the Awards to assist the Participants to tender into a take-over bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, subject to any required approval of the Exchanges to (i) provide that any or all Awards shall thereupon terminate, provided that any such outstanding Awards that have vested shall remain exercisable until consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control).

If the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an Officer or Employee of, or Consultant to, the Corporation prior to the Change of Control has their position, employment or consulting agreement terminated, or the Participant is constructively dismissed, then all unvested Awards of the Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of their expiry date as set out in the Award Agreement and the date that is twelve (12) months after such termination or dismissal.

Assignment

Each Award granted under the Omnibus Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

Amendment

The Board may suspend or terminate the Omnibus Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants provided that such suspension, termination, amendment or revision shall:

(a) not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Omnibus Plan; and

(b) be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Corporation, the Exchanges, or any other regulatory body having authority over the Corporation.

Subject to the terms of the Omnibus Plan, the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation make the following amendments to the Omnibus Plan, unless where required by law or the requirements of the Exchanges:

(a) any amendment to the vesting provision, if applicable, of Options or Share Units, or assignability provisions of the Awards;

(b) any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(c) any amendment regarding the effect of termination of a Participant's employment or engagement;

(d) any amendment which accelerates the date on which any Option may be exercised under the Plan;

(e) any amendment necessary to comply with applicable law or the requirements of the Exchanges or any other regulatory body;

(f) any amendment to clarify the meaning of an existing provision of the Omnibus Plan, correct or supplement any provision of the Omnibus Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(g) any amendment regarding the administration of the Omnibus Plan;

(h) any amendment to add provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, or adopt a clawback provision applicable to equity compensation; and

(i) any other amendment that does not require the approval of the shareholders of the Corporation as outlined in the paragraph below.

The Board shall be required to obtain disinterested shareholder approval, if required under the rules of the Exchanges, to make the following amendments:

(a) an increase in the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to the Omnibus Plan;

(b) except in accordance with the terms of the Omnibus Plan, any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price;

(c) any amendment reduction in the price of an Option or extension of the term of an Option if the Participant is an Insider of the Corporation at the time of the proposed amendment;

(d) any amendment which extends the expiry date of any Award, or the Restriction Period of any Share Unit beyond the original expiry date or Restriction Period;

(e) any amendment which increases the maximum number of Shares that may be issuable under the Plan and any other proposed or established Share Compensation Arrangement; and;

(f) any amendment to the definition of Eligible Participant under the Plan,

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

Omnibus Plan Resolution

At the Meeting, shareholders will be asked to consider and if thought fit, approve an ordinary resolution ratifying the adoption of the Omnibus Plan. In order to be effective, an ordinary resolution requires approval by a majority of the votes cast by disinterested shareholders for such resolution. The text of the Omnibus Plan Resolution to be considered at the Meeting will substantially be as follows:

> "**BE IT RESOLVED** as an ordinary resolution of the disinterested shareholders of POET Technologies Inc. (the "**Corporation**") that:
>
> 1. Subject to receipt of any applicable regulatory approval, the adoption of the omnibus incentive plan (the "**Omnibus Plan**") as approved by the board of directors of the Corporation (the "**Board**") on May 5, 2023, in the form attached as Schedule "C" to the management information circular of the Corporation dated May 25, 2023, be and is hereby ratified, confirmed and approved.
>
> 2. The board of directors ("**Board**") may grant awards pursuant to the Omnibus Plan which exceed the participation limits outlined in Section 2.5 of the Omnibus Plan from time to time, subject to the overall limitations established in the Omnibus Plan.

3. The maximum number of common shares of the Corporation reserved for issuance under the Omnibus Plan and all other Security Based Compensation Arrangements (as defined in the Omnibus Plan) of the Corporation shall not exceed 20% of the total number of common shares in the capital of the Corporation issued and outstanding as of the date of this resolutions, unless disinterested shareholder approval is obtained.

4. The awards to be issued under the Omnibus Plan, and all unallocated options and other awards under the Omnibus Plan, be and are hereby ratified and approved.

5. Notwithstanding that this resolution be passed by the shareholders of the Corporation, the adoption of the proposed Omnibus Plan is conditional upon receipt of any applicable regulatory approvals, and the directors of the Corporation are hereby authorized and empowered to revoke this resolution, without any further approval of the shareholders of the Corporation, at any time if such revocation is considered necessary or desirable to the directors.

6. The Board is hereby authorized to make such amendments to the Omnibus Plan from time to time, as may be required by the applicable regulatory authorities, or as may be considered appropriate by the Board, in its sole discretion, provided always that such amendments be subject to the approval of the regulatory authorities, if applicable, and in certain cases, in accordance with the terms of the Omnibus Plan, the approval of the shareholders.

7. Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such documents and instruments and to perform or cause to be performed all such other acts and things as in such director's or officer's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing."

The form of the Omnibus Plan Resolution set forth above is subject to such amendments as management may propose at the Meeting, but which do not materially affect the substance of the Omnibus Plan Resolution.

Disinterested Shareholder Approval

In accordance with the policies of the TSXV, the Omnibus Plan Resolution will require disinterested shareholder approval, being the approval of majority of the votes cast in person or by proxy at the Meeting by the Shareholders, excluding 216,909 Shares held by insiders of the Corporation and their associates and affiliates (representing approximately 0.54% of the issued and outstanding Shares) (the **"Omnibus Plan Approval"**).

Recommendation of the Board of Directors

The Board of Directors has determined that the Omnibus Plan is in the best interests of the Corporation and unanimously recommends that the Shareholders vote FOR the Omnibus Plan Resolution. The persons named in the form of proxy, unless expressly directed to the contrary in such form of proxy, will vote such proxies FOR the Omnibus Plan Resolution to approve the Omnibus Plan.

5. Migration of Existing Options Under the Omnibus Plan

If the Omnibus Plan Approval is obtained at the Meeting, at the Meeting, shareholders will be asked to consider the approval of the migration of the Existing Options (the **"Option Migration"**) granted under the Existing Plan and outstanding as of the date of the Meeting to be governed by the Omnibus Plan (the **"Option Migration Resolution"**). In accordance with the rules and policies of the TSXV, the Option Migration is considered to constitute an amendment

to the terms of the Existing Options requiring Disinterested Shareholder approval. If the Option Migration Resolution is approved, there will no longer be any outstanding awards under the Existing Plan and the Existing Plan will be terminated. The Option Migration would allow all awards being granted by the Corporation to be consolidated under the Omnibus Plan and facilitate the administration of equity incentives of the Corporation going forward.

Disinterested Shareholder Approval

In accordance with the policies of the TSXV, the Option Migration Resolution will require disinterested shareholder approval, being the approval of a majority of the votes cast in person or by proxy at the Meeting by the Shareholders, excluding 227,154 Shares held by the holders of the options subject to the Option Migration and their associates and affiliates (representing approximately 0.6% of the issued and outstanding Shares) (the "**Option Migration Approval**").

Recommendation of the Board of Directors

The Board of Directors has determined that the Option Migration is in the best interests of the Corporation and unanimously recommends that the Shareholders vote FOR the Option Migration Resolution. The persons named in the form of proxy, unless expressly directed to the contrary in such form of proxy, will vote such proxies FOR the Option Migration Resolution to approve the Option Migration.

6. Approval of Amended Stock Option Plan

In the event that the Omnibus Plan Resolutions did not receive the requisite approval of disinterested Shareholders at the Meeting, the Corporation will maintain its Existing Plan, subject to the amendments as outlined below. The Corporation's Existing Plan was last approved by Shareholders on October 7, 2021. As the Existing Plan is a 20% fixed plan, pursuant to the policies of the TSXV, the Existing Plan requires the approval of Shareholders for certain amendments, including to increase the maximum number of Shares to be reserved under the Existing Plan.

On November 24, 2021, the TSXV implemented certain changes to its policies regarding security based compensation, pursuant to which, among other things, TSXV Policy 4.4 – *Incentive Stock Options* (the "**Former Policy**") was renamed Policy 4.4 – *Security Based Compensation* (the "**New Policy**") and was expanded to contemplate various types of security based compensation in addition to stock options and to permit more flexibility in the design of security based compensation plans. As a result of the changes introduced pursuant to the New Policy, the Corporation wishes to amend and restate the Existing Plan, which was originally prepared in compliance with the Former Policy, to ensure that it complies with the current requirements of the TSXV set forth in the New Policy (the Existing Plan, as amended, being referred to herein as the "**Amended Option Plan**"). The Amended Option Plan is subject to the receipt of shareholder and regulatory approvals, including acceptance by the TSXV.

The principal amendments to the Existing Plan will include:

- Section 4 (*Shares Issuable under the Plan)* providing for an increase in the "Fixed Number" (as defined in the Amended Option Plan) based on the 20% of the Shares outstanding on the date of the Amended Option Plan is implemented, inclusion of a participation limit for Eligible Charitable Organization (as defined under the policies of the TSXV) and clarification of the participation limits under the Amended Option Plan.

- Section 5 (*Eligibility*) providing for an update to the certification requirement under the New Policy.

- Section 6 (*Terms and Conditions*) providing for a restriction on reducing the exercise price or extending the expiry date of any Options granted to insiders of the Corporation without obtaining disinterested Shareholder approval, including vesting restrictions applicable to Investor Relations Service Providers (as defined under the policies of the TSXV) and Eligible Charitable Organization, requiring prior TSXV approval of any anti-dilution adjustments to options, other than adjustments in connection with a stock split or consolidation, and including cashless exercise and net exercise provisions.

There are also certain housekeeping changes to the Existing Plan.

Key Terms of the Amended Option Plan:

Capitalized terms used but not otherwise defined in this section shall have the meanings given to them in the Amended Option Plan.

Purpose:	To enable the Corporation and its subsidiaries to retain skilled and motivated Directors, Employees and Consultants by offering such Directors, Employees and Consultants an opportunity to share in any increase in value of the shares resulting from their efforts.
Eligible Participants:	Directors, Officers, Employees, Consultants and Consultant Companies of the Corporation of any of its Subsidiaries.
Share Reserve:	The maximum number of Shares of the Corporation issuable pursuant to the options granted under the Amended Option Plan and all other share compensation arrangements of the Corporation shall not exceed 20% of the shares as at the date of implementation of the Plan by the Corporation.
Option Terms:	• **Option Price**: The exercise price of each Option shall be determined by the Board but shall not be less than the Discounted Market Price of the Shares as traded on the TSXV. • **Option Agreement**: All Options to be granted under the Amended Option Plan shall be granted by means of an Option Agreement. • **Term of Options**: All Options shall be for a term to be determined by the Board but shall not have a term greater than 10 years from the date of grant. • **Non-Assignable**: All Options are non-transferrable and non-assignable, except as otherwise provided for in the Amended Option Plan. • **Vesting Schedule**: Except as otherwise provided for in the Amended Option Plan or determined by the Board, all Options will vest one-quarter (1/4) of the options on the first anniversary of the grant and the remaining options vesting quarterly over the next three years, such that the Optionee will be vested with the right to exercise one hundred percent (100%) of the options granted upon the conclusion of forty-eight (48) months from the date of the grant of the options. Options granted to Investor Relations Service Providers must vest: (i) no more than ¼ of the options vest no sooner than three months after the options were granted; (ii) no more than another ¼ of the options vest no sooner than six months after the options were granted; (iii) no more than another ¼ of the options vest no sooner than nine months after the options are granted; and (iv) the remainder of the options vest no sooner than 12 months after the options are granted. • **Exercise of Options**: The Board may permit the exercise of any options under the Amended Option Plan to be exercised by way of cash payment, cashless exercise or net exercise.
Share Recycling:	Options that have been cancelled or that have expired without being exercised continue to be issuable under the plan under which they were approved.

Participation Limits:	Unless the Amended Option Plan is approved by the Disinterested Approval: • the aggregate number of shares reserved for issuance under stock options granted to Insiders of the Corporation (as a group), at any point in time, under the Amended Option Plan and all outstanding stock option plans or grants of options may not exceed 10% of the issued shares of the Corporation; • no options exceeding an aggregate of 10% of the issued shares of the Corporation, calculated at the date an option is granted to an Insider, may be granted to Insiders (as a group) within a 12 month period under the Amended Option Plan and all outstanding stock option plans or grants of options; • no options exceeding an aggregate of 5% of the issued shares of the Corporation, calculated on the date an option is granted to the Person, may be granted to any one Person (and, where permitted under Policy 4.4, any companies wholly owned by that Person) within a 12 month period under the Amended Option Plan and all outstanding stock option plans or grants of options, upon the Corporation obtaining the requisite Disinterested Approval, the provisions set out in above shall no longer apply. In addition, subject to the requirements of the TSXV, the following participation limits also apply in respect of options granted under the Amended Option Plan: • no options exceeding an aggregate of 2% of the issued shares of the Corporation, calculated at the date an option is granted to the Consultant, may be granted to any one Consultant in a 12 month period; • no options exceeding an aggregate of 2% of the issued shares of the Corporation, calculated at the date an option is granted to any such Person, may be granted to all Investor Relations Service Providers in any 12 month period; and the maximum aggregate number of shares that may be reserved under the Amended Option Plan for issuance to all Eligible Charitable Organizations may not exceed 1% of the outstanding issue calculated at the date options are granted or issued to Eligible Charitable Organizations.
Plan Administration:	The Amended Option Plan shall be administered by Board which shall, without limitation, subject to any requisite approval of the Exchanges, have full and final authority in its discretion, but subject to the express provisions of the Amended Option Plan, to interpret the Amended Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Amended Option Plan. The Board may delegate any or all of its authority with respect to the administration of the Amended Option Plan and any or all of the rights, powers and discretions with respect to the Amended Option Plan granted to it hereunder to such committee of directors of the Corporation as the Board may designate and upon such delegation such committee of directors, as well as the Board, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Amended Option Plan.
Termination:	• **Termination for Cause:** If an Optionee ceases to be either a Director, Employee, Consultant or Management Company Employee of the Corporation or of any of its subsidiaries as a result of having been dismissed from any such position for cause, all unexercised option rights of that Optionee under the Amended Option Plan shall immediately become terminated and shall lapse, notwithstanding the original term of the option granted to such Optionee under the Amended Option Plan. • **Termination Other Than For Cause:** ○ If an Optionee ceases to be either an Employee, Consultant or Management Company Employee of the Corporation or any of its subsidiaries for any reason other than as a result of having been dismissed for cause or as a result of the Optionee's death, such Optionee shall have the right for a period of 90 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to be either an Employee, Consultant or Management Company Employee to exercise the option under the Amended Option Plan with respect to all Option Shares of such Optionee to the extent they were exercisable on the date of

ceasing to be either an Employee, Consultant or Management Company Employee. Upon the expiration of such 90 day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Amended Option Plan.

  - If an Optionee ceases to be either a Director or Officer of the Corporation or any of its subsidiaries for any reason other than as a result of having been dismissed for cause or as a result of the Optionee's death, such Optionee shall have the right for a period of one year (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to be either a Director or Officer to exercise the option under the Plan with respect to all Option Shares of such Optionee to the extent they were exercisable on the date of ceasing to be either a Director or Officer. Upon the expiration of such one year period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Amended Option Plan.
  - If an Optionee engaged in providing Investor Relations Activities to the Corporation ceases to be employed in providing such Investor Relations Activities, such Optionee shall have the right for a period of 30 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to provide such Investor Relations Activities to exercise the option under the Plan with respect to all Option Shares of such Optionee to the extent there were exercisable on the date of ceasing to provide such Investor Relations Activities. Upon the expiration of such 30-day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Amended Option Plan.

- **Deceased Optionee:** In the event of the death of any Optionee, the legal representatives of the deceased Optionee shall have the right for a period of one year (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of death of the deceased Optionee to exercise the deceased Optionee's option with respect to all of the Option Shares of the deceased Optionee to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised option rights of the deceased Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to the deceased Optionee under the Amended Option Plan.
- **Eligible Charitable Organization:** Options granted to any Eligible Charitable Organization shall expire on or before the earlier of: (i) the date that is ten years from the date the options were granted; and (ii) the 90th day following the date the holder of the options ceases to be an Eligible Charitable Organization.

Blackout Period Extension:

Options governed by the Amended Option Plan that have an expiry date which falls within a period during which the Corporation prohibits Optionees from exercising their stock options (a **"blackout period"**) are automatically extended as set out below, in accordance with the below requirements:

- The blackout period must be formally imposed by the Corporation pursuant to its internal trading policies as a result of the *bona fide* existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing a blackout period, the expiry date of any options will not be automatically extended in any circumstances.
- The blackout period must expire upon the general disclosure of the undisclosed Material Information. The expiry date of the affected stock options can be extended to no later than ten (10) business days after the expiry of the blackout period.
- The automatic extension of an Optionee's options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation's securities.
- The automatic extension is available to all eligible Optionees under the Plan under the same terms and conditions.

Amendment and Discontinuance:

Subject to the acceptance of the Exchanges, the Board may from time to time amend or revise the terms of the Amended Option Plan or may discontinue the Amended Option Plan at any time,

provided that no such action may in any manner adversely affect the rights under any options earlier granted to an Optionee under the Amended Option Plan without the consent of that Optionee. Any amendment to the Amended Option Plan shall also be subject to acceptance of such amendment or amended Amended Option Plan for filing by the Exchanges and, where required by the Exchanges, the approval of the Shareholders.

Option Plan Resolutions

Pursuant to the policies of the TSXV, the Corporation is required to obtain shareholder approval of the Amended Option Plan in connection with the implementation thereof. If shareholder approval is obtained at the Meeting, the Amended Option Plan will supersede and replace the Existing Plan. Existing Options which are outstanding under the Existing Plan will be incorporated into the Amended Option Plan and governed by the Amended Option Plan, if the Amended Option Plan receives approval of Shareholders at the Meeting.

Accordingly, Shareholders will be asked to pass an ordinary resolution, in substantially the following form, to approve the Amended Option Plan (the "**Option Plan Resolution**"):

> "**BE IT RESOLVED**, as an ordinary resolution of the shareholders of POET Technologies Inc. (the "**Corporation**") that:
>
> 1. the amended and restated stock option plan of the Corporation appended as Appendix "D" to the management information circular of the Corporation dated May 25, 2023, be and is hereby ratified and approved;
>
> 2. all Options issued and to be issued under the Amended Option Plan, be and are hereby approved; and
>
> 3. the board of directors of the Corporation (the "**Board**") be authorized to make any further amendments to the Amended Option Plan from time to time, as may be required by the applicable regulatory authorities, or as may be considered appropriate by the Board, in its sole discretion, provided always that such amendments be subject to the approval of the regulatory authorities, if applicable, and in certain cases, in accordance with the terms of the Amended Option Plan, the approval of the shareholders of the Corporation."

Disinterested Shareholder Approval

In accordance with the policies of the TSXV, the Option Plan Resolution will require disinterested shareholder approval, being the approval of majority of the votes cast in person or by proxy at the Meeting by the Shareholders, excluding 216,909 Shares held insiders of the Corporation and their associates and affiliates (representing approximately 0.54% of the issued and outstanding Shares) (the "**Option Plan Approval**"). **For greater certainty, this disinterested shareholder approval shall constitute the approval for the Corporation to grant Awards, from time to time, that exceeds the participation limits provided for in the Amended Option Plan.**

Recommendation of the Board of Directors

The Board of Directors has determined that the Amended Option Plan is in the best interests of the Corporation and unanimously recommends that the Shareholders vote FOR the Option Plan Resolution. The persons named in the form of proxy, unless expressly directed to the contrary in such form of proxy, will vote such proxies FOR the Option Plan Resolution to approve the Amended Option Plan.

7. Approval of Amended and Restated By-Law No.1

On May 5, 2023, the Board authorized and approved an amended and restated by-law no. 1 of the Corporation in the form attached hereto as Appendix "E" (the "**Amended By-Law**"). The Board determined that it is appropriate to adopt

the Amended By-Law to reflect changes to the OBCA, certain corporate governance practices which are market for reporting issuers, as well as housekeeping and clarifying amendments.

The principal amendments to the Corporation's by-law no. 1 will include:

- Section 3.1 (Number and Quorum) to increase the quorum for a meeting of directors to 50% from 40%.
- Section 3.2 (Qualification) to remove the requirement that at least 25% of the directors be resident Canadians in line with the removal of such requirement from the OBCA.
- Section 3.4 (Nomination of Directors) to clarify the timing for advance notice provisions relating to Notice-and-Access as well as to revise the advance notice provision timelines to be in line with best practices.
- Section 3.3 (Election and Term of Office) and Section 3.7 (Vacancies) to clarify the authority of directors (if so authorized by special resolution of Shareholders) to determine the size of the Board from time to time as well as to fill vacancies on the Board.
- Sections 3.11 (Calling of Meetings), 3.13 (Waiver of Notice), 3.14 (Omission of Notice) and 3.16 (Adjourned Meeting) to clarify and provide additional guidance on procedures for meeting of directors.

By-Law Resolutions

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, pass, with or without variation, the following ordinary resolution (the "**By-Law Resolution**"):

> "**BE IT RESOLVED** as an ordinary resolution of the Shareholders of the POET Technologies Inc. (the "**Corporation**") that:
>
> 1. the Amended and Restated By-Law No. 1 of the Corporation (the "**Amended By-Law**"), as set out in Appendix "E" to the management information circular of the Corporation dated May 25, 2023, be and is hereby ratified, confirmed and approved;
>
> 2. the directors of the Corporation be and are authorized to make any changes to the Amended By-Law if required by any such stock exchange or market upon which any shares of the Corporation may be listed from time to time; and
>
> 3. any one or more directors or officers of the Corporation are hereby authorized, for and on behalf and in the name of the Corporation, to take all such acts and proceedings and to execute and deliver all such applications, authorizations, certificates, documents and instruments, as in their opinion may be reasonably necessary or desirable for the implementation of this resolution."

In the event the By-Law Resolution is not approved at the Meeting, the Corporation's current Amended and Restated By-Law No. 1 as approved by the Shareholders on August 12, 2014 will remain as the governing by-law of the Corporation.

Recommendation of the Board of Directors

The Board recommends that Shareholders vote <u>FOR</u> the By-Law Resolutions. Unless otherwise instructed, the management nominees named as proxyholders in the enclosed Proxy intend to vote **<u>FOR</u>** the By-Law Resolution. To be effective, the By-Law Resolution must be approved by the affirmative vote of a majority of the votes cast by Shareholders present or represented by proxy at the Meeting.

8. Appointment of Auditors

Marcum LLP, Certified Public Accountants, of New Haven, Connecticut, are the auditors of the Corporation.

At the Meeting, Shareholders will be asked to re-appoint Marcum LLP as the auditors of the Corporation to hold office for the ensuing year at a remuneration to be fixed by the directors.

Recommendation of the Board of Directors

The Board recommends that Shareholders vote FOR the appointment of Marcum LLP as the auditor of the Corporation until the close of the next annual meeting of Shareholders or until its successor is appointed and the authorization of the directors of the Corporation to fix the remuneration of Marcum LLP. Unless otherwise instructed, the Proxies given pursuant to this solicitation will be voted FOR the re-appointment of Marcum LLP as the auditors of the Corporation to hold office for the ensuing year at a remuneration to be fixed by the directors.

ADDITIONAL INFORMATION

Additional information relating to the Corporation may be found on SEDAR (www.sedar.com) under the Corporation's issuer profile. Inquiries including requests for copies of the Corporation's financial statements and management's discussion and analysis may be directed to the Corporation at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, Attention: Kevin Barnes, Vice President of Finance & Administration, Corporate Controller and Treasurer. Additional financial information is provided in the Corporation's financial statements and management's discussion and analysis for the year ended December 31, 2022, which are also available on SEDAR (www.sedar.com) under the Corporation's issuer profile.

Additional information relating to the Corporation is also available on SEDAR (www.sedar.com) and EDGAR (www.sec.gov) under the Corporation's issuer profile or from the Corporation's website at www.poet-technologies.com.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide information regarding all significant elements of compensation paid, payable, granted, given or otherwise provided by the Corporation to the following individuals (collectively, the **"Named Executive Officers"** or **"NEOs"**):

The Corporation's NEOs for the 2022 fiscal year are:

(a) the Corporation's chief executive officer, including an individual performing functions similar to a chief executive officer (the **"Chief Executive Officer"**);

(b) the Corporation's chief financial officer, including an individual performing functions similar to a chief financial officer (the **"Chief Financial Officer"**);

(c) each of the three most highly compensated executive officers of the Corporation, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6 – *Statement of Executive Compensation* under National Instrument 51-102 – *Continuous Disclosure Obligations*, for that financial year; and

(d) each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation or its subsidiaries, nor acting in a similar capacity, at the end of that financial year.

The Corporation's NEOs for the 2022 fiscal year are:

(a) Suresh Venkatesan, Chairman and Chief Executive Officer;

(b) Thomas Mika, Executive Vice President and Chief Financial Officer;

(c) Vivek Rajgarhia, President and General Manager;

(d) Mo Jinyu, Senior Vice President, General Manager of Asia; and

(e) Raju Kankipati, Senior Vice President, General Manager of POET U.S.A..

Description and Explanation of Elements of Compensation Program

- The objectives of the Corporation's executive compensation program are:
  - to attract, retain and motivate quality executives;
  - to align the interests of executives with those of the Corporation's Shareholders;
  - to provide total compensation to executives that is competitive with that paid by other companies of comparable size engaged in similar business in appropriate regions;
  - to evaluate executive performance on the basis of targets determined by the Board; and
  - to be cognizant of expense management in determination of compensation rewards.

- The executive compensation program has been designed to reward executives for:
  - the reinforcement of the Corporation's business objectives and values; and
  - the attainment of key development and financial milestones dependent on the executive; and their individual performance and significant achievements.
- The executive compensation program consists of the following elements: base salary, variable pay compensation and stock option incentives.
- In addition to his or her fixed base salary, each officer may be eligible to receive variable pay compensation or bonus meant to motivate him or her to achieve short-term goals. Currently, the Corporation does not have in place established procedures for determining variable pay compensation. Stock options are a very important element of the variable pay compensation and do not require cash disbursement from the Corporation. Stock options are also generally awarded to officers and consultants at the time of hire and are used as a recruitment tool to attract highly qualified and experienced executives and consultants to the Corporation. Stock options are also granted at other times during the year. The Corporation currently operates at a loss, so the Corporation uses stock option grants as a means of managing its cash flow. As a result, the Board has to consider not only the financial situation of the Corporation at the time of the determination of the compensation, but also the estimated financial situation in the mid and long term. Also, the granting of stock options aligns officers' rewards with an increase in Shareholder value over the long term. The use of stock options encourages and rewards performance by aligning an increase in each officer's compensation with increases in the Corporation's performance and in the value of the Shareholders' investments.
- Determination of the Amount of Each Compensation Program Element – In order to assist the Board in fulfilling its oversight responsibilities with respect to human resources matters, the Board established a compensation committee (the "**Compensation Committee**"). The Compensation Committee reviews and makes determinations with respect to senior officer compensation on a regular basis with any discretionary compensation used only for extraordinary projects or significant milestone results that advance the Corporation's growth potential. When determining officer's compensation, the Compensation Committee receives input from the Chairman of the Board, and the CEO of the Corporation. From time to time, the Compensation Committee engages professional compensation consultants to conduct a peer group review.

Base Salary - The base salary for officers, is reviewed by the Compensation Committee of the Board, within a reasonable time prior to the expiry of the current employment or consulting agreement, with input and direction being provided by the Chairman of the Board, and the CEO of the Corporation. The base salary review takes into consideration the current competitive market conditions, experience, proven and/or expected performance, and the particular skills of the officer.

For more information on salaries paid to the executives, refer to the *"Summary Compensation Table"*.

Variable Pay Compensation - The Corporation has no current procedure to assess each officer's role in adding to the Corporation's growth. However, there are occasions when there can be significant officer achievements that further the business potential of the Corporation or create vital successes to the Corporation. Therefore, there are times when a discretionary variable pay award may be made to an officer. This type of payment is done after presenting the achievement to the Compensation Committee. If deemed important to the success of the Corporation's business, the Compensation Committee can approve such an ad hoc variable payment. Stock options are a non-cash component of the variable pay compensation and are discussed below.

Stock Options - The Board, based on recommendations of the Compensation Committee where appropriate, makes the following determinations:

- it selects officers and other persons who are entitled to participate in the Existing Plan;
- it determines the number of options granted to such individuals;
- it determines the date on which each option is granted and the corresponding exercise price; and
- it determines the vesting schedule for the stock options granted.

The Board makes these determinations subject to the provisions of the Existing Plan. For more information refer to the section entitled *"B) Option-Based Awards"*. If the Omnibus Plan Resolution is approved, the Corporation will be utilizing the Omnibus Plan as its long-term incentive strategy. For additional details on the proposed Omnibus Plan, please see *"Approval of Omnibus Plan"*.

Elements of Compensation - Each element of the compensation program has been designed to meet one or more objectives of the overall executive compensation plan. The fixed base salary of each officer, combined with the variable pay compensation and stock options, has been designed to provide the total compensation package which the Board believes is reasonably competitive with that provided by other companies in the peer group and others of comparable size engaged in similar business in appropriate regions. In addition, the variable pay compensation has been designed to align the interests of executives with those of the Corporation's Shareholders and to evaluate financial performance on basis of relevant technical or financial milestones. Option grants are designed to align executives' and Shareholders' interests and to provide longer term compensation incentives.

Review and Approval – Compensation Committee - The Compensation Committee of the Board is responsible for the oversight and development of the Corporation's compensation philosophy, guidelines and strategy to executive compensation, including among other things, reviewing and making recommendations for approval by the Board with respect to remuneration of executives of the Corporation, overseeing succession planning as well as reviewing and administering the Corporation's incentive compensation plans. All executive compensation components are reviewed by the Compensation Committee as needed and its recommendations are subject to approval of the Board, as appropriate.

The Compensation Committee is currently comprised of Glen Riley (Chair), Chris Tsiofas and Theresa Lan Ende. All members of the Compensation Committee are independent within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices (**"NI 58-101"**).

The specific experience of each committee member relevant to his or her responsibilities as a member of the Compensation Committee is summarized below:

Glen Riley – Mr. Riley has more than 30 years' experience in leadership roles spanning both the semiconductor and optoelectronics industries. He most recently served as General Manager of the Filter Solutions Business Unit at Qorvo, where he was responsible for developing highly integrated RF modules used in flagship smartphones. Prior to the merger of RFMD and TriQuint that formed Qorvo, he held multiple leadership roles at TriQuint, including Managing Director of international headquarters in Singapore, General Manager of the GaAs foundry business, and General Manager of Optoelectronics. Mr. Riley was previously the Chief Executive Officer of Opticalis, an early stage optoelectronics company focused on the development of high-density wavelength division multiplexing products. He also held prior roles as Vice President and General Manager of the Optoelectronic business at Agere Systems, and President of Asia-Pacific Sales and Marketing at Lucent Technologies Microelectronics Group. He graduated as valedictorian with a B.S. degree in Electrical Engineering from the School of Engineering at the University of Maine and completed the General Manager Program at Harvard Business School.

Chris Tsiofas – Mr. Chris Tsiofas, CA, CPA, earned a Bachelor's of Commerce Degree from the University of Toronto and is a member of the Institute of Chartered Accountants of Canada and the Canadian Tax Foundation. He has been on the Board of Directors of the Corporation since August of 2012. Mr. Tsiofas is the president of MTN Chartered Professional Accountant Professional Corporation, a public accountancy firm. He sits on various private company boards. He has also served in a principal capacity in various entrepreneurial ventures resulting in successful business combinations. Tsiofas formerly served as Chairman of the Corporation's Compensation Committee and has directed past engagements with the Corporation's outside executive compensation consultants. Mr. Tsiofas is also the Chairman of the Audit Committee of the Board of Directors. He brings to the Compensation Committee specialized

knowledge regarding the tax impact of certain compensation policies and practices on individuals and on the Corporation.

Theresa Lan Ende – Ms. Lan Ende serves as Chief Procurement Director of Arista Networks. Prior to her appointment as Chief Procurement Director in 2019, Ms. Ende served for 10 years as its Senior Director of Global Supply Chain Management. Prior to Arista, she held senior positions at JDSU Optical Division and Force10 Networks. At Cisco Systems and ROLM Telecommunications, Ms. Ende held various program management and planning management positions over a 20-year period. In 2019, she was honored as one of the "Top 100 Women of Influence" by Silicon Valley Business Journal.

See *"Corporate Governance Disclosure –Compensation Committee"*.

Managing Compensation Risks

The Compensation Committee recognizes that certain elements of compensation could promote unintended inappropriate or excessive risk-taking behaviours; however, the Corporation seeks to ensure that executive compensation packages appropriately balance short-term incentives and long-term incentives. The Compensation Committee believes that executive compensation risk management is reinforced by ongoing oversight of the Board of, among other things, the Corporation's financial results, regulatory disclosure, strategic plans, and fraud and error reporting, the Audit Committee's regular meetings with the external auditors, and the Corporation's internal controls, management information systems and financial control systems. As a result of the factors discussed above, the Compensation Committee does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Corporation.

The Corporation's Securities Trading Policy contains certain prohibitions for the Corporation's reporting insiders and all other individuals holding positions at or above the level of vice president from short selling, monetizing equity awards and engaging in any other hedging or equity monetization transactions where the individual's economic interest and risk exposure in the Corporation's securities are changed. For more details on the Corporation's Securities Trading Policy, see *"Corporate Governance Disclosure – Trading by Insiders."*

Performance Graph

The following graph compares, from January 1, 2018 to December 31, 2022, the cumulative total shareholder return on a C$100 investment in the Shares with the cumulative total return of the S&P/TSX Venture Composite Index, the S&P/TSX Venture Information Technology (Sector) Index and the S&P/TSX Capped Information Technology Index.



450.00
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Dec 31, 2017
Dec 31, 2018
Dec 31, 2019
Dec 31, 2020
Dec 31, 2021
Dec 31, 2022
POET Technologies Inc.
S&P/TSXV Composite Index
S&P/TSX Capped Information Technology Composite Index
S&P/TSX Composite Index

As illustrated by the graph, the Corporation's share price (i) outperformed the S&P/TSX Venture Composite Index and the S&P/TSX Composite Index and (ii) underperformed the S&P/TSX Capped Information Technology Index, for the five-year period ended December 31, 2022.

While share price is an important factor, the share price valuation of technology companies fluctuates with changes in certain macroeconomic pressures such as inflationary pressures and shortages in the semiconductor industry which increased uncertainty and volatility, and at no time during the period was compensation intended to reflect share price performance driven by externalities. The compensation of the Named Executive Officers of the Corporation for the financial year ended December 31, 2022 was determined at arm's length and was at the discretion of the Board based on the recommendations of the Compensation Committee in accordance with the factors described above under the heading *"Compensation Discussion and Analysis"*. Alignment with shareholders is nonetheless achieved by awarding a significant portion of compensation in the form of equity-based incentives.

Option-Based Awards

The Corporation's Existing Plan has been used to provide share purchase options which are granted in consideration of the level of responsibility of the executive as well as his or her impact or contribution to the longer-term operating performance of the Corporation. In determining the number of options to be granted to the executive officers, the Compensation Committee and the Board take into account the number of options, if any, previously granted to each executive officer, and the exercise price of any outstanding options. With these guidelines, the Board ensures that such new grants are in accordance with the policies of the TSXV, and closely align the interests of the executive officers with the interests of Shareholders. The Corporation has entered into an agreement with Solium Capital Inc. to provide a broker assisted exercise program for Optionees under the Corporation's Existing Plan.

At the Meeting, Shareholders will be asked to approve the Omnibus Plan. If the Omnibus Plan Resolution is approved by Shareholders at the Meeting, the Corporation will replace the Existing Plan with the Omnibus Plan as the Corporation's long term incentive strategy. For details on the Omnibus Plan, see *"Approval of Omnibus Plan"*.

In the event the Omnibus Plan Resolution is not approved by Shareholders at the Meeting, the Shareholders will be asked to approve the Amended Option Plan (being the Existing Plan, as amended for the New Policy and other

housekeeping matters). For details on the Amended Option Plan (and amendments being made to the Existing Plan), see *"Approval of the Amended Option Plan"*.

Summary Compensation Table

The following table presented in accordance with National Instrument Form 51-102F6 - *Statement of Executive Compensation* (**"Form 51-102F6"**) sets forth all direct and indirect, annual and long term compensation for services provided in all capacities to the Corporation for the three most recently completed financial years of the Corporation in respect of each NEO of the Corporation.

NAME AND PRINCIPAL POSITION	Year	Salary (US$)	Share-Based Awards (US$)	Option-Based Awards [1][2]		Non-Equity Incentive Plan Compensation (US$) [2]		Pension Value (US$)	All Other Compensation (US$) [2]	Total Compensation (US$)[2]
				No. of Options	(US$)	Annual Incentive Plans	Long-term Incentive Plans			
Suresh Venkatesan[3]	2022	462,000	N/A	200,000	451,333	Nil	Nil	Nil	Nil	913,333
Chief Executive Officer	2021	456,500	N/A	65,000	524,379	Nil	Nil	Nil	70,000	1,050,879
	2020	440,000	N/A	250,000	875,825	Nil	Nil	Nil	Nil	1,315,825
Thomas R. Mika	2022	330,000	N/A	100,000	225,666	Nil	Nil	Nil	Nil	555,666
Chief Financial Officer	2021	322,500	N/A	45,000	363,032	Nil	Nil	Nil	60,000	745,532
	2020	300,000	N/A	60,000	210,198	Nil	Nil	Nil	Nil	510,198
Vivek Rajgarhia	2022	383,250	N/A	100,000	225,666	Nil	Nil	Nil	Nil	608,916
President and General	2021	378,687	N/A	45,000	363,032	Nil	Nil	Nil	60,000	801,719
Manager	2020	365,000	N/A	125,000	437,913	Nil	Nil	Nil	Nil	802,913
Raju Kankipati	2022	200,000	N/A	200,000	793,062	Nil	Nil	Nil	Nil	993,062
SVP & GM, POET	2021	Nil	N/A	Nil	Nil	Nil	Nil	Nil	Nil	Nil
USA	2020	Nil	N/A	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mo Jinyu[4] *Senior Vice President,*	2022	238,333	N/A	100,000	228,540	Nil	Nil	Nil	Nil	466,873
General Manager of	2021	244,273	N/A	100,000	561,179	Nil	Nil	Nil	20,000	825,452
Asia	2020	Nil	N/A	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1) The Corporation used the Black-Scholes model as the methodology to calculate the grant date fair value. The fair value will be recorded as an operating expense as the stock options vest from the date of grant.

(2) The exchange rate used in these calculations to convert CAD to USD is based on the exchange rate applicable on the date of grant.

(3) Suresh Venkatesan is the Chairman of the Board and Chief Executive Officer of the Corporation. He receives no compensation in his capacity as director of the Corporation, as such the above compensation represents his compensation as the Chief Executive Officer of the Corporation.

(4) Mo Jinyu was appointed as Senior Vice President, General Manager of Asia of the Corporation on January 19, 2021. The compensation information for the financial year 2021 represents the compensation Ms. Jinyu received in her capacity as Senior Vice President, General Manager of Asia from January 19, 2021 to December 31, 2021.

Outstanding Share-Based Awards and Option-Based Awards

Incentive Plan Awards

The following table sets forth information concerning all outstanding option-based and share-based awards granted by the Corporation for each NEO for the financial year that are outstanding at the end of the most recently completed financial year, including awards granted before the most recently completed financial year to each of the NEO:

First Name	Last Name	Option-based Awards			Value of Unexercised in-the-money Options (USD)	Share-based Awards		
		Number of Securities Underlying Unexercised Options	Option Exercise Price (CAD)	Option Expiration Date		Number of Shares or Units of Shares that have not vested	Market or Payout Value of Shares or Units of Shares that have not Vested	Market or Payout Value of Vested Shares or Units of Shares that have not Paid Out or Distributed
Mo	Jinyu	100,000	$3.54	11-Nov-2032	$42,278.50	N/A	N/A	N/A
Mo	Jinyu	100,000	$8.10	08-Jan-2031	$0	N/A	N/A	N/A
Raju	Kankipati	100,000	$3.54	11-Nov-2032	$42,278.50	N/A	N/A	N/A
Raju	Kankipati	100,000	$8.73	06-Apr-2032	$0	N/A	N/A	N/A
Thomas	Mika	80,000	$2.80	13-Jul-2027	$79,329.84	N/A	N/A	N/A
Thomas	Mika	100,000	$3.80	29-May-2027	$22,292.30	N/A	N/A	N/A
Thomas	Mika	50,000	$3.85	16-Jan-2027	$9,224.40	N/A	N/A	N/A
Thomas	Mika	100,000	$4.00	11-Nov-2032	$6,918.30	N/A	N/A	N/A
Thomas	Mika	95,000	$5.20	28-Mar-2028	$0	N/A	N/A	N/A
Thomas	Mika	60,000	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Thomas	Mika	100,000	$6.20	02-Nov-2026	$0	N/A	N/A	N/A
Thomas	Mika	45,000	$11.90	06-Apr-2031	$0	N/A	N/A	N/A
Vivek	Rajgarhia	315,000	$3.30	04-Nov-2029	$191,291.00	N/A	N/A	N/A
Vivek	Rajgarhia	100,000	$4.00	11-Nov-2032	$6,918.30	N/A	N/A	N/A
Vivek	Rajgarhia	115,000	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Vivek	Rajgarhia	45,000	$11.90	06-Apr-2031	$0	N/A	N/A	N/A
Suresh	Venkatesan	280,000	$2.80	13-Jul-2027	$277,654.44	N/A	N/A	N/A
Suresh	Venkatesan	450,000	$3.80	29-May-2029	$100,615.35	N/A	N/A	N/A
Suresh	Venkatesan	200,000	$4.00	11-Nov-2032	$13,836.60	N/A	N/A	N/A
Suresh	Venkatesan	290,000	$5.20	28-Mar-2028	$0	N/A	N/A	N/A
Suresh	Venkatesan	250,000	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Suresh	Venkatesan	30,000	$8.60	07-Jul-2026	$0	N/A	N/A	N/A
Suresh	Venkatesan	65,000	$11.90	06-Apr-2031	$0	N/A	N/A	N/A

Notes:

(1) This amount is calculated based on the difference between the market value of the shares underlying the options as of December 31, 2022, being CAD $4.09 (US$3.18), and the exercise or base price of the option. The exchange rate used in these calculations to convert CAD to USD was 0.738, being the closing exchange rate at December 31, 2022.

Outstanding Share-Based Awards and option-Based Awards – Value Vested or Earned During the Year

The following table summarizes the value vested or earned during the most recently completed financial year of incentive plan awards granted to NEOs.

First Name	Last Name	Option-based Awards		Share-based Awards		Non-equity Incentive Plan Compensation - Value Earned During The Year
		Number of Securities Underlying Options Vested	Value Vested During the Year (USD)	Number of Shares or Units of Shares Vested	Value Vested During the Year	
Mo	Jinyu	43,750	$15,854.44	N/A	N/A	N/A
Thomas	Mika	62,811	$537,932.44	N/A	N/A	N/A
Vivek	Rajgarhia	129,377	$258,123.39	N/A	N/A	N/A
Suresh	Venkatesan	223,749	$2,405,483.30	N/A	N/A	N/A

Notes:

(1) This amount is the dollar value that would have been realized and is computed by obtaining the difference between the market price of the underlying securities on the vesting date and the exercise or base price of the options under the option-based award. For the named executive officers to realize this value, they would have had to exercise their options and sell the shares on the day of vesting. The exchange rates used in these calculations to convert CAD to USD were the rates applicable on the vesting dates.

Narrative Discussion

The current stock option plan of the Corporation is the Existing Plan which was approved by the Disinterested Shareholders of the Corporation on October 7, 2021. Under the Existing Plan, the Corporation is required to reserve a number of Shares eligible for granting under the Existing Plan, which needs to be approved by Shareholders and cannot exceed 20% of the issued and outstanding shares. The Existing Plan reserved 7,090,518 Shares as the maximum number (the **"Fixed Number"**) of common shares which may be issued pursuant to options granted under the Existing Plan and previous plans.

The purpose of the Existing Plan is to allow the Corporation to grant options to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of the Corporation. The granting of such options is intended to align the interests of such persons with that of the Shareholders. Options are exercisable over periods of up to 10 years as determined by the Board and are required to have an exercise price no less than the closing market price of the Corporation's shares prevailing on the last trading day before the option is granted less a discount of up to 25%, the amount of the discount varying with market price in accordance with the policies of the TSXV. Generally, the Corporation does not grant options at a discount to the market price. Pursuant to the Plan, the Board may from time to time authorize the issue of options to directors, officers, employees and consultants of the Corporation and its subsidiaries or employees of companies providing management or consulting services to the Corporation or its subsidiaries. In addition, as a percentage of the issued and outstanding shares at the time of grant, the number of shares which may be reserved for issuance to all Optionees under the Existing Plan in aggregate shall not exceed 20%, to all Insiders as a group may not exceed 20%, and to any one individual may not exceed 2% on a yearly basis if the optionee is engaged in investor relations activities or is a consultant.

The terms of stock options would be ten years with 25% of the stock options vesting on the first anniversary of the grant of the options and the balance vesting quarterly for three years thereafter. However, the Board can vary the vesting schedule for differing purposes, subject to complying with policies of the TSXV.

The Existing Plan provides that if a change of control, as defined therein, occurs, all shares subject to option shall immediately become vested and may thereupon be exercised in whole or in part by the option holder. The exercise price for options is generally set at the closing price of the common shares of the Corporation as of the last trading day prior to the date of the grant of the options, in accordance with policies of the TSXV.

As at December 31, 2022, the number of outstanding options granted under the Existing Plan was 6,741,825. For more information, refer to Note 13 *"Stock Options and Contributed Surplus"* in the Corporation's audited consolidated financial statements for the year ended December 31, 2022. The criteria for determining awards to the NEO is described under the *"Stock Options"* subsection of *"Description and Explanation of Elements of Compensation"*. As at the Record Date, the number of outstanding options granted under the Stock Option Plan was 6,560,275.

A copy of the Existing Plan is available on SEDAR (www.sedar.com) under the Corporation's profile and on the Corporation's website www.poet-technologies.com. At the Meeting, Shareholders will be asked to approve the Omnibus Plan. If the Omnibus Plan Resolution is approved by Shareholders at the Meeting, the Corporation will replace the Existing Plan with the Omnibus Plan as the Corporation's long term incentive strategy. For details on the Omnibus Plan, see *"Approval of Omnibus Plan"*. In the event the Omnibus Plan Resolution is not approved by Shareholders at the Meeting, the Shareholders will be asked to approve the Amended Option Plan (being the Existing Plan, as amended for the New Policy and other housekeeping matters). For details on the Amended Option Plan (and amendments being made to the Existing Plan), see *"Approval of the Amended Option Plan"*.

Pension Plan Benefits

(a) Defined Benefit Plans

The Corporation does not provide a defined benefit plan to the NEOs or any of its employees.

(b) Defined Contribution Plans

The Corporation offers a defined contribution plan that is a 401K plan for the Corporation's US subsidiary but does not contribute toward such plan.

(c) Deferred Compensation Plans

The Corporation does not have any deferred compensation plans other than that described above.

Termination and Change of Control Benefits

Other than disclosed below, the Corporation has no plans or arrangements in respect of remuneration received or that may be received by the NEOs to compensate such NEOs, in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

The Corporation and/or its subsidiaries entered into employment contracts with its NEOs that provide for the below termination benefits:

- Dr. Venkatesan will receive a severance of twelve months salary on termination of employment by the Corporation, other than for cause.
- Mr. Mika will receive a severance of three months salary on termination of employment by the Corporation, other than for cause.
- Mr. Rajgarhia will receive a severance of six months salary on termination of employment by the Corporation, other than for cause.

Estimated Incremental Payments

The estimated amounts payable to each of Messrs. Venkatesan, Mika and Rajgarhia in the event of a termination without cause outlined in the table below, which estimates assume a termination date of December 31, 2022.

Name	Termination without Cause (US$)[1]
Suresh Venkatesan *Chairman & Chief Executive Officer*	462,000
Vivek Rajgarhia *President & General Manager*	191,625

Name	Termination without Cause (US$)[1]
Thomas Mika *Executive Vice President & Chief Financial Officer*	82,500

Compensation of Directors

Director Compensation Table

The following table sets forth all amounts of compensation provided to the directors, who are not also a Named Executive Officer, for the Corporation's most recently completed financial year:

Director Name[1]	Fees or Salary[2] (US$)	Share-Based Awards (US$)	Option-Based Awards[2][3]		Non-Equity Incentive Plan Compensation (US$)	Pension Value (US$)	All Other Compensation (US$)	Total (US$)
			No. of Options	Value (US$)				
Jean-Louis Malinge	30,000	N/A	41,368	93,492	N/A	N/A	N/A	123,492
Peter Charbonneau	55,000	N/A	52,860	119,464	N/A	N/A	N/A	174,464
Theresa Lan Ende	15,000	N/A	46,113	104,215	N/A	N/A	N/A	119,215
Glen Riley	32,500	N/A	45,965	103,881	N/A	N/A	N/A	136,381
Michal Lipson	15,000	N/A	46,562	105,230	N/A	N/A	N/A	120,230
Chris Tsiofas	40,000	N/A	45,965	103,881	N/A	N/A	N/A	143,881
Mohandas Warrior[3]	30,000	N/A	Nil	Nil	N/A	N/A	N/A	30,000

Notes:

(1) The Corporation used the Black-Scholes model as the methodology to calculate the grant date fair value. The fair value will be recorded as an operating expense as the stock options vest from the date of grant.

(2) The exchange rate used in these calculations to convert CAD to USD was the rate of exchange applicable on the date of grant.

(3) Mohandas Warrior did not stand for re-election to the board on October 14, 2022. The compensation received by Mr. Warrior for the financial year 2022 represents the compensation received in his capacity as director of the Corporation for the period January 1, 2022 to October 14, 2022.

Narrative Discussion

Non-executive directors are paid US$120,000 annually, consisting of a cash retainer of US$30,000, plus stock options equal to US$90,000 (based on a Black-Scholes valuation). No additional fees are paid for attending Board or committee meetings. An additional US$10,000 in cash and US$10,000 in value of options are granted to each standing committee chair. The Lead Director is paid an additional US$15,000 in cash and receives additional stock options with a value equating to US$15,000 (based on a Black-Scholes valuation). The options vest quarterly over the one-year term of service as directors.

The directors participate in the Corporation's Existing Plan pursuant to which incentive stock options may be granted to the officers, employees, directors and consultants of the Corporation from time to time. The Existing Plan is described under *"Incentive Plan Awards – Narrative Discussion"*. At the Meeting, Shareholders will be asked to consider the approval of the Omnibus Plan, failing which, the approval of the Amended Option Plan (being the Existing Plan with certain amendments). See *"Approval of the Omnibus Plan"* and *"Approval of the Amended Option Plan"* for the details on the Omnibus Plan and the Amended Option Plan, respectively. If the Omnibus Plan receive the approval of Shareholders, the directors may participate in the Omnibus Plan in accordance with its terms.

Incentive Plan Awards - Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information as at December 31, 2022, the end of the most recently completed financial year, concerning all awards outstanding under incentive plans of the Corporation, including awards granted before the most recently completed financial year, to each of the directors who are not Named Executive Officers:

		Option-based Awards				Share-based Awards		
First Name	**Last Name**	**Number of Securities Underlying Unexercised Options**	**Option Exercise Price (CAD)**	**Option Expiration Date**	**Value of Unexercised in-the-money Options (USD)**	**Number of Shares or Units of Shares that have not Vested**	**Market or Payout Value of Shares or Units of Shares that have not Vested**	**Market or Payout Value of Vested Shares or Units of Shares that have not Paid Out or Distributed**
Peter	Charbonneau	39,000	$3.30	21-Jul-2028	$24,230.19	N/A	N/A	N/A
Peter	Charbonneau	40,059	$3.80	29-May-2029	$8,930.07	N/A	N/A	N/A
Peter	Charbonneau	52,680	$4.00	11-Nov-2032	$3,657.01	N/A	N/A	N/A
Peter	Charbonneau	3,549	$4.20	06-Feb-2030	$0	N/A	N/A	N/A
Peter	Charbonneau	15,473	$5.20	28-Mar-2028	$0	N/A	N/A	N/A
Peter	Charbonneau	33,711	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Peter	Charbonneau	14,375	$11.90	05-apr-2031	$0	N/A	N/A	N/A
Theresa	Ende	41,368	$4.00	11-Nov-2032	$2,861.96	N/A	N/A	N/A
Theresa	Ende	4,745	$7.16	01-Jun-2032	$0	N/A	N/A	N/A
Michal	Lipson	41,368	$4.00	11-Nov-2032	$2,861.96	N/A	N/A	N/A
Michal	Lipson	5,194	$6.59	21-Jun-2032	$0	N/A	N/A	N/A
Jean-Louis	Malinge	52,500	$3.00	05-Sep-2027	$43,988.96	N/A	N/A	N/A
Jean-Louis	Malinge	39,900	$3.30	21-Jun-2028	$24,230.19	N/A	N/A	N/A
Jean-Louis	Malinge	36,053	$3.80	29-May-2029	$8,037.04	N/A	N/A	N/A
Jean-Louis	Malinge	41,368	$4.00	11 Nov-2032	$2,861.96	N/A	N/A	N/A
Jean-Louis	Malinge	26,382	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Jean-Louis	Malinge	11,250	$11.90	06-Apr-2031	$0	N/A	N/A	N/A
Glen	Riley	45,965	$4.00	11-Nov-2032	$3,180.00	N/A	N/A	N/A
Glen	Riley	22,460	$5.00	04-Dec-2030	$0	N/A	N/A	N/A
Glen	Riley	11,250	$11.90	06-Apr-2031	$0	N/A	N/A	N/A
Chris	Tsiofas	68,750	$2.80	13-Jul-2027	$68,174.08	N/A	N/A	N/A
Chris	Tsiofas	48,767	$3.30	21-Jun-2028	$29,614.88	N/A	N/A	N/A
Chris	Tsiofas	44,065	$3.80	29-May-2029	$9,823.10	N/A	N/A	N/A
Chris	Tsiofas	45,965	$4.00	11-Nov-2032	$3,180.00	N/A	N/A	N/A
Chris	Tsiofas	29,314	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Chris	Tsiofas	15,000	$8.60	07-Jul-2026	$0	N/A	N/A	N/A
Chris	Tsiofas	12,500	$11.90	06-Apr-2031	$0	N/A	N/A	N/A
Mohandas[(2)]	Warrior	20,000	$2.80	13-Jul-2027	$19,832.46	N/A	N/A	N/A
Mohandas[(2)]	Warrior	39,900	$3.30	21-Jun-2028	$24,230.19	N/A	N/A	N/A

		Option-based Awards				Share-based Awards		
First Name	Last Name	Number of Securities Underlying Unexercised Options	Option Exercise Price (CAD)	Option Expiration Date	Value of Unexercised in-the-money Options (USD)	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested	Market or Payout Value of Vested Shares or Units of Shares that have not Paid Out or Distributed
Mohandas[2]	Warrior	36,053	$3.80	29-May-2029	$8,037.04	N/A	N/A	N/A
Mohandas[2]	Warrior	26,382	$5.30	11-Jun-2030	$0	N/A	N/A	N/A
Mohandas[2]	Warrior	15,000	$8.60	07-Jul-2026	$0	N/A	N/A	N/A
Mohandas[2]	Warrior	11,250	$11.90	06-Apr-2031	$0	N/A	N/A	N/A

Notes:

(1) This amount is calculated based on the difference between the market value of the shares underlying the options as of December 31, 2022, being CAD $4.09 (US$3.18), and the exercise or base price of the option. The exchange rate used in these calculations to convert CAD to USD was 0.738, being the closing exchange rate at December 31, 2022.

(2) Mr. Mohandas Warrior ceased to be a director of the Corporation as at October 14, 2022, as he did not stand for re-election at the annual meeting of shareholders of the Corporation held on October 14, 2022.

Incentive Plan Awards - Value Vested or Earned During the Year

The following table summarizes the value vested or earned during the most recently completed financial year of incentive plan awards granted to directors who are not NEOs.

		Option-based Awards		Share-based Awards		Non-equity Incentive Plan Compensation - Value Earned During The Year
First Name	Last Name	Number of Securities Underlying Options Vested	Value Vested During the Year (USD)	Number of Shares or Units of Shares Vested	Value Vested During the Year	
Michal	Lipson	15,536	$142.89	N/A	N/A	N/A
Peter	Charbonneau	20,403	$0	N/A	N/A	N/A
Theresa Lan	Ende	15,087	$0	N/A	N/A	N/A
Jean-Louis	Malinge	15,966	$0	N/A	N/A	N/A
Glen	Riley	17,115	$0	N/A	N/A	N/A
Chris	Tsiofas	17,741	$0	N/A	N/A	N/A
Mohandas[3]	Warrior	5,624	$0	N/A	N/A	N/A

Notes:

(1) This amount is the dollar value that would have been realized computed by obtaining the difference between the market price of the underlying securities on the vesting date and the exercise or base price of the options under the option-based award. For the directors to have realized this value, they would have had to exercise their options and sell the shares on the day of vesting. None of these options were exercised.

(2) The exchange rate used in these calculations to convert CAD to USD was the exchange rate applicable on the vesting date.

(3) Mr. Mohandas Warrior ceased to be a director of the Corporation as at October 14, 2022, as he did not stand for re-election at the annual meeting of shareholders of the Corporation held on October 14, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the Corporation's compensation plans under which equity securities are authorized for issuance as at December 31, 2022, being the end of the most recently completed financial year.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options (US$)	Number of securities remaining available for future issuance under equity compensation
Equity compensation plans approved by securityholders -			
Existing Plan	6,741,825	$4.10	348,693
Equity compensation plan not approved by securityholders	—	—	—
Total	**6,741,825**	**$4.10**	**348,693**

STOCK OPTION PLANS OTHER INCENTIVE PLANS

The Corporation currently has the Existing Plan. See *"Statement of Executive Compensation – Option-Based Awards"* and *"Statement of Executive Compensation – Narrative Discussion"*. At the Meeting, Shareholders will be asked to approve the Omnibus Plan. If the Omnibus Plan Resolution is approved by Shareholders at the Meeting, the Corporation will replace the Existing Plan with the Omnibus Plan as the Corporation's long term incentive strategy. For details on the Omnibus Plan, see *"Approval of Omnibus Plan"*. In the event the Omnibus Plan Resolution is not approved by Shareholders at the Meeting, the Shareholders will be asked to approve the Amended Option Plan (being the Existing Plan, as amended for the New Policy and other housekeeping matters). For details on the Amended Option Plan (and amendments being made to the Existing Plan), see *"Approval of the Amended Option Plan"*.

MANAGEMENT CONTRACTS

No management functions of the Corporation or its subsidiaries are performed to any substantial degree by a person other than the directors or executive officers of the Corporation or its subsidiaries.

CORPORATE GOVERNANCE DISCLOSURE

A summary of the responsibilities and activities and the membership of each of the Committees is set out below.

NI 58-101 establishes corporate governance guidelines which apply to all public companies. The Corporation has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Corporation's practices comply with the guidelines, however, the Board considers that some of the guidelines are not suitable for the Corporation at its current stage of development and therefore these guidelines have not been adopted. NI 58-101 mandates disclosure of corporate governance practices which disclosure is sset out below.

Board of Directors and Independence

The Corporation's Board consists of seven directors, all of whom, except Dr. Suresh Venkatesan, are considered independent for the purposes of NI 58-101. Dr. Suresh Venkatesan is not independent as he is the Chief Executive Officer of the Corporation and Executive Chairman of the Board.

Lead Director

Upon the appointment of the CEO as Executive Chairman, and in accordance with its corporate governance guidelines, the Board also appointed Peter Charbonneau, an independent director, as its Lead Director. The Lead Director is accountable to the Board with the primary role of providing leadership to the Board in promoting the independent functioning of the Board in accordance with applicable regulations and corporate governance policies.

Board and Committee Meetings

The Board held 5 meetings during the financial year ended December 31, 2022. The independent directors hold separate meetings (*in-camera* meetings) when necessary at which non-independent directors and members of management are not present. In 2022, the Board held in-camera sessions of the independent directors at the end of each meeting of the Board. The Board held such in-camera sessions at 5 meetings in 2022 and all independent directors of the Corporation attended such in-camera sessions.

The following table sets out the summary of the attendance record of each director for the year ended December 31, 2022 in respect of his or her attendance record for all Board and committee meetings held:

	Attendance				Total	
Members	**Board of Directors**	**Audit Committee**	**Compensation Committee**	**Corporate Governance and Nominating Committee**	**Committee Meetings**	**Overall (Board and Committee Meetings)**
Suresh Venkatesan	5/5 (100%)	—	—	—	—	5/5 (100%)
Peter Charbonneau[(1)(3)]	5/5 (100%)	4/4 (100%)	—	5/5 (100%)	9/9 (100%)	14/14 (100%)
Theresa Lan Ende[(2)(4)]	2/2 (100%)	—	1/1 (100%)	—	1/1 (100%)	3/3 (100%)
Michal Lipson[(3)(5)]	2/2 (100%)	—	—	1/1 (100%)	1/1 (100%)	3/3 (100%)
Jean-Louis Malinge[(1)]	4/5 (80%)[(7)]	3/4 (75%)[(7)]	—	4/5 (80%)[(7)]	6/8 (75%)	10/13 (77%)
Glen Riley[(2)(3)]	5/5 (100%)	—	4/4 (100%)	5/5 (100%)	9/9 (100%)	14/14 (100%)
Chris Tsiofas[(1)(2)]	5/5 (100%)	4/4 (100%)	4/4 (100%)	—	8/8 (100%)	13/13 (100%)
Mohandas Warrior[(6)]	4/4 (100%)	—	3/3 (100%)	—	4/4 (100%)	8/8 (100%)

Notes:

(1) Members of the Audit Committee
(2) Members of the Compensation Committee
(3) Members of the Corporate Governance and Nominating Committee
(4) Theresa Lan Ende was elected as a director of the Corporation at the meeting of Shareholders held on October 14, 2022.She was appointed as a member of the Compensation Committee as of November 8, 2022. The information relating to her Board meeting attendance is provided only in respect of the period October 14, 2022 to December 31, 2022 and the information relating to her committee meeting attendance is provided only in respect of the period November 8, 2022 to December 31, 2022.
(5) Michal Lipson was elected as a director of the Corporation at the meeting of Shareholders held on October 14, 2022. She was appointed as a member of the Corporate Governance and Nominating Committee as of November 8, 2022. The information relating to her Board meeting attendance is provided only in respect of the period October 14, 2022 to December 31, 2022 and the information relating to her committee meeting attendance is provided only in respect of the period November 8, 2022 to December 31, 2022.
(6) Mohandas Warrior did not stand for re-election at the meeting of Shareholders held on October 14, 2022. The information relating his meeting attendance is provided only in respect of the period January 1, 2022 to October 14, 2022. 4 Board meetings and 3 Compensation Committee meetings were held during this time and Mr. Warrior attended all such Board and Compensation Committee meetings.
(7) Mr. Malinge missed one meeting of the Audit Committee due to medical reasons.

Mandate of the Board of Directors

The duties and responsibilities of the Board of the Corporation is to oversee the management of and provide stewardship over the Corporation's affairs, with the primary goal to act in the best interest of the Corporation to

enhance long-term shareholder value considering the interests of the Corporation's various stakeholders. In discharging its mandate, the Board is responsible for, among other things:

- developing and maintaining the Corporation's corporate governance approach;
- identifying the principal risks of the Corporation's business and ensuring the implementation of appropriate system to manage these risks;
- the Corporation's strategic planning process;
- promoting a culture of integrity and honestly throughout the Corporation;
- general oversight of management; and
- disclosure and communication policy of the Corporation to promote consistent disclosure practices of the Corporation with external parties, including Shareholders, the media and members of the investment community.

The Board has adopted a formal written mandate of the Board (the **"Board Mandate"**) which clarifies these responsibilities and is completed by the written mandates of each of its standing committees. The Board Mandate also sets procedures relating to the Board's operations, such as the procedure for Board meetings, delegation to committees of the Board, Board composition and access to independent counsel and external advisors. The Board is responsible for assessing its effectiveness and the Board Mandate provides for an annual self-assessment of the Board, the Committees and individual directors.

The full text of the Board Mandate establishing the mandate and the responsibilities of the Board is attached hereto as Schedule "A". A copy of the Board Mandate is also available on the Corporation's website at www.poet-technologies.com.

Other Public Company Directorships

The following nominee of the Board currently hold directorships with other reporting issuers as set out below:

Name of Director	Name of Other Reporting Issuer
Jean-Louis Malinge	EGIDE Group: (EURONEXT: GID)

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board, the Lead Director, the Chief Executive Officer, and for the chair of each committee of the Board. A copy of the position descriptions are available on the Corporation's website at www.poet-technologies.com.

Orientation and Continuing Education

The Board, together with the CG&N Committee, is responsible for providing a comprehensive orientation and education program for new directors that deals with the role of the Board and its committees; the contribution individual directors are expected to make (including the commitment of time and resources that the Corporation expects from its directors); and the nature and operations of the Corporation's business.

New directors are provided with:

(a) information respecting the functioning of the Board, committees and copies of the Corporation's corporate governance policies;

(b) access to recent, publicly filed documents of the Corporation, technical reports and the Corporation's internal financial information;

(c) access to Management and technical experts and consultants; and

(d) advised to familiarize themselves with applicable stock exchange policies relating to corporate governance as well as any other requirements of applicable securities laws, rules and regulations.

The Corporation is also committed to the ongoing education of all directors. Directors may also participate in seminars and educational programs with the Institute of Corporate Directors at the expense of the Corporation which can enhance their abilities to fulfill their roles as Board or committee members. At each regularly scheduled Board meeting, management provides the directors with a presentation on the Corporation's operations, development projects, and strategic initiatives thereby updating the Board on all important activities since the previous meeting. The Board also receives updates from management between scheduled meetings, as required, and have full access to the Corporation's records.

Board members are encouraged to communicate with Management, auditors and technical consultants; to keep themselves current with industry trends and developments and changes in legislation with Management's assistance; and to attend related industry seminars and visit the Corporation's operations.

Ethical Business Conduct

The Board views good corporate governance as an integral component to the success of the Corporation and to meet responsibilities to Shareholders. The Board has adopted a Code of Conduct (the "**Code**"), which was updated on February 2, 2023, and the Code is reviewed annually by the CG&N Committee and re-affirmed by the Board. The Board has instructed its Management and employees to abide by the provisions of the Code, including requiring each employee to certify annually that they have read and understand the Code. The directors of the Corporation are responsible for monitoring compliance with the Code, for regularly assessing its adequacy, for interpreting this Code in any particular situation and for approving any changes to the Code from time to time. A copy of the Code is available on the Corporation's website www.poet-technologies.com.

To ensure the directors exercise independent judgment in considering transactions and agreements in which a director or officer has a material interest, all such matters are considered and approved by the independent directors. Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors which evoke such a conflict.

The Corporation believes that it has adopted corporate governance procedures and policies which encourage ethical behavior by the Corporation's directors, officers and employees.

Management Supervision by Board

During 2022, independent supervision of Management was accomplished through its independent Board members led by the Lead Director, notwithstanding that the Executive Chairman of the Board was not independent. The Board considered that management was effectively supervised by the independent directors as the independent directors were actively and regularly involved in reviewing and supervising the operations of the Corporation and had regular and full access to management. The CEO and CFO reported on the operations of the Corporation separately to the independent directors of the Board at such other times throughout the year as was considered necessary or advisable by the independent directors. The independent directors were encouraged to meet at any time they consider necessary without any members of Management including the non-independent directors being present, and generally did so several times per year by adjourning Board meetings and asking all persons who were not independent directors to leave the room. The Corporation's auditors, legal counsel and employees may have been invited to attend. Further supervision was performed through the Audit Committee, currently composed of all independent directors, who meet with the Corporation's auditors without management being in attendance, generally on a quarterly basis and at least once a year. Additional supervision was performed through the Compensation Committee and the Corporate

Governance and Nominating Committee (the "**CG&N Committee**"), both of which were entirely comprised of independent directors.

Participation of Directors in Other Reporting Issuers

No director of the Corporation, nor any proposed nominee for election as a director, hold directorships in other reporting issuers, except for Jean-Louis Malinge who is a director of EGIDE Group (EURONEXT: GID).

Majority Voting Policy

Following the Meeting, the Board intends to adopt a policy for majority voting for individual directors (the "**Majority Voting Policy**"), which provides that in an uncontested election of directors, if any nominee for director receives a greater number of votes "withheld" from his or her election than votes "for" such election, that director will immediately tender his or her resignation to the Board following the meeting. The CG&N Committee will consider the offer of resignation and recommend to the Board whether or not to accept it. In its deliberations, the CG&N Committee will consider any exceptional circumstances that would justify not accepting the resignation. The CG&N Committee is expected to recommend that the Board accept the resignation absent exceptional circumstances. The Board will render a decision as to whether or not to accept the resignation within 90 days following the applicable Shareholders' meeting, after considering the circumstances considered by the CG&N Committee and any other circumstances that the Board considers relevant. If such director's resignation is accepted by the Board, it will be effective immediately upon acceptance by the Board. The Board shall promptly issue a news release to announce its decision, a copy of which shall be provided to the TSXV. If the Board declines to accept the resignation, it should include in the news release the reasons for its decision. If a director refuses to tender his or her resignation in accordance with the Majority Voting Policy, such director will not be nominated for election by the Corporation at the next meeting of shareholders of the Corporation at which directors are to be elected.

Investor Relations Disclosure Policy

The Board has established a Disclosure Policy related to disclosure and external communications, which applies to all officers, directors and employees of the Corporation. The purpose of the Disclosure Policy is to ensure compliance with legal and regulatory requirements, when preparing public disclosure documents, answering investor inquiries and/or attending conferences or meetings with its analysts and institutional Shareholders. The Disclosure policy covers disclosures in documents filed with the securities regulators and written statements made in the Corporation's annual and quarterly reports, news releases, letters to Shareholders, presentations (both of a business or technical nature), marketing materials, advertisements, and information contained on the Corporation's website and other electronic communications. It also extends to oral statements made in meetings and telephone conversations with analysts and investors, interviews with the media as well as speeches, press conferences, and conference calls.

A copy of the Disclosure Policy is available on the Corporation's website www.poet-technologies.com.

Trading by Insiders

Insiders of the Corporation are expected to comply with all applicable securities legislation, rules and regulations with respect to buying and selling shares of the Corporation. In addition, the Corporation has well-defined criteria for when the Trading Window (as defined in the Securities Trading Policy) for officers and directors opens and closes as per the Corporation's Securities Trading Policy, the purpose of which is to ensure that Insiders do not trade shares of the Corporation at inappropriate times. Insiders are expected to abstain from trading the shares of the Corporation when the Trading Window is closed.

A copy of the Securities Trading Policy is available on the Corporation's website www.poet-technologies.com.

Assessments

The Board annually, at such times as it deemed appropriate, reviewed the performance and effectiveness of the Board, the directors and its committees to determine whether changes in size, personnel or responsibilities are warranted. To

assist in its review, the Board conducted informal surveys of its directors, received reports from the CG&N Committee on its assessment of the functioning of the Board and reports from each committee respecting its own effectiveness.

Director Term Limits and Other Mechanisms for Board Renewal

As set forth above under *"Matters to be Acted Upon at the Meeting – Election of Directors"*, each director elected serves until the next annual meeting of Shareholders or until their successors are appointed. The Board does not currently have a limit on the number of consecutive terms for which a director may sit as it believes that arbitrary term or age limits often prevent or restrict the continued service on the Board of the most experienced and valuable directors who will have acquired an institutional knowledge of the Corporation from such years of service. The imposition of inflexible term limits may not necessarily correlate with returns or benefits for stakeholders. Rather, the Board maintains a flexible approach to Board succession whereby it considers the addition of potential candidates in conjunction with its assessments of current directors and the Board as a whole. The CG&N Committee and the Board have an effective director evaluation process and which the Board believes is a more effective method to assess the fitness for service on the Board than age or term served. Further, the CG&N surveys each director individually prior to each meeting of Shareholders at which directors are to be elected in order to determine whether each director has sufficient time to devote to his or her Board duties and whether there is any other reason for which such director does not believe he or she should stand for re-election. The Board believes that the above approach allows the Corporation to maintain an effective Board succession process.

Board and Management Diversity

The Corporation has not adopted a written policy relating to the diversity of the Board of Directors. Although the Corporation has not adopted a formal written policy, the Corporation supports and encourages the diversity of the Board and its senior management team. As required by NASDAQ, the Corporation provides disclosure regarding its board diversity matrix on its website www.poet-technologies.com.

The CG&N Committee reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors. In connection with this process, the CG&N Committee assesses the effectiveness of the Board as a whole, its committees and individual directors. The CG&N Committee considers the results of these assessments and the balance of skills, experience, independence and knowledge on the Board, diversity, how the Board works together as a unit, and other factors relevant to its effectiveness in making recommendations relating to Board appointments. The CG&N Committee maintains an evergreen list of potential candidates for election to the Board, which list includes diversity considerations as a criteria.

Currently, two of the seven directors on the Board are women, representing approximately 28.6% of the Board.

Although the Board has not adopted formal goals for gender diversity, it continues to consider and adopt meritocratic recruitment and progression measures in senior management and all levels of employees at the Corporation's sites and offices while having due regard to the benefits of diversity and the needs of the Corporation. Currently, one out of five NEOs is a woman (20%).

The Corporation continues to explore opportunities to nominate additional gender and demographically diverse candidates, as well as candidates with other diverse attributes to the Board and senior management of the Corporation.

Nomination of Directors and CG&N Committee

The CG&N Committee has the responsibility for identifying potential Board candidates. The CG&N Committee assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. Members of the Board and representatives of the semiconductor and photonics industries are consulted for possible candidates. The Board has adopted a written charter that sets forth the responsibilities of the CGNC. In addition to its Board identification responsibilities, the CG&N Committee is mandated to take a leadership role in shaping corporate governance by overseeing and assessing the functioning of the Board and the committees of the Board and developing, implementing and assessing effective corporate governance processes and practices. In

addition to its responsibility for nominating directors, the CG&N Committee also has the responsibility for monitoring corporate governance compliance and setting corporate governance policy.

For the year ended December 31, 2022, the CG&N Committee was comprised entirely of independent directors, being Peter Charbonneau (Chair), Jean-Louis Malinge, Glen Rily and Michal Lipson (since November 8, 2022).

The CG&N Committee charter is available on the Corporation's website www.poet-technologies.com.

Compensation and Compensation Committee

The Compensation Committee is responsible for reviewing all overall compensation strategy, objectives and policies; annually reviewing and assessing the performance of the executive officers; recommending to the Board the compensation of the executive officers; reviewing executive appointments; and recommending the adequacy and form of directors' compensation. The Compensation Committee also reviews and recommends incentive stock option awards under the Corporation's Existing Plan.

For the year ended December 31, 2022, the Compensation Committee is comprised entirely of independent directors being Glen Riley (Chair), Theresa Lan Ende (since November 8, 2022) and Chris Tsiofas. Mr. Mohandas Warrior, who was a member of the Compensation Committee from January 1, 2022 to October 14, 2022, was also an independent director during his tenure.

The Compensation Committee discusses and makes recommendations to the Board for approval or disapproval of all compensation issues that pertain to the Corporation. The compensation programs of the Corporation are designed to reward performance and to be competitive with the compensation agreements of other comparable semiconductor companies. The Compensation Committee is responsible for evaluating the compensation of the senior Management and assuring that they are compensated effectively in a manner consistent with the Corporation's business, stage of development, financial condition and prospects, and the competitive environment. Specifically, the Compensation Committee is responsible for: (i) reviewing the compensation practices and policies of the Corporation to ensure that they are competitive and that they provide appropriate motivation for corporate performance and increased Shareholder value; (ii) overseeing the administration of the Corporation's compensation programs, and reviewing and approving the employees who receive compensation and the nature of the compensation provided under such programs, and ensuring that all Management compensation programs are linked to meaningful and measurable performance targets; (iii) making recommendations to the Board regarding the adoption, amendment or termination of compensation programs and the approval of the adoption, amendment and termination of compensation programs of the Corporation, including for greater certainty, ensuring that if any equity-based compensation plan is subject to Shareholder approval, and that such approval is sought; (iv) reviewing and recommending to the Board for approval any employment agreements or contracts with Named Executive Officers; (v) periodically surveying the executive compensation practices of other comparable companies; (vi) establishing and ensuring the satisfaction of performance goals for performance-based compensation; (vii) annually reviewing and approving the annual base salary and bonus targets for the senior executives of the Corporation, other than the CEO; (viii) reviewing and approving annual corporate goals and objectives for the CEO and evaluating the CEO's performance against such goals and objectives; (ix) annually reviewing and approving, based on the Compensation Committee's evaluation of the CEO, the CEO's annual base salary, the CEO's bonus, and any stock option grants and other awards to the CEO under the Corporation's compensation programs (in determining the CEO's compensation, the Compensation Committee will consider the Corporation's performance and relative shareholder return, the compensation of CEOs at other companies, and the CEO's compensation in past years); (x) review any report on executive compensation required to be prepared under applicable corporate and securities legislation and regulation including the disclosure concerning members of the Compensation Committee and settling the reports required to be made by the Compensation Committee in any document required to be filed with a regulatory authority and/or distributed to Shareholders; and (xi) overseeing succession planning for Named Executive officers.

For more information with respect to the NEOs and directors of the Corporation, see *"Statement of Executive Compensation"*.

Audit Committee

The Audit Committee's Charter

The Audit Committee Charter was most recently approved on February 8, 2023, a copy of which can be found in Appendix "B". A copy of the Audit Committee Charter is also available on the Corporation's website www.poet-technologies.com.

Composition of the Audit Committee

The following are the current members of the Committee:

Name	Independent/ Not independent(1)	Financially literate(1)
Chris Tsiofas (Chair)	Independent	Yes
Jean-Louis Malinge	Independent	Yes
Peter Dominic Charbonneau	Independent	Yes

Note:

(1) As defined by NI 52-110.

Relevant Education and Experience

The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities are as follows:

- Chris Tsiofas, CA, CPA, earned a Bachelor's of Commerce Degree from the University of Toronto and is a member of the Chartered Professional Accountants of Canada and the Canadian Tax Foundation. He has been on the Board of Directors since August of 2012. He is the president of MTN Chartered Professional Accountant Professional Corporation, a public accountancy firm.

- Peter Dominic Charbonneau holds a Bachelor of Science from the University of Ottawa and a Master of Business Administration from the University of Western Ontario. He is also a member and elected Fellow of the Institute of Chartered Professional Accountants of Ontario and has received the ICD.D designation from Institute of Corporate Directors of Canada. Mr. Charbonneau was a general partner at Skypoint Capital Corporation for almost 15 years, where he was jointly responsible for the placement of $100 million of capital in early-stage telecommunications and data communication companies.

- Mr. Jean-Louis Malinge recently retired as partner with ARCH Venture Partners, an early-stage venture capital firm with nearly $2 billion under management. Additionally, he is a board member of EGIDE SA, CAILabs and Aeponyx. EGIDE SA is a public French company which designs, manufactures and sells hermetic packages for the protection and interconnection of several types of electronic and photonic chips. CAIlabs is a venture-backed French innovative start-up founded in 2013 which has developed a unique spatial multiplexing platform. Aeponyx is a venture-backed Canadian innovative start-up which develops a platform combining Silicon Nitride waveguides with planar MEMS for photonics components. From 2004 to 2013 Jean-Louis was President and CEO of Kotura, a Silicon Photonics pioneer which was acquired in 2013 by Mellanox Technologies. Prior to Kotura Mr. Malinge was an executive with Corning Inc for 15 years. Jean-Louis holds an Executive M.B.A. from MIT Sloan School in Boston, Massachusetts. He also holds an engineering degree from the Institut National des Sciences Appliquées in Rennes, France.

All members have an understanding of the accounting principles used by the Corporation to prepare its financial statements and have an understanding of its internal controls and procedures for financial reporting.

Audit Committee Oversight

At no time since the commencement of the Corporation's most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of the Corporation's most recently completed financial year has the Corporation relied on any exemption in NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in Section 4.5 of the Audit Committee Charter.

External Auditors Service Fees (By Category)

The aggregate fees billed by the Corporation's external auditors for each of the last two fiscal years for audit fees are as follows:

Financial Year Ending	Audit Fees (1)	Audit Related Fees	Tax Fees(2)	All Other Fees
December 31, 2022	$278,000	Nil	$17,200	Nil
December 31, 2021	$265,000	Nil	$17,200	Nil

Notes:

(1) Audit fees consist of services that would normally be provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide.

(2) Tax fees relate to tax compliance, planning and advice.

Board Committees

In addition to the Audit Committee, the Compensation Committee and the CG&N Committee, the Board has also established the Ad Hoc Strategy Committee and the Disclosure Committee.

Ad Hoc Strategy Committee

The Corporation currently has an Ad Hoc Strategy Committee in place to assist the Board in the review of technology deployment strategies. The membership of the Ad Hoc Strategy Committee varies from time to time based on the requirements of the Corporation (as determined by the Board) and consists of technology industry experts, with technical insights and network required by the Corporation.

Disclosure Committee

The Corporation also has a Disclosure Committee that meet as needed, to review the Corporation's material news disclosure prior to dissemination. The Disclosure Committee is a management committee with Suresh Venkatesan being the only Board member. Peter Charbonneau, while not a member of the Disclosure Committee, provides oversight. The Lead Director has the authority to determine, on a case-by-case basis, whether additional members to the Disclosure Committee as a subject matter expert are required, depending on the nature of the disclosure, to ensure the appropriateness of the disclosure.

As the directors are actively involved in the operations of the Corporation, the Board has determined that additional committees, other than the Audit Committee, the CGN&C and the Compensation Committee, are not necessary at this stage of the Corporation's development.

OTHER MATTERS

Management of the Corporation is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

APPROVAL

The contents of this Circular and the sending thereof to Shareholders have been approved by the Board.

DATED this 25th day of May 2023.

APPROVED BY THE BOARD OF DIRECTORS

(signed) "Suresh Venkatesan"

Suresh Venkatesan
Chief Executive Officer and Director

APPENDIX "A"
MANDATE FOR THE BOARD OF DIRECTORS

POET TECHNOLOGIES INC. (the "Corporation")

MANDATE FOR THE BOARD OF DIRECTORS ("Mandate")

1. PURPOSE AND GOAL OF THE BOARD

1.1 The board of directors (the "**Board**") of POET Technologies Inc. (the "**Corporation**") directly, and through its committees, oversees the management of, and provides stewardship over, the Corporation's affairs. The Board's primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value considering the interests of the Corporation's various stakeholders, including shareholders, employees, customers, suppliers and the community. The Board is obligated to act honestly and in good faith with a view to the best interests of the Corporation. The Board is also committed to the principles of good corporate governance and best practices such as those set out in National Policy 58-201 – *Corporate Governance Guidelines*.

2. AUTHORITY

2.1 The organization of the Board and its authority are subject to any restrictions, limitations or requirements set out in the Corporation's constating documents, including its articles and by-laws, as well as any restrictions and limitations or requirements set out under applicable laws, including the (the "**Act**"), Canadian securities laws, US securities laws as well as the standards, policies and guidelines of the stock exchange(s) on which the Corporation's securities are listed (collectively, the "**Applicable Law**").

2.2 The Board retains authority over the administration of its own affairs, including:

a. selecting the Chair of the Board;
b. forming Board committees (each a "**Committee**", and collectively, the "**Committees**");
c. delegating powers to Committees; and
d. developing position descriptions for the Chair of the Board and the chair of each Committee.

2.3 The Board will develop and maintain the Corporation's corporate governance approach, including developing a set of corporate governance principles specific to the Corporation (the "**Governance Principles**") to guide the Board, its Committees, the Corporation's officers, management and employees in completing their duties, responsibilities and obligations in relation to the Corporation. The Governance Principles will comply with the Act and include the best practices contained in NP 58-201 and any other practices approved by the Board.

2.4 The Board is responsible for approving the Corporation's significant operating policies and procedures, including reviewing and approving material changes to existing policies. The Board is also responsible for monitoring Corporation compliance, including Board compliance with these policies.

3. ORGANIZATION

3.1 The Corporation's shareholders elect directors annually to the Corporation's Board. Elections are conducted in accordance with the Act, applicable Canadian securities laws and the Corporation's constating documents, including its articles and by-laws. The number of directors comprising the Board is determined in accordance with the Corporation's articles and by-laws.

3.2 A majority of the directors on the Board must be independent in accordance with Applicable Law. The Board shall establish and maintain procedures and policies to ascertain director independence and address conflict

of interest issues. No Board member may serve simultaneously on the board of directors of more than four (4) other public companies unless the Board determines that simultaneous service will not materially adversely affect the Board from acting independently or from fulfilling its mandate in accordance with Applicable Law.

3.3 Each Board member will complete a Directors and Officers Information Form to help the Corporation meet its continuous disclosure requirements under Applicable Law, and to help identify any director independence issues or conflicts of interest.

4. COMMITTEES

4.1 In accordance with Section 2.2c and Section 2.2d, the Board will establish and delegate some of its responsibilities and powers, permitted under Applicable Law, to its Committees. At a minimum, the Board will establish an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. The Board may form other Committees at its discretion.

4.2 Every Committee must be comprised entirely of independent directors unless otherwise authorized by the Board in its discretion.

4.3 Every Committee must create and maintain a Committee Mandate outlining its responsibilities, including those responsibilities set out in NP 58-201, to be approved by the Board.

4.4 Every Committee Mandate must be disclosed in accordance with NI 58-101, and made publicly available on the Corporation's website.

5. POSITION DESCRIPTIONS

5.1 The Board, with the assistance of the Corporate Governance and Nominating Committee will develop clear position descriptions for the Chair of the Board and the Chair of each Committee.

5.2 The Board, together with the Chief Executive Officer (**"CEO"**) will develop a clear position description for the CEO (including delineating management responsibilities) and will develop or approve the corporate goals and objectives that the CEO is responsible for meeting.

6. RISK MANAGEMENT

6.1 The Board is responsible for the identification of the principal risks of the Corporation's business and ensuring the implementation of appropriate systems to manage these risks. The Board's responsibility to oversee risk management includes receiving reports from management on the status of risk management activities, reviewing reports on spending in relation to approved budgets and overseeing the financial reporting process of the Corporation. The Board should review the effectiveness of the Corporation's system of internal controls, at minimum, on an annual basis.

6.2 To ensure clear delineation of roles and responsibilities, the Board will develop management authority guidelines to distinguish between areas of Board authority, including Committee authority, and those delegated to the CEO and other management personnel. These guidelines must set out matters that must be presented to the Board for review. Matters to be presented to the Board for review include any material acquisitions, dispositions and capital expenditures, major contracts, and significant finance-related issues.

6.3 The Board will approve the Corporation's annual budget and will receive reports from management in respect of the Corporation's actual results and a comparison of the actual results to the Corporation's annual budget.

7. STRATEGIC PLANNING

7.1 The Board is responsible for adopting the Corporation's strategic planning process (the "**Planning Process**"). Using the Planning Process, the Board will participate with management in creating the Corporation's strategic plan (the "**Plan**"). The Board should approve the Plan before its implementation. The Board will not approve the Plan if the Plan does not:

a. recognize, and capitalize or mitigate (as applicable) the opportunities and risks of the Corporation's business; or
b. does not describe how the Corporation will implement the Plan to achieve the Corporation's long-term goals.

7.2 The Board will seek regular status reports from the Corporation's management in relation to the Corporation's performance, as compared to the Plan.

8. CODE OF BUSINESS CONDUCT AND ETHICS

8.1 The Board should adopt a written Code of Ethics and Business Conduct (the "**Code**") as part of its efforts to promote a culture of integrity and honesty throughout the Corporation. The Code will apply to the Board itself and the Corporation's management and employees.

8.2 The Board may grant any waivers to the Code in certain circumstances, provided a waiver would be in accordance with Applicable Law. If the Board grants a waiver to the Code, the Board will determine if disclosure of the waiver is necessary in accordance with Applicable Law. Contents of such disclosure will be in compliance with NP 58-201 and NI 58-101.

8.3 On occasion, the Board must review and analyze the conduct of the CEO and senior management to satisfy itself that these individuals are complying with the Code and are creating a culture of integrity throughout the Corporation.

9. MANAGEMENT OVERSIGHT

9.1 The Board will oversee Corporation's management, including:

a. appointing, training and monitoring the CEO and other senior management;
b. developing the CEO's position description in accordance with Section 5.2;
c. developing or approving the corporate goals and objectives of the CEO and of other senior management;
d. determining the compensation of the CEO and of other senior management; and
e. assessing the performance of the CEO and other senior management, taking into consideration:

    (i) such person's position description;
    (ii) such person's goals and objectives;
    (iii) the Governance Principles, including the individual's adherence to the Governance Principles;
    (iv) the efforts made by such person to promote a culture of integrity at the Corporation; and
    (v) the Plan.

9.2 All management incentive plans tied to the Corporation's performance must first be approved by the Board.

10. COMMUNICATIONS AND DISCLOSURE

10.1 The Board will oversee the development and adoption of a disclosure policy to promote consistent disclosure practices by the Corporation in connection with the disclosure of material information about the Corporation

and the Corporation's communications with external parties, including shareholders, the media and members of the investment community.

10.2 Representatives from the Board will be present at all shareholders' meetings to respond to shareholder questions relating to the Board's activities, duties and obligations.

10.3 The Board will appoint an independent, non-executive director to be available to shareholders with concerns should shareholder communications with the Board Chair, the CEO or other executive officers fail to resolve the issue or such contact is inappropriate.

10.4 The Board will ensure the Corporation's financial performance is reported to shareholders, other security holders and regulators on a timely and regular basis in accordance with Applicable Law, and that reasonable steps are taken to ensure timely reporting of events, in accordance with Applicable Law, having a significant and material impact on the Corporation.

11. WHISTLEBLOWER POLICY

11.1 The Board will, in conjunction with the Audit Committee, establish a whistleblower policy for the Corporation allowing Corporation employees, officers, directors and other stakeholders, including the public, to raise, anonymously or not, questions, complaints or concerns about the Corporation's practices, including fraud, policy violations, any illegal or unethical conduct, and any Corporation accounting, auditing or internal control matters. The Board will ensure that any questions, complaints or concerns are adequately received, reviewed, investigated, documented and resolved.

12. MEETINGS

12.1 Meetings of the Board will be called, scheduled and held in accordance with the Corporation's constating documents, including its articles and by-laws, as well as under Applicable Law.

12.2 Quorum for a Board meeting will be a majority of the directors. All directors are expected to attend and be prepared to participate, including reviewing all meeting materials before every Board meeting.

12.3 The Board will provide at least two (2) days' notice of a meeting, unless all members of the Board consent to another time period or waive notice.

12.4 The Chair of the Board will seek input from the directors and Corporation's management, when setting each Board meeting's agenda.

12.5 Any written material to be provided to directors for a Board meeting must be distributed in advance of the meeting to give directors time to review and understand the information. All material provided to directors will be relevant and concise.

12.6 The CEO, chief financial officer of the Corporation ("**CFO**") and any other member of senior management may, if invited by the Chair of the Board, attend, give presentations relating to their responsibilities and otherwise participate at Board meetings.

12.7 The Corporation's secretary, or if there is no Corporation secretary, any attendee nominated by the Chair of the Board, will be the secretary of the meeting.

12.8 The Chair of the Board/Corporation secretary will circulate minutes of all Board meetings to the Board and will ensure that all minutes of meetings, or written resolutions in lieu of a meeting, are filed in the Corporation's minute book.

12.9 The independent directors will meet separately after every regularly scheduled Board meeting without non-independent members, and members of management in attendance. The independent directors may also hold other meetings at such times and with such frequency as the independent directors consider necessary.

13. DIRECTOR EDUCATION AND TRAINING

13.1 The Board will provide newly elected directors with an orientation program to educate them on the Corporation, their roles and responsibilities on the Board or Committees, as well as the Corporation's internal controls, financial reporting and accounting practices. In addition, directors will, from time to time, as required and as circumstances permit, receive:

a. training to increase their skills and abilities, as it relates to their duties and their responsibilities on the Board; and
b. continuing education about the Corporation to maintain a current understanding of the Corporation's business, including its operations, internal controls, financial reporting and accounting practices.

14. ASSESSMENTS

14.1 The Board, the Committees and each director will perform an annual self-assessment on its, his or her contribution and effectiveness. The Board and any Committee will consider its Mandate, and any director will consider his or her position description, when performing a self-assessment.

14.2 The Board will assess, on at least an annual basis, any policy, procedure, guideline or standard, including this Mandate, created by the Board to manage or fulfill its roles, duties and responsibilities, to ensure that they remain current and relevant. The Board will ensure that each Committee shall perform the same assessment in relation to any Committee policy, procedure, guideline or standard.

15. ACCESS TO MANAGEMENT AND OUTSIDE ADVISORS

15.1 To fulfill its roles, duties and responsibilities effectively, the Board may contact and have discussions with the Corporation's external auditors and the Corporation's officers and employees and request Corporation information and documentation from these persons.

15.2 The Board may, in its sole discretion, retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfil its duties and responsibilities under this Mandate. The Board may set the compensation and oversee the work of any outside counsel and other advisors to be paid by the Corporation.

16. NO RIGHTS CREATED

16.1 This Mandate is a broad policy statement and is attended to be part of the Board's flexible governance framework. While this Mandate should comply with all Applicable Law and the Corporation's constating documents, including articles and by-laws, this Mandate does not create any legally binding obligations on the Board, any Committee, any director or the Corporation.

***

Approved by the Board of Directors on August 28, 2019.

Re-affirmed by the Board of Directors on March 24, 2021.

Re-affirmed by the Board of Directors on Feb. 8, 2023

APPENDIX "B"
AUDIT COMMITTEE CHARTER

This charter (the "**Charter**") sets forth the purpose, composition, responsibilities, duties, powers and authority of the Audit Committee (the "**Committee**") of the directors (the "**Board**") of POET Technologies Inc. (the "**Corporation**").

1. PURPOSE

The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

- financial reporting and disclosure requirements;
- ensuring that an effective risk management and financial control framework has been implemented by management of the Corporation; and
- external and internal audit processes.

2. COMPOSITION AND MEMBERSHIP

(a) The members (collectively "**Members**" and individually a "**Member**") of the Committee shall be appointed by the Board to serve one-year terms and shall be permitted to serve an unlimited number of consecutive terms. The Board may remove a Member at any time and may fill any vacancy occurring on the Committee. A Member may resign at any time and a Member will cease to be a Member upon ceasing to be a director of the Corporation.

(b) The Committee will consist of at least three Members. Every Member must be a director of the Corporation who is independent and financially literate to the extent required by (and subject to the exemptions and other provisions set out in) applicable laws, rules, regulations and stock exchange requirements (collectively "**Applicable Laws**"). In this Charter, the terms "independent" and "financially literate" have the meanings ascribed to such terms in Applicable Laws and include the meanings given to similar terms in Applicable Laws to the extent such similar terms are used in this Charter and are applicable under Applicable Laws.

(c) The chairman of the Committee (the "**Chairman**") will be appointed by the Board and confirmed by the Committee or appointed by the Committee from time to time and must have such accounting or related financial management expertise as the Board or Committee may determine in their business judgment is necessary. The secretary of the Corporation (the "**Secretary**") will be the secretary of all meetings and will maintain minutes of all meetings, deliberations and proceedings of the Committee. In the absence of the Secretary at any meeting, the Committee will appoint another person who may, but need not, be a Member to be the secretary of that meeting.

3. MEETINGS

(a) Meetings of the Committee will be held at such times and places as the Chairman may determine, but in any event not less than four (4) times per year. Any Member or the auditor of the Corporation may call a meeting of the Committee at any time upon not less than forty-eight (48) hours advance notice being given to each Member orally, by telephone, by facsimile or by email, unless all Members are present and waive notice, or if those absent waive notice before or after a meeting. Members may attend all meetings either in person or by conference call.

(b) At the request of the external auditors of the Corporation, and taking into consideration the advance notice requirements in paragraph (a), the Chief Executive Officer or the Chief Financial Officer of the Corporation or any Member will convene a meeting of the Committee. Any such request will set out in reasonable detail the business proposed to be conducted at the meeting so requested.

(c) The Chairman, if present, will act as the Chairman of meetings of the Committee. If the Chairman is not present at a meeting of the Committee, then the Members present may select one of their number to act as chairman of the meeting.

(d) A majority of Members will constitute a quorum for a meeting of the Committee. Each Member will have one vote and decisions of the Committee will be made by an affirmative vote of the majority of Members present at the meeting at which the vote is taken. The Chairman will not have a deciding or casting vote in the case of an equality of votes. Powers of the Committee may also be exercised by written resolution signed by all Members.

(e) The Committee may invite from time to time such persons as the Committee considers appropriate to attend its meetings and to take part in the discussion and consideration of the affairs of the Committee, except to the extent the exclusion of certain persons is required pursuant to this Charter or by Applicable Laws. The Committee will meet in camera without management at each meeting of the Committee.

(f) In advance of every regular meeting of the Committee, the Chairman, with the assistance of the Secretary, will prepare and distribute to the Members and others as deemed appropriate by the Chairman, an agenda of matters to be addressed at the meeting together with appropriate briefing materials. The Committee may require officers and employees of the Corporation to produce such information and reports as the Committee may deem appropriate in order to fulfill its duties.

4. DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee as they relate to the following matters, to the extent considered appropriate or desirable or required by Applicable Laws, are to:

4.1 Financial Reporting and Disclosure

(a) oversee compliance related to financial reporting and filing requirements; review and recommend to the Board for approval, the audited annual financial statements and unaudited quarterly financial reviews of the Corporation, including the auditors' report thereon, the management's discussion and analysis of the Corporation prepared in connection with the annual and quarterly financial statements, any public release of financial reports or financial information of the Corporation, including guidance related to future financial performance of the Corporation, through press release or otherwise, consistent with the disclosure policies of the Corporation.

(b) review, approve and recommend to the Board for approval of the quarterly financial statements of the Corporation including the management's discussion and analysis prepared in connection with the quarterly financial statements, with such documents to indicate whether such information has been reviewed by the Board or the Committee;

(c) review and recommend to the Board for approval, where appropriate, financial information contained in any prospectuses, annual information forms, annual reports to shareholders, management proxy circulars, material change disclosures that are predominantly of a financial nature and similar disclosure documents;

(d) review with management of the Corporation and with the external auditors of the Corporation significant accounting principles and disclosure issues and alternative treatments under International Financial Reporting Standards ("**IFRS**") all with a view to gaining reasonable assurance that financial statements are accurate, complete and present fairly the Corporation's financial position and the results of its operations in accordance with IFRS;

(e) annually review the Corporation's corporate disclosure policy and recommend any proposed changes to the Board for consideration; and

(f) report from the audit committee nominee to the disclosure committee summarizing material issues raised at meetings of the Disclosure Committee of the Corporation established pursuant to the Corporation's corporate disclosure policy, since the last meeting of the Committee.

4.2 Internal Controls and Audit

(a) review and assess the overall adequacy and effectiveness of the Corporation's system of internal control and management information systems through discussions with management and the external auditor of the Corporation to ensure that the Corporation maintains: (i) the necessary books, records and accounts in sufficient detail to accurately and fairly reflect the Corporation's transactions; (ii) effective internal control systems; and (iii) adequate processes for assessing the risk of material misstatement of the financial statements of the Corporation and for detecting control weaknesses or fraud. From time to time the Committee will assess whether a formal internal audit department is necessary or desirable having regard to the size and stage of development of the Corporation at any particular time;

(b) satisfy itself that management has established adequate procedures for the review of the Corporation's disclosure of financial information extracted or derived directly from the Corporation's financial statements;

(c) periodically assess the overall adequacy of such systems and procedures to ensure compliance with regulatory requirements and recommendations;

(d) review and discuss the major financial risk exposures of the Corporation and the steps taken to monitor, control and mitigate where possible such exposures, including the use of any financial derivatives and hedging activities;

(e) review and assess, and within the Committee's discretion and in consultation with the Corporation's management, make recommendations to the Board regarding the adequacy of the Corporation's risk management policies and procedures with regard to identification of the Corporation's principal risks and implementation of appropriate systems to manage such risks, including an assessment of the adequacy of insurance coverage maintained by the Corporation; and

(f) review and assess annually, and in the Committee's discretion and in consultation with the Corporation's management, make recommendations to the Board regarding, the investment policy of the Corporation.

4.3 External Audit

(a) recommend to the Board a firm of external auditors to be engaged by the Corporation;

(b) ensure the external auditors report directly to the Committee on a regular basis;

(c) review the independence of the external auditors, including a written report from the external auditors with respect to their independence and consideration of applicable auditor independence standards;

(d) review and approve the compensation of the external auditors, and the scope and timing of the audit and other related services rendered by the external auditors;

(e) review the audit plan of the external auditors prior to the commencement of the audit;

(f) establish and maintain a direct line of communication with the Corporation's external and, if applicable, internal auditors;

(g) at the Committee's discretion, meet in camera with only the auditors (if present), with only management (if present), and with only the Members at Committee meetings;

(h) review the performance of the external auditors who are accountable to the Committee and the Board as representatives of the shareholders, including the lead partner of the independent auditors team;

(i) oversee the work of the external auditors appointed by the shareholders of the Corporation with respect to preparing and issuing an audit report or performing other audit, review or attest services for the Corporation, including the resolution of issues between management of the Corporation and the external auditors regarding financial disclosure;

(j) review the results of the external audit and the report thereon including, without limitation, a discussion with the external auditors as to the quality of accounting principles used and any alternative treatments of financial information that have been discussed with management of the Corporation and the ramifications of their use, as well as any other material changes. Review all material formal written communications between management and the auditors such as management letters and schedule of unadjusted differences;

(k) discuss with the external auditors their perception of the Corporation's financial and accounting personnel, records and systems, the cooperation which the external auditors received during their course of their review and availability of records, data and other requested information and any recommendations with respect thereto;

(l) review the reasons for any proposed change in the external auditors which is not initiated by the Committee or Board and any other significant issues related to the change, including the response of the incumbent auditors, and enquire as to the qualifications of the proposed auditors before making its recommendations to the Board; and

(m) review annually a report from the external auditors in respect of their internal quality- control procedures, any material issues raised by the most recent internal quality-control review, or peer review of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues.

4.4 Associated Responsibilities

(a) Monitor, periodically review and ensure functionality of the whistleblower policy of the Corporation and associated procedures for:

  (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters;

  (ii) the confidential, anonymous submission by directors, officers and employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

  (iii) any violations of any Applicable Laws that relate to corporate reporting and disclosure, or violations of the Code of Business Conduct & Ethics of the Corporation, if applicable; and

(b) review and approve the hiring policies of the Corporation regarding employees and partners, and former employees and partners, of the present and former external auditors of the Corporation.

4.5 Non-Audit Services

(a) pre-approve all non-audit services to be provided to the Corporation or any subsidiary entities by its external auditors or by the external auditors of such subsidiary entities. The Committee may delegate to one or more of its Members the authority to pre-approve non-audit services but pre-approval by such Member or Members so delegated shall be presented to the Committee at its first scheduled meeting following such pre-approval.

4.6 Oversight Function

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with IFRS and applicable rules and regulations. These are the responsibilities of the management and the external auditors of the Corporation. The Committee, the Chairman and any Members identified as having accounting or related financial expertise are directors of the Corporation, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Corporation, and are specifically not accountable or responsible for the day to day operation or performance of such activities. Although the designation of a Member as having accounting or related financial expertise for disclosure purposes is based on that individual's education and experience, which that individual will bring to bear in carrying out his or her duties on the Committee, such designation does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a Member of the Committee and Board in the absence of such designation. Rather, the role of a Member who is identified as having accounting or related financial expertise, like the role of all Members, is to oversee the process, not to certify or guarantee the internal or external audit of the Corporation's financial information or public disclosure.

5. REPORTING

The Committee shall provide the Board with a summary of all actions taken at each Committee meeting or by written resolution. The Committee will annually review and approve the Committee's report for inclusion in the management proxy circular. The Secretary will circulate the minutes of each meeting of the Committee and each written resolution passed by the Committee to the Board. The Committee shall produce and provide the Board with all reports or other information required to be prepared under Applicable Laws.

6. ACCESS TO INFORMATION AND AUTHORITY

The Committee will be granted unrestricted access to all information regarding the Corporation and all directors, officers and employees will be directed to cooperate as requested by Members. The Committee has the authority to retain, at the Corporation's expense, independent legal, financial and other advisors, consultants and experts, to assist the Committee in fulfilling its duties and responsibilities. The Committee also has the authority to communicate directly with external and, if applicable, internal auditors of the Corporation.

7. REVIEW OF CHARTER

The Committee will annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for consideration.

8. CHAIR

The Chair of the Committee should:

(a) provide leadership to the Committee with respect to its functions as described in this mandate and as otherwise may be appropriate, including overseeing the operation of the Committee;

(b) chair meetings of the Committee, unless not present, including in camera sessions, and report to the Board following each meeting of the Committee on the activities and any recommendations of the Committee;

(c) ensure that the Committee meets at least once per quarter and otherwise as considered appropriate;

(d) in consultation with the Chairman of the Board and the Committee Members, establish dates for holding meetings of the Committee;

(e) set the agenda for each meeting of the Committee, with input from other Committee Members, the Chairman of the Board, the Lead Director, if one, and any other appropriate persons;

(f) ensure that Committee materials are available to any director upon request;

(g) act as liaison and maintain communication with the Chairman of the Board and the Board to optimize and co-ordinate input from directors, and to optimize the effectiveness of the Committee. This includes reporting to the Board on all decisions of the Committee at the first meeting of the Board after each Committee meeting and at such other times and in such manner as the Committee considers advisable; and

(h) report annually to the Board on the role of the Committee and the effectiveness of the Committee in contributing to the effectiveness of the Board.

***

Approved by the Board of Directors on December 9, 2019.

Re-affirmed by the Board of Directors on March 24, 2021.

Re-affirmed by the Board of Directors on Feb. 8, 2023.

APPENDIX "C"
OMNIBUS PLAN

POET TECHNOLOGIES INC.
(THE "CORPORATION")

OMNIBUS INCENTIVE PLAN

TABLE OF CONTENTS

POET TECHNOLOGIES INC.
OMNIBUS INCENTIVE PLAN

POET Technologies Inc. (the "**Corporation**") hereby establishes an omnibus incentive plan for certain qualified directors, executive officers, employees or Consultants (as defined herein) of the Corporation or any of its Subsidiaries (as defined herein).

ARTICLE 1
INTERPRETATION

1.1 Definitions

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

"**Account**" means an account maintained for each Participant on the books of the Corporation which will be credited with Awards in accordance with the terms of this Plan;

"**Affiliates**" has the meaning ascribed thereto in the TSXV Corporate Finance Policies;

"**Associate**" has the meaning ascribed thereto in the TSXV Corporate Finance Policies;

"**Award**" means any of an Option, Share Unit or DSU granted to a Participant pursuant to the terms of the Plan;

"**Award Agreement**" means any of an Option Agreement, Share Unit Agreement or DSU Agreement governing an Option, Share Unit or DSU, respectively, granted to a Participant;

"**Blackout Period**" means the period during which Participants cannot trade securities of the Corporation pursuant to the Corporation's policy respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider, is subject);

"**Blackout Period Expiry Date**" means the date on which a Blackout Period expires;

"**Board**" has the meaning ascribed thereto in Section 2.2(1) hereof;

"**Business Day**" means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario for the transaction of banking business;

"**Cashless Exercise Right**" has the meaning ascribed thereto in Section 3.6(3) hereof;

"**Cause**" has the meaning ascribed thereto in Section 6.2(1) hereof;

"**Change of Control**" means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a) any transaction (other than a transaction described in clause (c) below) pursuant to which any Person or group of Persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation's then issued and outstanding securities entitled to vote in the election of directors of the Corporation;

(b) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the

Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c) the sale, lease, exchange, license or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned Subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its wholly-owned Subsidiaries;

(d) the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(e) individuals who, on the Effective Date, are members of the Board (the **"Incumbent Board"**) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

"Charitable Option" means any Option granted by the Corporation to an Eligible Charitable Organization;

"Consultant" means in relation to the Corporation, an individual (other than a Director, Officer or Employee of the Corporation or of any of its Subsidiaries) or a company that:

(a) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to any of its Subsidiaries, other than services provided in relation to a distribution;

(b) provides the services under a written contract between the Corporation or any of its Subsidiaries and the individual or company, as the case may be; and

(c) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or of any of its Subsidiaries;

"Consulting Agreement" means, with respect to any Participant, any written consulting agreement between the Corporation or a Subsidiary and such Participant;

"Corporation" means POET Technologies Inc., a corporation existing under the *Business Corporations Act* (Ontario) as amended from time to time;

"Designated Broker" means a broker who is independent of, and deals at arm's length with, the Corporation and its Subsidiaries, and is designated by the Corporation or its Subsidiaries;

"Dividend Equivalent" means additional Share Units credited to a Participant's Account as a dividend equivalent pursuant to Section 4.6(1);

"Director" means a director (as defined under Securities Laws) of the Corporation or of any of its Subsidiaries;

"DSU" has the meaning ascribed thereto in Section 5.1 hereof;

"DSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, a form of which is attached hereto as Exhibit "D";

"DSU Redemption Date" means, with respect to a particular DSU, the date on which such DSU is redeemed in accordance with the provisions of this Plan;

"Effective Date" means the effective date of this Plan;

"Eligible Charitable Organization" has the meaning ascribed thereto in the TSXV Corporate Finance Policies;

"Eligibility Date" means the effective date on which a Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Corporation by the insurance company providing such long-term disability benefits);

"Eligible Participants" means: (i) in respect of a grant of Options, any Director, Officer, Employee, Consultant or Investor Relations Service Provider of the Corporation or any of its Subsidiaries; (ii) in respect of a grant of Share Units, any Director, Officer, Employee, or Consultant of the Corporation or any of its Subsidiaries; and (iii) in respect of a grant of DSUs, any Director, Officer or Employee of the Corporation or any of its Subsidiaries;

"Employee" means an individual who is considered an employee of the Corporation or its Subsidiary under the Tax Act;

"Employment Agreement" means, with respect to any Participant, any written employment agreement between the Corporation or a Subsidiary and such Participant;

"Exchange Hold Period" has the meaning ascribed thereto in the TSXV Corporate Finance Policies;

"Exchanges" means the TSXV, NASDAQ or such other stock exchange or quotation system upon which the Shares may be listed or posted for trading from time to time;

"Exercise Notice" means a notice in writing signed by a Participant and stating the Participant's intention to exercise a particular Option, if applicable;

"Existing Option Plan" means the fixed stock option plan of the Corporation, which was last approved by shareholders of the Corporation on August 27, 2021;

"Existing Option" means an option grant made under the Existing Option Plan;

"Grant Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a Share Unit Agreement, a DSU Agreement, an Employment Agreement or a Consulting Agreement;

"Insider" means a "reporting insider" as defined in National Instrument 55-104 – *Insider Reporting Requirements and Exemptions* and includes Associates and Affiliates (as such term is defined under the policies of the TSXV) of such "reporting insider";

"Market Value" means at any date when the market value of Shares is to be determined, (i) if the Shares are listed on the TSXV, the closing price of the Shares on the TSXV for the Trading Session on the day prior to the relevant time as it relates to an Award; (ii) if the Shares are not listed on the TSXV, then as calculated in paragraph (i) by reference to the price on any other stock exchange on which the Shares are listed (if more than one, then using the exchange on which a majority of trading in the Shares occurs); or (iii) if the Shares are not listed on any stock exchange, the value

as is determined solely by the Board, acting reasonably and in good faith and such determination shall be conclusive and binding on all Persons;

"Net Exercise Right" has the meaning ascribed thereto in Section 3.6(4) hereof;

"Officer" means an officer (as defined under Securities Laws) of the Corporation or of any of its Subsidiaries;

"Option" means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof;

"Option Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, a form of which is attached hereto as Exhibit "A";

"Option Price" has the meaning ascribed thereto in Section 3.2 hereof;

"Option Term" has the meaning ascribed thereto in Section 3.4 hereof;

"Outstanding Issue" means the number of Shares that are outstanding as at a specified time, on a non- diluted basis;

"Participants" means Eligible Participants that are granted Awards under the Plan;

"Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Option or Share Unit.

"Performance Period" means the period determined by the Board at the time any Option or Share Unit is granted or at any time thereafter during which any Performance Criteria and any other vesting conditions specified by the Board with respect to such Option or Share Unit are to be measured;

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

"Plan" means this POET Technologies Inc. Omnibus Incentive Plan, including the exhibits hereto and any amendments or supplements hereto made after the effective date hereof;

"Restriction Period" means the period determined by the Board pursuant to Section 4.4 hereof;

"Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Corporation;

"Shares" means the common shares in the share capital of the Corporation;

"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury, including a share purchase from treasury by a full-time Employee, Director, Officer, Insider, or Consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

"Share Unit" means a right awarded to a Participant to receive a payment in the form of Shares as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

"Share Unit Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Share Units and the terms and conditions thereof, a form of which is attached hereto as Exhibit "C";

"Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

"Tax Act" means the *Income Tax Act* (Canada) and the regulations thereunder, as amended from time to time;

"Tax Obligations" means the aggregate amount of all withholdings, source deductions and similar amounts required under any governing tax law with respect to either (i) the redemption of a Share Unit, or (ii) the exercise or cancellation of an Option (including pursuant to a Cashless Exercise Right or Net Exercise Right), as the context requires, including amounts funded by the Corporation on behalf of previous withholding tax, source deduction or similar payments and owed by the Participant to the Corporation, as applicable (which Tax Obligations are to be determined by the Corporation in its sole discretion);

"Termination Date" means (i) in the event of a Participant's resignation, the date on which such Participant ceases to be a Director, Officer, Employee or Consultant of the Corporation or one of its Subsidiaries, (ii) in the event of the termination of the Participant's employment, or position as Director, or Officer of the Corporation or a Subsidiary, or Consultant, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be, and (iii) in the event of a Participant's death, on the date of death;

"Termination of Service" means that a Participant has ceased to be an Eligible Participant;

"Trading Session" means a trading session on a day which the applicable Exchange is open for trading;

"TSXV" means the TSX Venture Exchange;

"US Tax Code" means the United States' Internal Revenue Code of 1986, as amended;

"US Taxpayer" means a Participant who (i) is a US citizen, US permanent resident or other person who is subject to taxation on their income under the US Tax Code, and (ii) is subject to income taxation solely in the United States;

"Vested Awards" has the meaning described thereto in Section 6.2(5) hereof; and

"VWAP" means the volume weighted average trading price of the Shares on the TSXV calculated by dividing the total value by the total volume of such securities traded for the five trading days immediately preceding the reference date or if the Shares are not listed on any stock exchange, "VWAP" of Shares means the VWAP on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the five days immediately preceding the reference date.

1.2 Interpretation

(1) Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term "discretion" or "authority" means the sole and absolute discretion of the Board.

(2) The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3) In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4) The words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation". As used herein, the expressions "Article", "Section" and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5) Unless otherwise specified in the Participant's Grant Agreement, all references to money amounts are to Canadian currency, and where any amount is required to be converted to or from a currency other than Canadian currency, such conversion shall be based on the exchange rate as quoted by the Bank of Canada on the particular date.

(6) For purposes of this Plan, the legal representatives of a Participant shall only include the administrator, the executor or the liquidator of the Participant's estate or will.

(7) If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

2.1 Purpose of the Plan

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(a) to increase the interest in the Corporation's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

(b) to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

(c) to reward Participants for their performance of services while working for the Corporation or a Subsidiary; and

(d) to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment or service.

2.2 Implementation and Administration of the Plan

(1) The Plan shall be administered and interpreted by the board of directors of the Corporation (the "**Board**") or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the "Board" herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements, subject to any required approval.

(2) Subject to Article 7 and any applicable rules of an Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction.

(3) Subject to the provisions of this Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable. The Board may delegate to officers or managers of the Corporation, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, in whole or in part. Any such delegation by the Board may be revoked at any time at the Board's sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer,

manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(4) No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board or and any person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(5) The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or varying or amending its share capital or corporate structure.

2.3 Participation in this Plan

(1) The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant of an Award, the exercise or cancellation of an Option, the redemption of a Share Unit or transactions in the Shares or otherwise in respect of participation under the Plan. Neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant (or a Person with whom the Participant does not deal at arm's length) under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant (or Person with whom the Participant does not deal at arm's length) to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant (or a Person with whom the Participant does not deal at arm's length) for such purpose. The Corporation and its Subsidiaries do not assume and shall not have responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2) Participants (and their legal representatives) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Subsidiaries. No asset of the Corporation or any of its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Subsidiaries under this Plan. Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

(3) Unless otherwise determined by the Board, the Corporation shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

2.4 Shares Subject to the Plan

(1) Subject to adjustment pursuant to Article 7 hereof, the securities that may be acquired by Participants pursuant to Awards under this Plan shall consist of authorized but unissued Shares.

(2) The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall be **[•]** Shares and, for greater certainty, shall not exceed 20% of the Outstanding Issue as at the date of implementation of the Plan by the Corporation, less any Shares underlying Options granted under the Existing Option Plan or other Share Compensation Arrangement of the Corporation, if any. For the purposes of calculating the number of Shares reserved for issuance under this Plan, each Share subject to a Share Unit shall be counted

as reserving one Share under the Plan, each Share subject to a DSU shall be counted as reserving one Share under the Plan and each Share subject to an Option shall be counted as reserving one Share under the Plan.

(3) No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares available for issuance under this Plan to exceed the above noted total numbers of Shares reserved for issuance pursuant to the settlement of Awards.

(4) No new grants of Options will be made under the Existing Option Plan.

(5) If an outstanding Award or Existing Option (or portion thereof) expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, or if Shares acquired pursuant to an Award or Existing Option, as applicable, subject to forfeiture are forfeited, the Shares covered by such Award or Existing Option, if any, will again be available for issuance under the Plan. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. For greater certainty, any Shares acquired by a Participant under an Award or an Existing Option shall not continue to be issuable under the Plan.

(6) All Awards are subject to applicable limitations on sale or resale under Securities Laws and the policies of the Exchanges. If an Exchange Hold Period is applicable, all such Options and any Shares issued thereunder exercised prior to the expiry of the Exchange Hold Period must be legended with the Exchange Hold Period commencing on the date the Options were granted.

2.5 Limits with Respect to Insiders, Individual Limits, Annual Grant Limits, Consultant Limits and Investor Relations Service Providers

Unless the Plan is approved by the majority of the disinterested shareholders of the Corporation, the following limits apply to the operation of the Plan:

(1) The maximum number of Shares that are issuable to Insiders, at any time pursuant to Awards granted under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement (including the Existing Option Plan), cannot exceed ten percent (10%) of the Corporation's total issued and outstanding Shares.

(2) The maximum number of Shares that are issuable to Insiders, within any 12 month period, pursuant to Awards granted under the Plan, or when combined with all of the Corporation's other Share Compensation Arrangement (including the Existing Option Plan), cannot exceed ten percent (10%) of the Corporation's total issued and outstanding Shares.

(3) The maximum number of Shares that are issuable pursuant to all Awards granted under the Plan, or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Option Plan), granted or issued in any 12 month period to any one Person, cannot exceed five percent (5%) of the Outstanding Issue as of the date of grant or issue.

(4) The maximum number of Shares that are issuable to any one Consultant, within any 12 month period, pursuant to all Awards granted under the Plan, or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Option Plan), cannot exceed two percent (2%) of the Outstanding Issue as of the date of grant or issue.

(5) The maximum number of Shares that are issuable to all Investor Relations Service Providers, within any 12 month period, pursuant to Options granted under the Plan or when combined with all the Corporation's other Share Compensation Arrangement (including the Existing Option Plan), cannot exceed two percent (2%) of the Outstanding Issue as of the date of grant or issue.

(6) Options granted to any Investor Relations Service Provider must vest in stages over a period of not less than 12 months such that:

(a) no more than ¼ of the Options vest no sooner than three months after the Options were granted;

(b) no more than another ¼ of the Options vest no sooner than six months after the Options were granted;

(c) no more than another ¼ of the Options vest no sooner than nine months after the Options were granted; and

(d) the remainder of the Options vest no sooner than 12 months after the Options were granted.

(7) The maximum number of Shares that are issuable to Eligible Charitable Organizations, pursuant to all outstanding Charitable Options must not exceed one percent (1%) of the Outstanding Issue as of the date of grant.

(8) A Charitable Option must expire on or before the earlier of:

(a) the date that is 10 years from the date of grant of the Charitable Option; and

(b) the 90th day following the date that the holder of the Charitable Option ceases to be an Eligible Charitable Organization.

(9) Any Award granted pursuant to the Plan, or securities issued under the Existing Option Plan or any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 0 and Section 2.5(2).

2.6 Granting of Awards

Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. For the avoidance of doubt, if the Board determines in its sole discretion that an Eligible Participant or a Participant would be subject to the laws and regulations of both Canada and the United States with respect to an Award, and that compliance with the laws and regulations of one country would, absent action by the Board, cause noncompliance with the laws and regulations of the other country, the Board shall use commercially reasonable efforts to modify the terms of the Award so that the Award complies with the laws and regulations of both Canada and the United States and is consistent from an economic perspective of the originally contemplated Award. If, however, the Board determines in its sole discretion that compliance with the laws and regulations of both Canada and the United States with respect to such an Award is not possible, or is not possible without modification of the material terms or economic terms of the Award, the Board shall have complete authority in its sole discretion to withdraw the Award or cause the Award not to be granted, or to cause the Award to be forfeited or cancelled, immediately on such terms as the Board in its sole discretion shall determine.

ARTICLE 3
OPTIONS

3.1 Nature of Options

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.2 Option Awards

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the "**Option Price**") and the relevant vesting provisions (including Performance Criteria, if applicable) and the Option Term, the whole subject to the terms and conditions prescribed in this Plan or in any Option Agreement, and any applicable rules of an Exchange.

3.3 Option Price

The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant, less any discount permitted by the Exchanges.

3.4 Option Term

The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted ("**Option Term**"). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options. Notwithstanding the expiration provisions hereof, if the date on which an Option Term expires falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the expiration date of the Option will be the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period.

3.5 Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, any exercise of Options by a Participant shall be made in accordance with the Corporation's insider trading policy. The Corporation shall not issue any Shares to a Participant prior to the Corporation being satisfied in its sole discretion that all applicable taxes under Section 8.2 will be timely withheld or received and remitted to the appropriate taxation authorities in respect of any particular Participant and any particular Option.

3.6 Method of Exercise and Payment of Purchase Price

(1) Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice, a form of which is attached hereto as Exhibit "B", to the Corporation at its registered office to the attention of the Chief Financial Officer of the Corporation (or the individual that the Chief Financial Officer of the Corporation may from time to time designate) or give notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Board of the purchase price for the number of Shares specified therein and, if required by Section 8.2, the amount necessary to satisfy any taxes.

(2) Upon the exercise, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a) deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b) in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

(3) Subject to the provisions of this Plan, the Board may, in its discretion and at any time, determine to grant a Participant the alternative right (the **"Cashless Exercise Right"**), when entitled to exercise an Option, to elect to deal with such Option on a "cashless exercise" basis, in whole or in part by notice in writing to the Corporation, where the Corporation has an arrangement with a brokerage firm pursuant to which the following events shall occur in the order specified below:

(a) the brokerage firm agrees to loan money to the Participant equal to the amount of the Option Price of the Options to be exercised;

(b) the Participant exercises the Option using the proceeds of the loan referred to in (a) above;

(c) the brokerage firm receives such number of Shares underlying the Options to sell, at the direction of and on behalf of the Participant, the aggregate proceeds of which are sufficient to cover the Option Price in order to permit the Participant to repay the loan made to the Participant; and

(d) the Participant receives the balance of the Shares underlying the Options pursuant to such exercise, or cash proceeds from the sale of the balance of the Shares underlying the Options.

(4) Subject to the provisions of this Plan, the Board may, in its discretion and at any time, determine to permit a Participant (other than an Investor Relations Service Provider) to, when entitled to exercise an Option, elect to exercise such Option through a net exercise mechanism (the **"Net Exercise Right"**), in whole or in part by notice in writing to the Corporation, such that the Corporation does not receive any cash from the exercise of such Option and the Participant receives, disregarding fractions, only the number of Shares from the exercise of the Option that is equal to the quotient obtained by dividing: (A) the product of the number of Options being exercised and the difference between the VWAP of the underlying Shares and the Option Price of the subject Options; by (B) the VWAP of the underlying Shares.

3.7 Option Agreements

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "A". The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

ARTICLE 4
RESTRICTED AND PERFORMANCE SHARE UNITS

4.1 Nature of Share Units

A Share Unit is an Award in the nature of a bonus for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the Market Value of a Share or at the discretion of the Corporation (or applicable Subsidiary) one Share or any combination of cash and Shares as the

Corporation (or applicable Subsidiary) in its sole discretion may determine, pursuant and subject to such restrictions and conditions on vesting as the Board may determine at the time of grant, unless such Share Unit expires prior to being settled. Restrictions and conditions on vesting conditions may, without limitation, be based on the passage of time during continued employment (or other service relationship), in which case the Award is what is commonly referred to as a "Restricted Share Unit" or "RSU", or the achievement of specified Performance Criteria, in which case the Award is what is commonly referred to as a "Performance Share Unit" or "PSU", or both.

4.2 Share Unit Awards

(1) The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Share Units under the Plan, (ii) fix the number of Share Units, if any, to be granted to each Eligible Participant and the date or dates on which such Share Units shall be granted, (iii) determine the relevant conditions, vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such Share Units, and (iv) any other terms and conditions applicable to the granted Share Units, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in this Plan and in any Share Unit Agreement.

(2) Subject to the vesting and other conditions and provisions in this Plan and in the Share Unit Agreement, each Share Unit awarded to a Participant shall entitle the Participant to receive on settlement, a cash payment equal to the Market Value of a Share or at the discretion of the Corporation (or applicable Subsidiary) one Share or any combination of cash and Shares as the Corporation (or applicable Subsidiary) in its sole discretion may determine, in each case less any applicable withholding taxes. For greater certainty, no Participant shall have the right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Corporation (or applicable Subsidiary) to settle any Share Unit, or portion thereof, in the form of Shares, the Corporation (and each Subsidiary) reserves the right to change such form of payment at any time until the payment is actually made.

4.3 Share Unit Agreements

(1) The grant of a Share Unit by the Board shall be evidenced by a Share Unit Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "C". Such Share Unit Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Agreement. The provisions of the various Share Unit Agreements issued under this Plan need not be identical.

(2) The Share Unit Agreement shall contain such terms that the Corporation considers necessary in order that the Share Unit will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

4.4 Vesting of Share Units

The Board shall have sole discretion to determine if any Performance Criteria and/or other vesting conditions with respect to a Share Unit, and as contained in the Share Unit Agreement governing such Share Unit, have been met and shall communicate to a Participant as soon as reasonably practicable when any such applicable vesting conditions or Performance Criteria have been satisfied and the Share Units have vested (the "**Vesting Date**"). Notwithstanding the foregoing, if the date on which any Share Units have vested falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the vesting of such Share Units will be deemed to occur on the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period. The period

between the date of the grant of Share Units and the last Vesting Date in respect of the last portion of such Share Units is referred to as the "**Restriction Period**."

4.5 Redemption / Settlement of Share Units

(1) Subject to the terms of the applicable Share Unit Agreement (including confirmation of satisfaction of any vesting conditions or Performance Criteria, which shall be at the sole discretion of the Corporation), vested Share Units shall be redeemed by the Corporation on the 15th day following the Vesting Date (the "**Redemption Date**").

(2) Subject to the provisions of this Section 4.5 and Section 4.6, during the period between the Vesting Date and the Redemption Date in respect of a Participant's vested Share Units, the Corporation (or any Subsidiary that is a party to an Employment Agreement or Consulting Agreement with the Participant whose vested Share Units are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant's vested Share Units either (i) by the issuance of Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (ii) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Shares in the open market, which Shares shall be registered in the name of the Designated Broker in a separate account for the Participant's benefit.

(3) Settlement of a Participant's vested Share Units shall take place on the Redemption Date as follows:

(a) where the Corporation (or applicable Subsidiary) has elected to settle all or a portion of the Participant's vested Share Units in Shares issued from treasury:

(i) in the case of Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding in accordance with Section 8.2; or

(ii) in the case of Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, which Shares shall be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b) where the Corporation or a Subsidiary has elected to settle all or a portion of the Participant's vested Share Units in Shares purchased in the open market, by delivery to the Designated Broker of readily available funds in an amount equal to the Market Value of a Share as of the Redemption Date multiplied by the number of vested Share Units to be settled in Shares purchased in the open market, less the amount of any applicable withholding tax under Section 8.2, along with directions instructing the Designated Broker to use such funds to purchase Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(c) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's Share Units that the Corporation or a Subsidiary has elected to settle in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation or Subsidiary of which the Participant is a Director, Employee, Officer or Consultant, in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(d) where the Corporation or a Subsidiary has elected to settle a portion, but not all, of the Participant's vested Share Units in Shares, the Participant shall be deemed to have instructed the Corporation or Subsidiary, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Corporation or Subsidiary, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion payable to settle a Participant's Share Units in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Corporation or a Subsidiary pursuant to Section 8.2, the Corporation or Subsidiary, as applicable, shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Corporation or Subsidiary as appropriate.

(4) Notwithstanding any other provision in this Article 4, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any Share Units later than December 15 of the third (3rd) calendar year following the end of the calendar year in respect of which such Share Unit is granted.

4.6 Determination of Amounts

(1) If the Corporation (or applicable Subsidiary), in its sole discretion, elects to settle all or a portion of the Participant's vested Share Units in cash, the cash payment obligation arising in respect of the redemption and settlement of a vested Share Unit pursuant to Section 4.5 shall be equal to the Market Value of a Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant's vested Share Units shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, be equal to the Market Value of a Share as of the Redemption Date for such vested Share Units multiplied by the number of vested Share Units in the Participant's Account at the commencement of the Redemption Date.

(2) If the Corporation (or applicable Subsidiary), in its sole discretion, elects to settle all or a portion of the Participant's vested Share Units by the issuance of Shares, the Corporation shall, subject to any adjustments in accordance with Section 7.1 and any withholding required pursuant to Section 8.2, issue to the Participant (or the legal representative of the Participant, if applicable), for each vested Share Unit which the Corporation (or applicable Subsidiary) elects to settle in Shares, one Share. Where, as a result of any adjustment in accordance with Section 7.1 and/or any withholding required pursuant to Section 8.2, the aggregate number of Shares to be received by a Participant upon an election by the Corporation (or applicable Subsidiary) to settle all or a portion of the Participant's vested Share Units in Shares includes a fractional Share, the aggregate number of Shares to be received by the Participant shall be rounded down to the nearest whole number of Shares.

4.7 Award of Dividend Equivalents

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of unvested Share Units in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date, subject to the permitted limits on participation as outlined in Section 2.5. Dividend Equivalents, if any, will be credited to the Participant's Account in additional Share Units, the number of which shall be equal to a fraction where the numerator is the product of (i) the number of Share Units in such Participant's Account on the date that dividends are paid multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of one Share calculated as of the date that dividends are paid. Any additional Share Units credited to a Participant's Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting and Restriction Periods) as the Share Units in respect of which such additional Share Units are credited and shall be deemed to have been awarded on the same date and subject to the same expiry date as the Share Units of which such additional Share Units are credited.

In the event that the Participant's applicable Share Units do not vest, all Dividend Equivalents, if any, associated with such Share Units will be forfeited by the Participant and returned to the Corporation's account.

ARTICLE 5
DEFERRED SHARE UNITS

5.1 Nature of Deferred Share Units

A deferred share unit ("**DSU**") is an Award in the nature of a deferral of payment for services rendered, or for future services to be rendered, and that, upon settlement, entitles the recipient Participant to receive cash or acquire Shares, as determined by the Corporation in its sole discretion, unless such DSU expires prior to being settled. Subject to Article 7, DSUs shall only vest, and a Participant is only entitled to redemption of a DSU, when the Participant ceases to be any of a Director, Officer or Employee of the Corporation for any reason, including termination, retirement or death.

5.2 Market Fluctuation

For greater certainty, no amount will be paid or benefit provided to, or in respect of, a Participant, or to any person who does not deal at arm's length with a Participant for the purposes of the Tax Act, under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the fair market value of the shares of the Corporation or any corporation related thereto.

5.3 DSU Awards

(1) The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive DSUs under the Plan, (ii) fix the number of DSUs, if any, to be granted to each Eligible Participant and the date or dates on which such DSUs shall be granted, and (iii) any other terms and conditions applicable to the granted DSUs.

(2) Subject to the vesting and other conditions and provisions in this Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive on settlement a cash payment equal to the Market Value of a Share, or at the discretion of the Corporation, one Share or any combination of cash and Shares as the Corporation in its sole discretion may determine. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any DSU, and, notwithstanding any discretion exercised by the Corporation to settle any DSU, or portion thereof, in the form of Shares, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

5.4 DSU Agreements

(1) The grant of a DSU by the Board shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine with reference to the form attached as Exhibit "D". Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of the various DSU Agreements issued under this Plan need not be identical.

(2) The DSU Agreement shall contain such terms that the Corporation considers necessary in order that the DSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

5.5 Vesting of DSUs

DSUs will be fully vested on the Termination Date of the applicable Participant. Notwithstanding the foregoing, if the date on which any DSUs have vested falls within a Blackout Period or within nine Business Days after a Blackout Period Expiry Date, the vesting of such DSUs will be deemed to occur on the date that is ten Business Days after the Blackout Period Expiry Date. The Blackout Period must expire following the general disclosure of the undisclosed material information; provided that if an additional Blackout Period is subsequently imposed by the Corporation during the ten Business Days after the initial Blackout Period, then Blackout Period Expiry Date shall be such the tenth trading day following the end of the last imposed Blackout Period.

5.6 Redemption / Settlement of DSUs

(1) DSUs shall be redeemed and settled by the Corporation as soon as reasonably practicable following the Participant ceasing to be any of a Director, Officer or Employee of the Corporation but in any event not later than December 15 of the year following the calendar year in which the Participant ceases to be any of a Director, Officer or Employee. On redemption and settlement, the Corporation shall deliver the applicable number of Shares, or, in the sole discretion of the Corporation, cash equal to the redemption amount of such DSU specified in the applicable DSU Agreement, subject to the satisfaction of any applicable withholding tax under Section 8.2.

(2) The Corporation, will have, at its sole discretion, the ability to elect to settle all or any portion of the cash payment obligation arising in respect of the redemption and settlement of the Participant's DSUs by issuance of Shares.

(3) The redemption and settlement of a Participant's DSUs shall occur on the applicable DSU Redemption Date as follows:

(a) where the Corporation has elected to settle all or a portion of the Participant's DSUs in Shares,

(i) in the case of Shares issued in certificated form, delivery to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) of a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2; or

(ii) in the case of Shares issued in uncertificated form, issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall be entitled to receive, subject to satisfaction of any applicable withholding tax under Section 8.2, to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares;

(b) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's DSUs that the Corporation has elected to pay in Shares) shall, subject to satisfaction of any applicable withholding tax under Section 8.2, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Corporation in cash, by cheque or by such other payment method as the Corporation and Participant may agree; and

(c) where the Corporation has elected to settle a portion, but not all, of the Participant's DSUs in Shares, the Participant shall be deemed to have instructed the Corporation to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 8.2 and to remit such withheld amount to the applicable taxation authorities on account of any withholding obligations of the Corporation, and the Corporation shall deliver any

remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonable practicable. In the event that the cash portion elected by the Corporation to settle the Participant's Share Units is not sufficient to satisfy the withholding obligations of the Corporation pursuant to Section 8.2, any remaining amounts shall be satisfied by the Corporation by any other mechanism as may be required or determined by the Corporation as appropriate.

ARTICLE 6
GENERAL CONDITIONS

6.1 General Conditions Applicable to Awards

Each Award, as applicable, shall be subject to the following conditions:

(1) **Vesting Period**. Each Award granted hereunder shall vest in accordance with the terms of this Plan and the Grant Agreement entered into in respect of such Award. Subject to policies and vesting limits of the Exchanges, the Board has the right, in its sole discretion, to waive any vesting conditions or accelerate the vesting of any Award (other than the date upon which DSUs become exercisable), or to deem any Performance Criteria or other vesting conditions to be satisfied, notwithstanding the vesting schedule set forth for such Award.

(2) **Employment**. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Subsidiaries in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant's employment or service in any office or otherwise.

(3) **Grant of Awards**. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. The extent to which any Eligible Participant is entitled to be granted Awards pursuant to this Plan will be determined in the sole discretion of the Board. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant's relationship or employment with the Corporation or any Subsidiary.

(4) **Rights as a Shareholder**. Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant's Awards by reason of the grant of such Award until such Award has been duly exercised, as applicable, and settled and Shares have been issued in respect thereof. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares have been issued.

(5) **Conformity to Plan**. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(6) **Non-Transferrable Awards**. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of

the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

(7) **Participant's Entitlement**. Except as otherwise provided in this Plan or unless the Board permits otherwise, upon any Subsidiary of the Corporation ceasing to be a Subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a Director, Officer, Employee or Consultant of such Subsidiary of the Corporation and not of the Corporation itself, whether or not then exercisable, shall automatically terminate on the date of such change.

6.2 General Conditions Applicable to Options

Each Option shall be subject to the following conditions:

(1) **Termination for Cause**. Upon a Participant ceasing to be an Eligible Participant for Cause, any vested or unvested Option granted to such Participant shall terminate automatically and become void immediately. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for Cause shall be binding on the Participant. "Cause" shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation's codes of conduct and any other reason determined by the Corporation to be cause for termination.

(2) **Termination not for Cause**. Upon a Participant ceasing to be an Eligible Participant as a result of his or her employment or service relationship with the Corporation or a Subsidiary being terminated without Cause, (i) any unvested Option granted to such Participant shall terminate and become void immediately and (ii) any vested Option granted to such Participant may be exercised by such Participant. Unless otherwise determined by the Board, in its sole discretion, such Option shall only be exercisable within the earlier of a date set forth in the Grant Agreement which shall be no longer than twelve (12) months from the Termination Date, or the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

(3) **Resignation**. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation from the Corporation or a Subsidiary, (i) each unvested Option granted to such Participant shall terminate and become void immediately upon resignation and (ii) each vested Option granted to such Participant will cease to be exercisable on the earlier of ninety (90) days following the Termination Date and the expiry date of the Option set forth in the Grant Agreement, after which the Option will expire.

(4) **Permanent Disability/Retirement**. Upon a Participant ceasing to be an Eligible Participant by reason of retirement or permanent disability, (i) any unvested Option shall terminate and become void immediately, and (ii) any vested Option will cease to be exercisable on the earlier of the ninety (90) days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Corporation or any Subsidiary by reason of permanent disability, and the expiry date of the Award set forth in the Grant Agreement, after which the Option will expire.

(5) **Death**. Upon a Participant ceasing to be an Eligible Participant by reason of death, any vested Option granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options (the "**Vested Awards**") on the date of such Participant's death. Such Vested Awards shall only be exercisable within twelve (12) months after the Participant's death or prior to the expiration of the original term of the Options whichever occurs earlier.

(6) **Leave of Absence**. Upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant's participation in the Plan shall be terminated, provided that all vested Options in the Participant's Account shall remain outstanding and in effect until the applicable exercise date, or an earlier date determined by the Board at its sole discretion.

6.3 General Conditions Applicable to Share Units

Each Share Unit shall be subject to the following conditions:

(1) **Termination for Cause and Resignation**. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation from the Corporation or a Subsidiary, the Participant's participation in the Plan shall be terminated immediately, all Share Units credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested Share Units shall be forfeited and cancelled on the Termination Date.

(2) **Death, Leave of Absence or Termination of Service**. Except as otherwise determined by the Board from time to time, at its sole discretion, upon a Participant electing a voluntary leave of absence of more than twelve (12) months, including maternity and paternity leaves, or upon a Participant ceasing to be Eligible Participant as a result of (i) death, (ii) retirement, (iii) Termination of Service for reasons other than for Cause, (iv) his or her employment or service relationship with the Corporation or a Subsidiary being terminated by reason of injury or disability or (v) becoming eligible to receive long-term disability benefits, all unvested Share Units in the Participant's Account as of such date relating to a Restriction Period in progress shall remain outstanding and in effect pursuant to the terms of the applicable Share Unit Agreement, and

(a) If the Board determines that the vesting conditions are not met for such Share Units, then all unvested Share Units credited to such Participant's Account shall be forfeited and cancelled and the Participant's rights that relate to such unvested Share Units shall be forfeited and cancelled; and

(b) If the Board determines that the vesting conditions are met for such Share Units, the Participant shall be entitled to receive pursuant to Section 4.5 that number of cash or Shares or combination thereof, as the case may be, equal to the number of Share Units outstanding in the Participant's Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Restriction Period as of the date of the Participant's death, retirement, termination or Eligibility Date and the denominator of which shall be equal to the total number of months included in the applicable Restriction Period (which calculation shall be made as of the date that the applicable Share Units are to be settled) and the Corporation shall (i) pay the amount of cash or issue such number of Shares or provide a combination thereof, as determined in its sole discretion, to the Participant or the liquidator, executor or administrator, as the case may be, of the estate of the Participant, as soon as practicable thereafter, but no later than the end of the Restriction Period, and (ii) debit the corresponding number of Share Units from the Account of such Participant's or such deceased Participants', as the case may be, and the Participant's rights to all other cash or Shares that relate to such Participant's Share Units shall be forfeited and cancelled.

(3) **General**. For greater certainty, where (i) a Participant's employment or service relationship with the Corporation or a Subsidiary is terminated pursuant to Section 6.3(1) or Section 6.3(2) hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 6.3(2) hereof following the satisfaction of all vesting conditions in respect of particular Share Units but before receipt of the corresponding distribution or payment in respect of such Share Units, the Participant shall remain entitled to such distribution or payment.

ARTICLE 7
ADJUSTMENTS AND AMENDMENTS

7.1 Adjustment to Shares Subject to Outstanding Awards

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Corporation with or into

another corporation, or (v) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of any Exchange, determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including, without limitation:

(a) adjustments to the exercise price of such Award without any change in the total price applicable to the unexercised portion of the Award;

(b) adjustments to the number of Shares to which the Participant is entitled upon exercise of such Award; or

(c) adjustments to the number of kind of Shares reserved for issuance pursuant to the Plan.

7.2 Change of Control

(1) In the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards to assist the Participants to tender into a takeover bid or participating in any other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, subject to any required approval of the Exchanges, to (i) provide that any or all Awards shall thereupon terminate, provided that any such outstanding Awards that have vested shall remain exercisable until consummation of such Change of Control, and (ii) permit Participants to conditionally exercise their vested Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control).

(2) If the Corporation completes a transaction constituting a Change of Control and within twelve (12) months following the Change of Control a Participant who was also an Officer or Employee of, or Consultant to, the Corporation prior to the Change of Control has their position, employment or consulting agreement terminated, or the Participant is constructively dismissed, then all unvested Awards of the Participant shall immediately vest and become exercisable, and remain open for exercise until the earlier of their expiry date as set out in the Award Agreement and the date that is twelve (12) months after such termination or dismissal.

7.3 Amendment or Discontinuance of the Plan

(1) The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Award without the consent of the Participants provided that such suspension, termination, amendment or revision shall:

(a) not adversely alter or impair the rights of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan; and

(b) be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Corporation, the Exchanges, or any other regulatory body having authority over the Corporation.

(2) Subject to Sections 7.3(1) and 7.3(3), the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation make the following amendments to this Plan, unless where required by law or the requirements of the Exchanges:

(a) any amendment to the vesting provisions, if applicable, of Options and Share Units, or assignability provisions of the Awards;

(b) any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(c) any amendment regarding the effect of termination of a Participant's employment or engagement;

(d) any amendment which accelerates the date on which any Option may be exercised under the Plan;

(e) any amendment necessary to comply with applicable law or the requirements of the Exchanges or any other regulatory body;

(f) any amendment of a "housekeeping" nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(g) any amendment regarding the administration of the Plan;

(h) any amendment to add provisions permitting the grant of Awards settled otherwise than with Shares issued from treasury, or adopt a clawback provision applicable to equity compensation; and

(i) any other amendment that does not require the approval of the shareholders of the Corporation under Section 7.3(3).

(3) Notwithstanding Section 7.3(2), the Board shall be required to obtain disinterested shareholder approval, if required under the rules of the Exchanges, to make the following amendments:

(a) any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Article 7;

(b) except in the case of an adjustment pursuant to Article 7, any amendment which reduces the exercise price of an Option or any cancellation of an Option and replacement of such Option with an Option with a lower exercise price;

(c) any amendment reduction in the price of an Option or extension of the term of an Option if the Participant is an Insider of the Corporation at the time of the proposed amendment;

(d) any amendment which extends the expiry date of any Award, or the Restriction Period of any Share Unit beyond the original expiry date or Restriction Period;

(e) any amendment which increases the maximum number of Shares that may be issuable under the Plan and any other proposed or established Share Compensation Arrangement pursuant to Section 2.5(3) and 2.5(4); and

(f) any amendment to the definition of an Eligible Participant under the Plan;

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

ARTICLE 8
MISCELLANEOUS

8.1 Use of an Administrative Agent and Trustee

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may

be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

8.2 Tax Withholding

(1) Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under this Plan shall be made net of any applicable withholdings, including in respect of applicable withholding taxes required to be withheld at source and other source deductions, as the Corporation determines. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding may be satisfied in such manner as the Corporation determines, including by (a) the sale of a portion of such Shares sold by the Corporation, the Corporation's transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 8.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale delivered to the Corporation, which in turn will remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or determined by the Corporation as appropriate.

(2) Notwithstanding Section 8.2(1), the applicable tax withholdings may be waived where a Participant directs in writing that a payment be made directly to the Participant's registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Tax Act apply.

8.3 Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement) or any policy adopted by the Corporation. Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non- solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including any related policy adopted by the Corporation. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 8.3.

8.4 Securities Law Compliance

(1) The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award, the exercise of any Option, the delivery of Shares upon exercise of any Option, and the Corporation's obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of applicable Exchanges and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award or exercise of any Option hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2) No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3) The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with an Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4) If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

8.5 Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.6 Quotation of Shares

So long as the Shares are listed on one or more Exchanges, the Corporation must apply to such Exchange or Exchanges for the listing or quotation, as applicable, of the Shares underlying the Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on any Exchange.

8.7 No Fractional Shares

No fractional Shares shall be issued upon the exercise of any Option granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of such Option, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

8.8 Governing Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.9 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.10 Section 409A of the Tax Code

It is intended that any payments under the Plan to US Taxpayers shall be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the Code.

EXHIBIT "A"
TO OMNIBUS INCENTIVE PLAN OF POET TECHNOLOGIES INC.

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between POET Technologies Inc. (the "**Corporation**") and the Participant named below, pursuant to the Corporation's Omnibus Incentive Plan (the "**Plan**"), a copy of which is attached hereto, and confirms that on:

1. ____________________ (the "**Grant Date**"),

2. ____________________ (the "**Participant**")

3. was granted options ("**Options**") to purchase ____________________common shares of the Corporation (each, a "**Share**"), in accordance with the terms of the Plan, which Options will bear the following terms:

   (a) Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of $ ____________ per Share (the "**Option Price**") at any time prior to expiry on ____________(the "**Expiration Date**"). If the Participant ceased to be an Eligible Participant as a result of **[his or her] [employment or service]** relationship with the Corporation or a Subsidiary being terminated without Cause any vested Option shall be exercisable within the earlier of _____________ **[months / days]** from the Termination Date or the Expiration Date.

   (b) Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	**Vested On**
______________________	______________________
______________________	______________________
______________________	______________________

   If the aggregate number of Shares vesting in a tranche set forth above includes a fractional common share, the aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The Option Price is denominated in Canadian dollars (C$).

4. The Options shall be exercisable only by delivery to the Corporation of a duly completed and executed notice in the form attached to this Option Agreement (the "**Exercise Notice**"), together with payment of the Option Price for each Share covered by the Exercise Notice (plus an amount equal to any applicable Tax Obligations, as defined in the Plan) **[and/or, if applicable, a notice that the Participant intends to utilize the Participant's Cashless Exercise Right as set out in the Plan or terminate the Options in lieu of exercise, pursuant to the Participant's Net Exercise Right as set out in the Plan]**.

5. Subject to the terms of the Plan, unless otherwise specified in the Exercise Notice, the Options shall be deemed to be: (i) exercised upon receipt by the Corporation of such written Exercise Notice accompanied by (a) the aggregate Option Price (plus an amount equal to any applicable Tax Obligations), **[or (b) notice of exercise of the Participant's Cashless Exercise Right and receipt (from the broker on behalf of the Participant) of the aggregate Option Price, or (ii) terminated upon election by the Participant in lieu of exercise, pursuant to the Participant's Net Exercise Right]**.

6. The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or termination of Options) that:

(a) the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Corporation that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b) the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c) the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d) the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e) the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise or termination (including upon exercise of the Cashless Exercise Right or Net Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f) this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g) the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the common shares.

The Participant acknowledges that the Corporation is relying upon such representations and warranties in granting the Options and issuing any common shares upon exercise thereof.

7. The Participant's delivery of the signed Exercise Notice to exercise the Options (in whole or in part) shall be accompanied by full payment of the aggregate Option Price for the Shares being purchased (plus an amount equal to the Tax Obligations) **[and/or a notice that the Participant intends to exercise the Participant's Cashless Exercise Right or Net Exercise Right as set out in the Plan]**. Payment for the Shares may be made by certified cheque or wire transfer in readily available funds.

8. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan, and (d) acknowledges and accepts that in the event that the Option Price is less than the Market Value of a Share at the Grant Date, the Participant will be unable to take an additional tax deduction under paragraph 110(1)(d) of the Tax Act upon exercise of the Options granted hereunder. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9. This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised) constitutes the entire agreement of the Corporation and the Participant (collectively the "**Parties**") with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Option Agreement as of ______ ____________________, 20__.

POET TECHNOLOGIES INC.

Per: ______________________________
Authorized Signatory

If the Participant is an individual:

EXECUTED by [●] in the presence of:	)	
______________________________	)	
Signature	)	
______________________________	)	______________________________
Print Name	)	**[NAME OF PARTICIPANT]**
______________________________	)	
Address	)	
______________________________	)	
______________________________	)	
Occupation	)	

If the Participant is <u>not</u> an individual:

[NAME OF PARTICIPANT]

Per: ______________________________
Authorized Signatory

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

EXHIBIT "B"
TO OMNIBUS INCENTIVE PLAN OF POET TECHNOLOGIES INC.

FORM OF OPTION EXERCISE NOTICE

TO: POET TECHNOLOGIES INC.

This Exercise Notice is made in reference to stock options ("**Options**") granted under the Omnibus Incentive Plan (the "**Plan**") of POET Technologies Inc. (the "**Corporation**").

The undersigned (the "**Participant**") holds options ("**Options**") under the Plan to purchase **[•]** common shares of the Corporation (each, a "**Share**") at a price per Share of $**[•]** (the "**Option Price**") pursuant to the terms and conditions set out in that certain option agreement between the Participant and the Corporation dated **[•]** (the "**Option Agreement**"). The Participant confirms the representations and warranties contained in the Option Agreement.

The Participant hereby:

☐	irrevocably gives notice of the exercise of ___ Options held by the Participant pursuant to the Option Agreement at the Option Price for an aggregate exercise price of $________ (the "**Aggregate Option Price**") on the terms specified in the Option Agreement and encloses herewith a certified cheque payable to the Corporation or evidence of wire transfer to the Corporation in full satisfaction of the Aggregate Option Price. The Participant acknowledges that, in addition to the Aggregate Option Price, the Corporation will require that the Participant also provide to the Corporation a certified cheque or evidence of wire transfer equal to the amount of any Tax Obligations (as defined in the Plan) associated with the exercise of such Options before the Corporation will issue any Shares to the Participant in settlement of the Options. The Corporation shall have the sole discretion to determine the amount of any such Tax Obligations and shall inform the Participant of this amount as soon as reasonably practicable upon receipt of this completed Exercise Notice.

- or -

☐	irrevocably gives notice of the Participant's exercise of the Cashless Exercise Right (as defined in the Plan) with respect to ___ Options held by the Participant pursuant to the Option Agreement, and agrees to receive that number of common shares of the Corporation equal to the following (with the remaining Shares subject to the Options to be sold by the broker on its behalf as provided in the Plan): $\frac{((A - B) \times C) - D}{A}$ where A is the price per Share at which the underlying Shares are being sold by the brokerage firm, B is the Option Price, C is the number of Options being exercised in this Exercise Notice, and D is the amount of Tax Obligations (as defined in the Plan) applicable to the Options subject to exercise of the Cashless Exercise Right pursuant to this Exercise Notice. For greater certainty, where a Participant elects to exercise his/her Cashless Exercise Right, the amount of any Tax Obligation determined pursuant to the above formula will be deemed to have been directed by the Participant to be paid in cash by the broker on its behalf to the Corporation out of the proceeds of the Shares, which cash will be withheld by the Corporation and remitted to the applicable taxation authorities as may be required.

- or -

☐	irrevocably gives notice of the Participant's exercise of the Net Exercise Right (as defined in the Plan) with respect to ___ Options held by the Participant pursuant to the Option Agreement, and agrees to receive that number of Shares of the Corporation equal to the following:

	$$\frac{((A - B) \times C) - D}{A}$$ where A is the VWAP (as defined in the Plan) per Share on the date prior to the date of this Exercise Notice, B is the Option Price, C is the number of Options being exercised in this Exercise Notice, and D is the amount of Tax Obligations (as defined in the Plan) applicable to the Options terminated at the election of the Participant pursuant to this Exercise Notice. For greater certainty, where a Participant elects to exercise his/her Net Exercise Right, the amount of any Tax Obligation determined pursuant to the above formula will be deemed to have been paid in cash by the Corporation to the Participant as partial consideration for the termination of the Options, which cash will be withheld by the Corporation and remitted to the applicable taxation authorities as may be required.

Registration:

The Shares issued pursuant to this Exercise Notice (other than any Shares to be sold by a broker pursuant to the Cashless Exercise Right) are to be registered in the name of the undersigned and are to be delivered, as directed below:

Name: ______________________________

Address: ______________________________

Date	Name of Participant
Date	Signature of Participant or Authorized Signatory

EXHIBIT "C"
TO OMNIBUS INCENTIVE PLAN OF POET TECHNOLOGIES INC.

FORM OF SHARE UNIT AGREEMENT

This Share Unit Agreement is entered into between POET Technologies Inc. (the "**Corporation**") and the Participant named below, pursuant to the Corporation's Omnibus Incentive Plan (the "**Plan**"), a copy of which is attached hereto, and confirms that on:

1. ____________________ (the "**Grant Date**")

2. ____________________ (the "**Participant**")

3. was granted ____________________________ Share Units ("**Share Units**"), in accordance with the terms of the Plan, which Share Units will vest as follows:

Number of Share Units	Time Vesting Conditions	Performance Vesting Conditions
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________

all on the terms and subject to the conditions set out in the Plan.

4. Subject to the terms and conditions of the Plan, including provisions governing the vesting of Awards while the Corporation is in a Blackout Period, the performance period for this grant of Share Units commences on the Grant Date and ends at the close of business on [•] (the "**Performance Period**"). The restriction period for this grant of Share Units commences on the Grant Date and ends at the close of business on [•] (the "**Restriction Period**"). Subject to the terms and conditions of the Plan, Shares Units will be redeemed and settled fifteen days after the applicable Vesting Date, all in accordance with the terms of the Plan.

5. By signing this agreement, the Participant:

   (a) acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this Share Unit Agreement (subject to any specific variations contained in this Share Unit Agreement);

   (b) acknowledges that, subject to the vesting and other conditions and provisions in this Share Unit Agreement, each Share Unit awarded to the Participant shall entitle the Participant to receive on settlement an aggregate cash payment equal to Market Value of a Share or, at the election of the Corporation and in its sole discretion, one Share of the Company. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Share Unit, and, notwithstanding any discretion exercised by the Company to settle any Share Unit, or portion thereof, in the form of Shares, the Company reserves the right to change such form of payment at any time until payment is actually made;

   (c) acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any Share Unit, as determined by the Corporation in its sole discretion;

   (d) agrees that a Share Unit does not carry any voting rights;

   (e) acknowledges that the value of the Share Units granted herein are denominated in Canadian dollars (C$), and such value is not guaranteed;

(f) recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

6. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Share Unit Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Share Unit Agreement, and (c) hereby accepts these Share Units subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Share Unit Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Share Unit Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Share Unit Agreement.

7. This Share Unit Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the "**Parties**") with respect to the Share Units and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This Share Unit Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this Share Unit Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this Share Unit Agreement as of ____________________________, 20__.

POET TECHNOLOGIES INC.

Per: ________________________________
Authorized Signatory

If the Participant is an individual:

EXECUTED by [●] in the presence of:	)	
	)	
________________________________	)	
Signature	)	
	)	
________________________________	)	________________________________
Print Name	)	**[NAME OF PARTICIPANT]**
	)	
________________________________	)	
Address	)	
________________________________	)	
	)	
________________________________	)	
Occupation	)	

If the Participant is <u>not</u> an individual:

[NAME OF PARTICIPANT]

Per: ________________________________
Authorized Signatory

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Share Units.

EXHIBIT "D"
TO OMNIBUS INCENTIVE PLAN OF POET TECHNOLOGIES INC.

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between POET Technologies Inc. (the "**Corporation**") and the Participant named below, pursuant to the Corporation's Omnibus Incentive Plan (the "**Plan**"), a copy of which is attached hereto, and confirms that on:

1. __________________ (the "**Grant Date**"),

2. __________________ (the "**Participant**")

3. was granted __________________ deferred share units ("**DSUs**"), in accordance with the terms of the Plan.

4. The DSUs subject to this DSU Agreement will be fully vested on the Termination Date of the Participant.

5. The settlement of the DSUs, either in common shares of the Corporation, a lump sum cash payment or a combination of the foregoing, shall be payable to you net of any applicable withholding taxes in accordance with the Plan not later than December 15 of the year following the end of the calendar year in which the Termination Date occurs.

6. By signing this agreement, the Participant:

   (a) acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

   (b) acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Corporation in its sole discretion;

   (c) agrees that a DSU does not carry any voting rights;

   (d) acknowledges that the value of the DSUs granted herein are denominated in Canadian dollars (C$), and such value is not guaranteed;

   (e) recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Corporation.

7. The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8. This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Corporation and the Participant (collectively the "**Parties**") with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation and the Participant have executed this DSU Agreement as of _ ______________________, 20__.

POET TECHNOLOGIES INC.

Per: ______________________________
Authorized Signatory

If the Participant is an individual:

EXECUTED by [•] in the presence of:	)	
______________________________	)	
Signature	)	
______________________________	)	______________________________
Print Name	)	**[NAME OF PARTICIPANT]**
______________________________	)	
Address	)	
______________________________	)	
______________________________	)	
Occupation	)	

If the Participant is <u>not</u> an individual:

[NAME OF PARTICIPANT]

Per: ______________________________
Authorized Signatory

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Corporation within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.

EXHIBIT "E"
OMNIBUS INCENTIVE PLAN OF POET TECHNOLOGIES INC
RULES APPLICABLE TO US TAXPAYERS

Notwithstanding any contrary the provisions of the Plan or any Award Agreement, the following provisions shall apply to Awards granted to US Taxpayers:

1. To the extent that any Award constitutes "deferred compensation" as defined in US Tax Code Section 409A, if a "Change in Control" as defined in Section 1.1 would trigger a right of a US TaxPayer to receive payment with respect to an Award, such amount shall be payable only if such Change in Control, as so defined, constitutes a "change in control event" within the meaning of US Treasury Regulation Section 1.409A-3(i)(5)(i); provided, however, that a Participant shall become vested in such payment as provided in the Plan without regard to whether such Change in Control as defined in Section 1.1 constitutes such a "change in control event."

2. In determining the Option Price for Shares with respect to any Option granted to a US Taxpayer, the Option Price shall be no less than the "fair market value" (within the meaning of US Tax Code Section 409A) of the Shares on the date the relevant Option is granted, and such Option Price shall not be subject to any discount even if a discount is permitted by the Exchanges.

3. For purposes of Section 3.6(4) of the Plan, any net exercise mechanism applicable to an exercise of an Option granted to a US Taxpayer shall be modified to the extent necessary to comply with the requirements of US Tax Code Section 409A, including with respect to the use of "fair market value" (within the meaning of US Tax Code Section 409A) of the underlying Shares instead of the VWAP of the underlying Shares if required so that the Option remains exempt from the provisions of US Tax Code Section 409A with respect to the US Taxpayer.

4. For purposes of Section 5.6 of the Plan, DSUs granted to a US Taxpayer shall be redeemed and settled **[specify the date of payment or the year of payment]**.

5. For purposes of Section 6.3, the applicable Award Agreement for a Share Unit or DSU granted to a US Taxpayer shall include such provisions as are necessary so that, notwithstanding the provisions of Section 6.3, the payment date with respect to the applicable Award shall be compliant with, or exempt from, US Tax Code Section 409A.

6. Notwithstanding Section 7.1, for Awards granted to US Taxpayers, no adjustments, including any adjustment to the exercise price of an Award, shall result in an Option becoming subject to US Tax Code Section 409A, or result in changing the original treatment of a Share Unit or DSU as compliant with or exempt from US Tax Code Section 409A.

7. In addition to the provisions of Section 8.9 of the Plan, the following shall also apply to Awards granted to US Taxpayers: The term "termination" as it relates to a Participant's status as an Employee, and similar terms in relation to the Employee's employment relationship, shall mean, to the extent an Award constitutes "deferred compensation" within the meaning of US Tax Code Section 409A, a "separation from service" within the meaning of Section 409A. A series of separately identifiable payments shall be considered "separate payments" for purposes of Section 409A. Notwithstanding anything in the Plan or an Award Agreement to the contrary, the following special six (6) month delay rule shall apply if and to the extent required by US Tax Code Section 409A in the event that (i) a Participant is deemed to be a "specified employee" within the meaning of US Tax Code Section 409A(a)(2)(B)(i), (ii) amounts or benefits granted pursuant an Award are due or payable on account of the Participant's "separation from service" within the meaning of Us Tax Code Section 409A, and (iii) the Participant is employed by a public company or a controlled group affiliate thereof: no payments hereunder that are "deferred compensation" subject to US Tax Code Section 409A shall be made to the Participant prior to the date that is six (6) months after the date of the Participant's separation from service or, if earlier, the Participant's date of death, and following any applicable six (6) month delay, all such delayed payments shall be paid in a single lump sum on the earliest permissible payment date.

APPENDIX "D"
AMENDED OPTION PLAN

POET TECHNOLOGIES INC.

2023 STOCK OPTION PLAN

1. Purpose of the Plan

The principal purposes of this stock option plan (the "**Plan**") are to provide POET Technologies Inc. (the "**Corporation**") with the advantages of the incentives inherent in share ownership on the part of directors, employees and consultants of the Corporation and its subsidiaries (collectively, the "**Directors, Employees and Consultants**") responsible for the continued success of the Corporation and its subsidiaries; to create in such persons a proprietary interest in, and a greater concern for, the welfare and success of the Corporation and its subsidiaries; to encourage such persons to remain with the Corporation or its subsidiaries; and to attract new Directors, Employees and Consultants to the Corporation and its subsidiaries.

The Plan is expected to benefit the shareholders of the Corporation (the "**Shareholders**") by enabling the Corporation and its subsidiaries to attract and retain skilled and motivated Directors, Employees and Consultants by offering such Directors, Employees and Consultants an opportunity to share in any increase in value of the shares resulting from their efforts.

Capitalized terms used in this Plan that are not otherwise defined have the meanings ascribed to them in TSX Venture Exchange Policy 4.4 – *Security Based Compensation* ("**Policy 4.4**") or TSX Venture Exchange Policy 1.1 - *Interpretation*.

2. Implementation

The Plan and the grant and exercise of any options under the Plan are subject to compliance with the applicable requirements of each stock exchange (the "**Exchanges**") on which the shares of the Corporation are listed at the time of the grant of any options under the Plan and of any governmental authority or regulatory body to which the Corporation is subject.

Upon approval by the Shareholders, the Plan will amend, replace and supersede the previous plan known as the "2021 Stock Option Plan" which was approved by the Shareholders on October 7, 2021. Notwithstanding that at some future date, the shares of the Corporation may no longer be listed on the TSX Venture Exchange, the Plan will remain in effect until amended or discontinued in accordance with section 7, provided that it is in compliance with all applicable corporate and securities laws, rules and regulations.

3. Administration

The Plan shall be administered by the board of directors of the Corporation (the "**Board**") which shall, without limitation, subject to any requisite approval of the Exchanges, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may delegate any or all of its authority with respect to the administration of the Plan and any or all of the rights, powers and discretions with respect to the Plan granted to it hereunder to such committee of directors of the Corporation as the Board may designate and upon such delegation such committee of directors, as well as the Board, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Plan. When used hereafter in the Plan, "Board" shall be deemed to include a committee of directors acting on behalf of the Board.

4. Shares Issuable Under the Plan

Subject to the requirements of the TSX Venture Exchange:

(a) the aggregate number of shares ("**Option Shares**") that may be issuable pursuant to options granted under the Plan and all other share compensation arrangements of the Corporation will not exceed [•] shares hereinafter referred to as the "Fixed Number", and for greater certainty, shall not exceed 20% of the shares as at the date of implementation of the Plan by the Corporation;

(b) this Plan, in order to be implemented, requires the approval of the majority of the Shareholders;

(c) unless this Plan is approved by the majority of the disinterested Shareholders (the "**Disinterested Approval**"),

(i) the aggregate number of shares reserved for issuance under stock options granted to Insiders of the Corporation (as a group), at any point in time, under this Plan and all outstanding stock option plans or grants of options may not exceed 10% of the issued shares of the Corporation;

(ii) no options exceeding an aggregate of 10% of the issued shares of the Corporation, calculated at the date an option is granted to an Insider, may be granted to Insiders (as a goup) within a 12 month period under this Plan and all outstanding stock option plans or grants of options.;

(iii) no options exceeding an aggregate of 5% of the issued shares of the Corporation, calculated on the date an option is granted to the Person, may be granted to any one Person (and, where permitted under Policy 4.4, any companies wholly owned by that Person) within a 12 month period under this Plan and all outstanding stock option plans or grants of options;

(iv) upon the Corporation obtaining the requisite Disinterested Approval, the provisions set out in this subsection 4(c) shall no longer apply;

(d) no options exceeding an aggregate of 2% of the issued shares of the Corporation, calculated at the date an option is granted to the Consultant, may be granted to any one Consultant in a 12 month period;

(e) no options exceeding an aggregate of 2% of the issued shares of the Corporation, calculated at the date an option is granted to any such Person, may be granted to all Investor Relations Service Providers in any 12 month period;

(f) Policy 4.4 requires that the Board, through the establishment of appropriate procedures, monitor the trading in the securities of the Corporation by all optionholders of the Corporation (collectively the "**Optionees**" and individually an "**Optionee**") that are Investor Relations Service Providers. These procedures may include, for example, the establishment of a designated brokerage account through which the Optionee conducts all trades in the securities of the Corporation or a requirement for such Optionees to file insider trade reports with the Board; and

(g) the maximum aggregate number of shares that may be reserved under the Plan for issuance to all Eligible Charitable Organizations may not exceed one percent (1%) of the outstanding issue calculated at the date options are granted or issued to Eligible Charitable Organizations.

5. Eligibility

(a) General

Options may be granted under the Plan to Directors, Employees, Consultants, and Consultant Companies of the Corporation and any of its subsidiaries. Subject to the provisions of the Plan, the total number of Option Shares to be made available under the Plan and to each Optionee, the time or times and price or prices at which options shall be granted, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be in the full and final discretion of the Board.

(b) Consultant Company and other Companies

If the Optionee is a company, other than a Consultant or Eligible Charitable Organization, the Optionee's Option Agreement shall require it to provide the TSX Venture Exchange with a completed *Certification and Undertaking Required from a Company Granted Security Based Compensation* in the form of Schedule "A" to Form 4G – *Summary Form Security Based Compensation*.

(c) Management Company Employees

Options may also be granted to individuals (hereinafter referred to as "**Management Company Employees**") employed by a company providing management services to the Corporation, which services are required for the ongoing successful operation of the business enterprise of the Corporation.

(d) Options Granted to Employees, Consultants or Management Company Employees

The Corporation and the Optionee are responsible for ensuring and confirming that, in the event it wishes to grant options under the Plan to Employees, Consultants, Consultant Companies or Management Company Employees, it will only grant such options to Optionees who are *bona fide* Employees, Consultants, Consultant Companies or Management Company Employees, as the case may be.

6. Terms and Conditions

All options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

(a) Exercise Price

The exercise price to each Optionee for each Option Share shall be determined by the Board, but shall be:

(i) not less than the last closing price of the Corporation's common shares as traded on the TSX Venture Exchange before the date of the stock option grant, unless the price determined by the Board of Directors is discounted, in which case shall not be less than the Discounted Market Price of the Corporation's common shares as traded on the TSX Venture Exchange, or

(ii) such other price as may be agreed to by the Corporation and accepted by the TSX Venture Exchange.

(b) Reduction in the Exercise Price or Extension of Term of Options Granted to Insiders

In the event the Corporation wishes to reduce the exercise price or extend the term of any options held by Insiders of the Corporation at the time of the proposed amendment, the approval of the disinterested Shareholders will be required prior to the exercise of any such options on such amended terms.

(c) Option Agreement

All options shall be granted under the Plan by means of an agreement (the "**Option Agreement**") between the Corporation and each Optionee in the form attached hereto as Schedule "A" or such other form as may be approved by the Board, such approval to be conclusively evidenced by the execution of the Option Agreement by any one director or officer of the Corporation, or otherwise as determined by the Board.

(d) Length of Grant

Subject to sections 6(k), 6(m), 6∟, 6⊥, 6∟ and 6(s), all options granted under the Plan shall be for a term determined by the Board, provided that no options shall expire later than that date which is 10 years from the date such options were granted.

(e) Non-Assignability of Options

All options granted under the Plan are non-transferable and non-assignable (whether absolutely or by way of mortgage, pledge or other charge) by an Optionee other than by will or other testamentary instrument or the laws of succession (subject to section 6∟ hereof) and may be exercisable during the lifetime of the Optionee only by such Optionee.

(f) Vesting Schedules

The following vesting schedules will apply to incentive stock options granted under the Plan. Each Optionee who is granted options under the Plan will become vested with the right to exercise one-quarter (1/4) of the options on the first anniversary of the grant and the remaining options vesting quarterly over the next three years, such that the Optionee will be vested with the right to exercise one hundred percent (100%) of the options granted upon the conclusion of forty-eight (48) months from the date of the grant of the options.

The Board may, at the time of grant, apply a different vesting schedule for any or all options granted, including such schedule whereby the options will vest immediately, provided that options granted to Investor Relations Service Provider must be subject to a vesting schedule of at least 12 months such that:

(i) no more than ¼ of the options vest no sooner than three months after the options were granted;

(ii) no more than another ¼ of the options vest no sooner than six months after the options were granted;

(iii) no more than another ¼ of the options vest no sooner than nine months after the options are granted; and

(iv) the remainder of the options vest no sooner than 12 months after the options are granted.

(g) Right to Postpone Exercise

Each Optionee, upon becoming entitled to exercise the option in respect of any Option Shares in accordance with the Option Agreement, shall thereafter be entitled to exercise the option to purchase such Option Shares at any time prior to the expiration or other termination of the Option Agreement or the option rights granted thereunder in accordance with such agreement.

(h) Exercise and Payment

The Board, in its sole discretion may permit the exercise of any option granted under the Plan through any of the following methods:

(i) **Payment** – Any option granted under the Plan may be exercised by an Optionee or, if applicable, the legal representatives of an Optionee, giving notice to the Corporation specifying the number of shares in respect of which such option is being exercised, accompanied by a cash payment in full (by way of bank draft or certified cheque payable to the Corporation or any other cash payment method acceptable to the Corporation) of the entire exercise price (determined in accordance with the Option Agreement) for the number of shares specified in the notice. Upon any such exercise of an option by an Optionee the Corporation shall cause the transfer agent and registrar of shares of the Corporation to promptly deliver to such Optionee or the legal representatives of such Optionee, as the case may be, a share certificate or direct registration system advice in the name of such Optionee or the legal representatives of such Optionee, as the case may be, representing the number of shares specified in the notice. If the Corporation has engaged an administrator to administer the Plan, such as an Internet-based administration platform, which also includes the availability of a broker-assisted exercise process, the Optionee agrees to follow the procedures established by the Corporation or such administrator with respect to the exercise of options.

(ii) **Cashless Exercise** - A cashless exercise mechanism whereby the Corporation has an arrangement with a brokerage firm pursuant to which:

(A) the brokerage firm agrees to loan money to a Optionee to purchase the Option Shares underlying the options to be exercise by the Optionee;

(B) the brokerage firm receives such number of Option Shares to sell, at the direction of and on behalf of the Optionee, the aggregate proceeds of which are sufficient to cover the Option Price of the options in order to permit the Optionee to repay the loan made to the Optionee; and

(C) the Optionee receives the balance of the Option Shares pursuant to such exercise, or cash proceeds from the sale of the balance of the Option Shares.

(iii) **Net Exercise** - A net exercise mechanism, whereby options, except options granted to an Investor Relations Service Provider, are exercised without the Optionee making any cash payment so the Corporation does not receive any cash from the exercise of such options and the Optionee receives only the number of Option Shares that is equal to the quotient obtained by dividing: (A) the product of the number of options being exercised and the difference between the preceding five day VWAP of the underlying shares and the option price of the subject options; by (B) the VWAP of the underlying Shares.

(i) Rights of Optionees

The Optionees shall have no rights whatsoever as Shareholders in respect of any of the Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) other than Option Shares in respect of which Optionees have exercised their option to purchase and which have been issued by the Corporation.

(j) Effect of a Take-Over Bid

If a *bona fide* offer (an "**Offer**") for shares is made to the Optionee or to Shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Corporation, within the meaning of subsection 1(1) of the *Securities Act*, the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon (subject to the approval of the Exchanges) all Option Shares subject to such option will become fully vested and the option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

(i) the Offer is not completed within the time specified therein; or

(ii) all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof;

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Corporation and reinstated as authorized but unissued shares and with respect to such returned Option Shares, the option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to section 6(f) shall be reinstated. If any Option Shares are returned to the Corporation under this section 6(g), the Corporation shall immediately refund the exercise price to the Optionee for such Option Shares.

(k) Acceleration of Expiry Date

If at any time when an option granted under the Plan remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of options granted under the Plan, fully vested, and declare that the expiry date for the exercise of all unexercised options granted under the Plan is accelerated so that all options will either be exercised or will expire prior to the date upon which shares must be tendered pursuant to the Offer. The Directors shall give each Optionee as much notice as possible of the acceleration of the options under this section, except that not less than 5 business days' and not more than 30 calendar days' notice is required.

(l) Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding option will become fully vested, whereupon such option may be exercised in whole or in part by the Optionee, subject to the approval of the Exchanges if necessary.

(m) Alterations in Shares

In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification (other than pursuant to the Plan), amalgamation, merger, corporate arrangement, reorganization, liquidation or the like, of or by the Corporation, the Board may make such adjustment, if any, of the number of Option Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event. Any adjustments, other than in connection with a security consolidation and a split to an option granted or issued under this Plan must be subject to prior acceptance of the TSX Venture Exchange. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of shares in the Corporation for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionees and of the time for the fulfilment of any conditions or restrictions on such exercise.

All determinations of the Board under this section 6(m) shall be full and final, subject to the approval of the Exchanges, as applicable.

(n) Termination for Cause

If an Optionee ceases to be either a Director, Employee, Consultant or Management Company Employee of the Corporation or of any of its subsidiaries as a result of having been dismissed from any such position for cause, all unexercised option rights of that Optionee under the Plan shall immediately become terminated and shall lapse, notwithstanding the original term of the option granted to such Optionee under the Plan.

(o) Termination Other Than For Cause

(i) If an Optionee ceases to be either an Employee, Consultant or Management Company Employee of the Corporation or any of its subsidiaries for any reason other than as a result of having been dismissed for cause as provided in section 6⌉ or as a result of the Optionee's death, such Optionee shall have the right for a period of 90 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to be either an Employee, Consultant or Management Company Employee to exercise the option under the Plan with respect to all Option Shares of such Optionee to the extent they were exercisable on the date of ceasing to be either an Employee, Consultant or Management Company Employee. Upon the expiration of such 90 day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Plan.

(ii) If an Optionee ceases to be either a Director or Officer of the Corporation or any of its subsidiaries for any reason other than as a result of having been dismissed for cause as provided in section 6∟ or as a result of the Optionee's death, such Optionee shall have the right for a period of one year (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to be either a Director or Officer to exercise the option under the Plan with respect to all Option Shares of such Optionee to the extent they were exercisable on the date of ceasing to be either a Director or Officer. Upon the expiration of such one year period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Plan.

(iii) If an Optionee engaged in providing Investor Relations Activities to the Corporation ceases to be employed in providing such Investor Relations Activities, such Optionee shall have the right for a period of 30 days (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of ceasing to provide such Investor Relations Activities to exercise the option under the Plan with respect to all Option Shares of such Optionee to the extent there were exercisable on the date of ceasing to provide such Investor Relations Activities. Upon the expiration of such 30-day period all unexercised option rights of that Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Optionee under the Plan.

(p) Deceased Optionee

In the event of the death of any Optionee, the legal representatives of the deceased Optionee shall have the right for a period of one year (or until the normal expiry date of the option rights of such Optionee if earlier) from the date of death of the deceased Optionee to exercise the deceased Optionee's option with respect to all of the Option Shares of the deceased Optionee to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised option rights of the deceased Optionee shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to the deceased Optionee under the Plan.

(q) Hold Period

In addition to any resale restrictions under securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to an Issuer, and any other circumstances for which the Exchange Hold Period may apply, where the exercise price of the stock option is at a discount to the Market Price, all stock options and any Option Shares issued under stock options exercised prior to the expiry of the Exchange Hold Period must be legended with the Exchange Hold Period commencing on the date the stock options were granted.

(r) Cancelled or Expired Options

Options that have been cancelled or that have expired without being exercised continue to be issuable under the plan under which they were approved.

(s) Extension of Options during Blackout Period.

Stock options governed by this Plan that have an expiry date which falls within a period during which the Corporation prohibits Optionees from exercising their stock options (a **"blackout period"**) are automatically extended as set out below. The following requirements are applicable to any such automatic extension provision:

(i) The blackout period must be formally imposed by the Corporation pursuant to its internal trading policies as a result of the *bona fide* existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing a blackout period, the expiry date of any options will not be automatically extended in any circumstances.

(ii) The blackout period must expire upon the general disclosure of the undisclosed Material Information. The expiry date of the affected stock options can be extended to no later than ten (10) business days after the expiry of the blackout period.

(iii) The automatic extension of an Optionee's options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation's securities.

(iv) The automatic extension is available to all eligible Optionees under the Plan under the same terms and conditions.

(t) Eligible Charitable Organizations

Options granted to any Eligible Charitable Organization shall expire on or before the earlier of:

(i) the date that is ten years from the date the options were granted; and

(ii) the 90th day following the date the holder of the options ceases to be an Eligible Charitable Organization.

7. Amendment and Discontinuance of Plan

Subject to the acceptance of the Exchanges, the Board of Directors may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to an Optionee under the Plan without the consent of that Optionee. Any amendment to the Plan shall also be subject to acceptance of such amendment or amended Plan for filing by the Exchanges and, where required by the Exchanges, the approval of the Shareholders.

8. No Further Rights

Nothing contained in the Plan nor in any option granted hereunder shall give any Optionee or any other person any interest or title in or to any shares of the Corporation or any rights as a Shareholder or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any option, nor shall it confer upon the Optionees any right to continue as a Director, Employee or Consultant of the Corporation or of any of its subsidiaries.

9. Compliance with Laws

The obligations of the Corporation to sell shares and deliver share certificates under the Plan are subject to such compliance by the Corporation and the Optionees as the Corporation deems necessary or advisable with all applicable corporate and securities laws, rules and regulations.

Approved by the Shareholders on May [•], 2023.

SCHEDULE "A"

POET TECHNOLOGIES INC.

STOCK OPTION PLAN - OPTION AGREEMENT

This Option Agreement dated [•] (the "**Grant Date**") is entered into between POET TECHNOLOGIES INC. ("**the Corporation**") and [•] (the "**Optionee**") pursuant to the Corporation's Stock Option Plan (the "**Plan**"). A copy of the current version of the Plan is available for download from SEDAR (www.sedar.com) or from the Corporation's website (http://www.poet- technologies.com/documents/Stock-Option-Plan.pdf).

The parties agree and confirm that: (i) the Optionee was granted [•] options (the "**Options**"), each option entitling the Optionee to purchase one common share (an "**Option Share**" or collectively the "**Option Shares**") of the Corporation for the price of [•] per share (the "**Exercise Price**"); (ii) the Options will vest according to the vesting schedule set forth below, and only the vested Options are exercisable; (iii) unless exercised or cancelled earlier, the Options expire and this agreement will terminate on [•] (the "**Expiry Date**"); (iv) the Options are subject to the conditions set out in the Plan and subject to there being no objection by the TSX Venture Exchange to the grant of the Option to the Optionee.

[INSERT VEST SCHEDULE TABLE]

For greater certainty, the Options continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee (i) is either a *bona fide* Director, Officer, Employee, Consultant, or Management Company Employee of the Corporation (as defined in Policy 4.4 of the TSX Venture Exchange), (ii) has read and understands the Plan, and (iii) agrees to the terms and conditions of the Plan and this Option Agreement.

The Optionee hereby agrees to comply with all applicable Canadian securities laws, all applicable securities laws of the subscriber's jurisdiction of residence and all applicable Rules, Regulations and Policies of the TSX Venture Exchange for the exercise of Options and the sale of the Option Shares. Any sale of shares issuable under this Option Agreement prior to the effective date of the exercise is considered a short sale under applicable securities laws.

The Corporation has engaged Solium Capital Inc. ("**Solium**") to administer the Plan using an Internet-based administration platform, which also includes the availability of a broker-assisted exercise process. The Optionee can exercise his Option by executing an "Exercise and Hold" or "Exercise and Sell" transaction by accessing Solium's website or by telephone. For Exercise and Hold transactions, the aggregate Exercise Price along with the applicable withholding income taxes ("**Taxes**") will need to be sent to the Secretary of the Corporation before the Option Shares can be issued and sent to the Optionee. For Exercise and Sell transactions, the aggregate Exercise Price along with the applicable Taxes will be paid to Corporation by Solium from the proceeds of the sale of the Option Shares.

Upon any exercise of Options pursuant to an Exercise and Sell transaction, if the Optionee is a person residing in the United States at the time of exercising his Option, the Optionee covenants, agrees and certifies that as at the date of such exercise,

- he is not an affiliate of the Corporation, as that term is defined in the U.S Securities Act of 1933, (or if he is, he is an affiliate of the Corporation only by virtue of being an officer or director of the Corporation),

- he has not offered, and has not instructed any person to offer, the Option Shares to a person in the United States;

- the sale of his Option Shares should only be executed in, on or through the facilities of the TSX Venture Exchange and neither he nor any person acting on his behalf know that a sale has been prearranged with a buyer in the United States,
- neither he nor any affiliate of his nor any person acting on his behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Option Shares,
- the sale will be *bona fide* and not for the purpose of "washing off" any resale restrictions imposed,
- he does not intend to replace the shares sold with fungible unrestricted securities; and
- his sale or contemplated sale is not a transaction, or part of a series of transactions which is part of a plan or scheme to evade the registration provisions of the 1933 Act.

Executed by the Corporation as of [•].

COMPANY NAME	**POET TECHNOLOGIES INC.**
<u>Acceptance</u>	
______________________________	Per: ______________________________
OPTIONEE (Employee Number) Dated:	Authorized Signatory

APPENDIX "E"
AMENDED AND RESTATED BY-LAW NO. 1

OF
POET TECHNOLOGIES INC. (THE "CORPORATION")

1. REGISTERED OFFICE

1.1 The registered office of the Corporation shall be in the place within Ontario specified in the articles of the Corporation and at such location therein as the directors may from time to time determine.

2. CORPORATE SEAL

2.1 The Corporation may, but need not, have a corporate seal. The corporate seal of the Corporation shall be such as the directors may by resolution from time to time adopt. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

3. DIRECTORS

3.1 **Number and Quorum.** The number of directors shall be not fewer than the minimum and not more than the maximum provided in the articles. The number of directors to be elected at any such meeting shall be the number of directors determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, by resolution of the board of directors (the "**Board**"). A majority of directors or such greater number as may be fixed by the directors or shareholders shall constitute a quorum for the transaction of business at any meeting of directors. Subject to the *Business Corporations Act* (Ontario) (the "**Act**"), directors shall not transact business at a meeting of directors unless a quorum is present. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.2 **Qualification.** No person shall be qualified to be a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; or if he has the status of a bankrupt.

3.3 **Election and Term of Office.** The directors shall be elected at each annual meeting of shareholders of the Corporation and each director shall hold office until the close of the first annual meeting following his election provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected. Retiring directors are eligible for re-election. If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles or by section 125 of the Act by reason of the disqualification, incapacity or death of one or more candidates, the directors elected at that meeting, if they constitute a quorum, may exercise all the powers of the directors, pending the holding of a meeting of shareholders in accordance with subsection 124(3) of the Act.

3.4 **Nomination of Directors.** Subject only to the Act and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act or (c) by any person (a "**Nominating Shareholder**") (i) who, at the close of business on the date of the giving of the notice provided for below in this section 3.4(a) and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below in this section 3.4:

(i) In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the corporate secretary of the Corporation at the principal executive offices of the Corporation in accordance with this section 3.4.

(ii) To be timely, a Nominating Shareholder's notice to the corporate secretary of the Corporation must be made (i) in the case of an annual meeting (including an annual and special meeting) of shareholders (x) where notice-and-access (pursuant to National Instrument 54-101 – *Communication with Beneficial Owners of Securities of a Reporting Issuer* ("**NI 54-101**")) is not used for the delivery of proxy-related materials, not less than 30 days nor more than 50 days prior to the date of the annual meeting of shareholders, and (y) where notice-and-access (pursuant to NI 54-101) is used for the delivery of proxy-related materials, not less than 40 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the "**Notice Date**") on which the first Public Announcement (as defined herein) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting of shareholders) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made. Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this paragraph (ii). In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described above.

(iii) To be in proper written form, a Nominating Shareholder's notice to the corporate secretary of the Corporation must set forth (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation(s) or employment(s) of the person, (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined herein); and (ii) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee. In addition, to be considered timely and in proper written form, a Nominating Shareholder's notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

(iv) No person shall be eligible for election as a director unless nominated in accordance with the provisions of this section 3.4; provided, however, that nothing in this section 3.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been

entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(v) For purposes of this section 3.4, (i) **"Public Announcement"** shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) **"Applicable Securities Laws"** means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(vi) Notwithstanding any other provision of By-law No. 1, notice given to the corporate secretary of the Corporation pursuant to this section 3.4 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the corporate secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(vii) Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this section 3.4.

3.5 **Vacation of Office.** A director ceases to hold office if he dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the Act, resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

3.6 **Removal of Directors.** The shareholders may by ordinary resolution at an annual or special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.7 **Vacancies.** Subject to the Act, a quorum of directors may fill a vacancy among the directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor. In accordance with the provisions of the Act, where a minimum and maximum number of directors is provided for in the articles, the Board may appoint an additional director provided that the total number of directors, after that appointment, would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

3.8 **Action by Directors.** The directors shall manage or supervise the management of the business and affairs of the Corporation. The powers of the directors may be exercised at a meeting (subject to section 3.8) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the Board, the remaining directors, may exercise all the powers of the Board so long as a quorum remains in office.

3.9 **Meeting by Telephone.** If all the directors of the Corporation present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at that meeting.

3.10 **Place of Meetings.** Meetings of directors may be held at any place within or outside of Ontario. A majority of the meetings of directors need not be held within Canada in any financial year of the Corporation.

3.11 **Calling of Meetings.** Meetings of the directors shall be held at such time and place as the Chairman of the Board, the President or any two directors may determine. A quorum of the directors may, at any time, call a meeting of the directors for the transaction of any business the general nature of which is specified in the notice calling the meeting.

3.12 **Notice of Meeting.** Notice of the time and place of each meeting of directors shall be given to each director by telephone or by written notice not less than 48 hours before the time of the meeting and need not specify the purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

3.13 **Waiver of Notice.** Any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by facsimile or electronic mail addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.14 **Omission of Notice.** The accidental omission to give notice of any meeting of directors or of any committee of directors or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

3.15 **First Meeting of New Board.** No notice shall be necessary for the first meeting of newly-elected directors held immediately following their election at a meeting of shareholders.

3.16 **Adjourned Meeting.** Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

3.17 **Regular Meetings.** The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the Board shall be sent to each director forthwith after being passed and no other notice shall be required for any such regular meeting.

3.18 **Chairman.** The Chairman of the Board, or in his absence the President if a director, or in his absence a director chosen by the directors at the meeting shall be the chairman of any meeting of directors.

3.19 **Voting at Meetings.** Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

3.20 **Conflict of Interest.** A director or officer who is a party to, or who is a director or officer of or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

3.21 **Remuneration and Expenses.** The directors shall be paid such remuneration as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

4. COMMITTEES

4.1 **Committees of Directors.** The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which, under the Act, a committee of directors has no authority to exercise.

4.2 **Audit Committee.** The directors shall appoint from among their number an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

4.3 **Transaction of Business.** Subject to section 3.8, the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

4.4 **Procedure.** Unless otherwise determined by the directors each committee shall have power to fix its quorum and to regulate its procedure.

5. OFFICERS

5.1 **General.** The directors may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the Board except as provided in sections 5.3 and 5.4.

5.2 **Term of Office.** Any officer may be removed by the directors at any time, but such removal shall not affect the rights of such officer under any contract of employment with the Corporation. Otherwise, each officer shall hold office until his successor is appointed.

5.3 **The Chairman of the Board.** The Chairman of the Board, if any, shall be appointed from among the directors and shall, when present, be chairman of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine.

5.4 **The President.** Unless the directors otherwise determine, the President shall be the chief executive officer of the Corporation and shall have general supervision of its business and affairs and in the absence of the Chairman of the Board shall be chairman at meetings of shareholders and directors when present.

5.5 **Vice-President.** A Vice-President shall have such powers and duties as the directors or the President may determine.

5.6 **Secretary.** The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered on books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors or the President may determine.

5.7 **Treasurer.** The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the directors or the President may determine.

5.8 **Other Officers.** The powers and duties of all other officers shall be such as the directors or the President may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors or the President otherwise direct.

5.9 **Variation of Duties.** The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

5.10 **Conflict of Interest.** An officer shall disclose his interest in any material contract or proposed material contract in accordance with section 3.20.

5.11 **Agents and Attorneys.** The directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 **Indemnification of Directors and Officers.** The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2 **Insurance.** The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.2 to the extent permitted by the Act.

7. MEETINGS OF SHAREHOLDERS

7.1 **Annual Meetings.** The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place, in or outside Ontario, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

7.2 **Other Meetings.** The directors shall have power at any time to call a special meeting of shareholders to be held at such time and at such place, in or outside Ontario, as may be determined by the Board.

7.3 **Electronic Meetings.** A meeting of shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at a meeting or establishes a communications link to a meeting shall be deemed to be present at that meeting.

7.4 **Notice of Meetings.** Notice of the time and place of a meeting of shareholders shall be given not less than twenty-one days or more than fifty days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall include the text of any special resolution or by-law to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

a. **Notice and Access.** Notwithstanding anything contained in subsection 7.4 above, or elsewhere in this by-law and, subject to the Act, the Corporation shall be entitled, at its discretion, to utilize the notice and access method of delivering shareholder meeting materials, soliciting proxies and receiving voting instructions from registered and beneficial shareholders adopted by the Canadian Securities Administrators in NI 54-101, as such rules may be modified from time to time.

7.5 **Record Date for Notice.** For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than fifty days or by less than twenty-one days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, notice thereof shall, subject to the Act, be given, in accordance with the requirements under applicable securities legislation and the requirements of the Canadian Securities Administrators.

7.6 **Persons Entitled to be Present.** The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.7 **Chairman.** The Chairman of the Board, or in his absence the President, or in his absence a person chosen by a vote at the meeting shall be chairman of meetings of shareholders.

7.8 **Scrutineers.** At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.9 **Quorum.** Two persons present in person or by proxy and each being entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

7.10 **Right to Vote.** The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

a. if a record date is fixed as hereinbefore provided, not later than ten days after that date;

b. if no record date is fixed, at the close of business on the day immediately preceding the day on which the notice is given, or where no notice is given, on the day on which the meeting is held. A person

named in the said list is entitled to vote the shares shown opposite his name at the meeting to which the list relates.

7.11 **Joint Shareholders.** Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.12 **Representatives.** Where a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

7.13 **Executors and Others.** An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

7.14 **Proxyholders.** Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternate proxyholder has the same rights as the shareholder who appointed him to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of any show of hands. A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, which ceases to be valid one year from its date. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

7.15 **Time for Deposit of Proxies.** The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

7.16 **Votes to Govern.** Subject to the Act and the articles of the Corporation, at all meetings of shareholders every question shall be decided, either on a show of hands or by ballot, by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

7.17 **Show of Hands.** Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or where required by the chairman. A ballot may be demanded either before or after any vote by show of hands. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

7.18 **Ballots.** If a ballot is demanded or required, the vote upon the question shall be taken in such manner as the chairman of the meeting shall direct and each person present and entitled to vote at the meeting shall, unless

the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which he is entitled to vote at the meeting.

7.19 **Adjournment.** The chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

7.20 **Resolution in Lieu of Meeting.** A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by the auditor of the Corporation, in either case, in accordance with the Act.

8. SHARES

8.1 **Issue.** Subject to the Act and the articles of the Corporation, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no shares may be issued until it is fully paid as provided in the Act.

8.2 **Commissions.** The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3 **Share Certificate.** Every shareholder is entitled at his option to a share certificate in respect of the shares held by him that complies with the Act or to a non-transferable written acknowledgement ("**Written Acknowledgement**") of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written Acknowledgements shall be in such form or forms as the directors shall from time to time by resolution determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the Chairman of the Board, the President, or a Vice-President or a director and by the Secretary or the Treasurer and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation and any additional signatures required on share certificates may be printed or otherwise mechanically reproduced thereon. A manual signature is not required on a share certificate representing a fractional share. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

8.4 **Direct Registration System.** Notwithstanding Section 8.3, the Corporation may use the Direct Registration System ("**DRS**") instead of physical share certificates to allow the possibility that the shares of the Corporation be issued and traded via the DRS. The DRS provides for the electronic direct registration of shares in a shareholder's name on the books of the transfer agent or issuer, and allows shares to be transferred between a transfer agent and broker electronically. The DRS provides shareholders with an alternate approach to holding their shares in certificate or "street" form. Under the DRS, shareholders can elect to have their

shares registered directly on the issuer's records in book-entry form. A shareholder electing to hold a share in a DRS book-entry position receives a statement from the issuer or its transfer agent evidencing ownership of the share. The shareholder can subsequently electronically transfer the DRS book-entry position to its bank or broker/dealer.

8.5 **Transfer Agents and Registrars.** For each class of shares or other securities issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register and the register of transfers shall be kept at the registered office of the Corporation or at such other places in Ontario as are designated by the directors, and the branch register or registers of transfers may be kept at such offices of the Corporation or other places, either within or outside Ontario, as are designated by the directors.

8.6 **Transfer of Shares.** Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with the articles of the Corporation.

8.7 **Non-Recognition of Trust.** Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

8.8 **Replacement of Share Certificates.** Where the owner of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner (i) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and (iii) satisfies any other reasonable requirements imposed from time to time by the Corporation.

9. DIVIDENDS AND RIGHTS

9.1 **Declaration of Dividends.** Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

9.2 **Cheques (Checks).** A dividend payable in money shall be paid by cheque (check) to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque (check) shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation's securities register. The mailing of such cheque (check) as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 **Non-Receipt of Cheques (Checks).** In the event of non-receipt of any dividend cheque (check) by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque (check) for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.4 **Record Date for Dividends and Rights.** The directors may fix in advance a date, preceding by not more than fifty days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the rights to subscribe for such securities, and

notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.5 **Unclaimed Dividends.** Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

10. NOTICES

10.1 **General.** A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to, the shareholder at his latest address as shown in the records of the Corporation or to the director at his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been received on the fifth day after mailing. If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

10.2 **Computation of Time.** In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days' notice of any meeting or other event, a "day" shall mean a clear day and the period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

10.3 **Omission and Errors.** The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

10.4 **Notice to Joint Shareholders.** All notices or documents with respect to any shares registered in more than one name may, if more than one address appears on the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and all notices so given or documents so sent shall be sufficient notice to all the holders of such shares.

10.5 **Proof of Service.** A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

10.6 **Signature on Notice.** The signature on any notice or document given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

10.7 **Waiver of Notice.** Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where he attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11. BUSINESS OF THE CORPORATION

11.1 **Voting Shares and Securities in Other Corporations.** All of the shares or other securities carrying voting rights of any other body corporate or bodies corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities of such other body corporate or bodies corporate in such manner and by such person or persons as the directors of the Corporation shall from to time determine or failing such determination the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of the right to vote in such names as they may determine.

11.2 **Bank Accounts, Cheques (Checks), Drafts and Notes.** The Corporation's bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques (Checks) on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques (Checks), promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation's bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

11.3 **Execution of Instruments.** Any one director or officer shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

11.4 **Fiscal Year.** Until changed by resolution of the directors the fiscal year of the Corporation shall terminate on the 31st day of December in each year.

12. INTERPRETATION

12.1 In this by-law, wherever the context requires or permits, the singular shall include the plural and the plural the singular; the word "person" shall include firms and corporations, and masculine gender shall include the feminine and neuter genders. Wherever reference is made to any determination or other action by the directors such shall mean determination or other action by or pursuant to a resolution passed at a meeting of the directors, or by or pursuant to a resolution consented to by all the directors as evidenced by their signatures thereto. Wherever reference is made to "the *Business Corporations Act*" or the "Act", it shall mean the *Business Corporations Act* of the Province of Ontario, and every other act or statute incorporated therewith or amending the same, or any act or statute substituted therefor. Unless the context otherwise requires, all words used in this by-law shall have the meanings given to such words in the Act.

13. REPEAL

All prior by-laws of the Corporation be and they are hereby repealed without prejudice to any action or actions taken thereunder.

Approved by the Board of Directors and made effective as of May 13, 2013.
Approved by the Shareholders of the Corporation on June 21, 2013.
Amended by the Board of Directors on July 3, 2014.
Amendment approved by the Shareholders of the Corporation on August 12, 2014.
Further amended by the Board of Directors on May 5, 2023.
Amendment approved by the Shareholders of the Corporation on [•], 2023.

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